Jeremy V. Richards (CA Bar No. 102300)
Linda F. Cantor (CA Bar No. 153762)
Maxim B. Litvak (CA Bar No. 215852)

PACHULSKI STANG ZIEHL & JONES LLP

10100 Santa Monica Blvd., 11th Floor
Los Angeles, California 90067-4100
Telephone: (310) 277-6910
Facsimile: (310) 201-0760
jrichards@pszjlaw.com
lcantor@pszjlaw.com
mlitvak@pszjlaw.com

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

RIVERSIDE DIVISION

In re: WOODSIDE GROUP, LLC, et al.,[1] Debtors.

Chapter 11

6:08-bk-20682-PC

(Jointly Administered)

NOTICE OF FILING BLACK-LINED VERSION OF SECOND  AMENDED JOINT PLAN OF REORGANIZATION OF WOODSIDE GROUP, LLC AND AFFILIATED DEBTORS, AS MODIFIED ON NOVEMBER 24, 2009, SHOWING CHANGES MADE FROM SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED ON OCTOBER 9, 2009

           PLEASE TAKE NOTICE that Woodside Group, LLC, et al., the debtors and the debtors in possession in the above-captioned cases, hereby file a black-lined version of the Second Amended Joint Plan of Reorganization of Woodside Group, LLC and Affiliated Debtors, as Modified on November 24, 2009, to show all changes made from the Debtors' Second Amended Joint Plan of Reorganization of Woodside Group, LLC and Affiliated Debtors, as Modified on October 9, 2009 [Docket No. 1675].

__________________________

1 For a listing of the debtors and debtors in possession in the above-captioned cases, see Exhibit A to the Second Amended Joint Plan of Reorganization of Woodside Group, LLC and Affiliated Debtors, as Modified, which is available for review on www.kcclcc.net/woodside.

Dated:  November 24, 2009                                                                                                              PACHULSKI STANG ZIEHL & JONES LLP

                                                                                                                                                             By:/s/ Linda F. Cantor

                                                                                                                                                                   Linda F. Cantor

                                                                                                                                                                   Counsel for Debtors and Debtors in Possession

Jeremy V. Richards (CA Bar No. 102300)
Linda F. Cantor (CA Bar No. 153762)
Maxim B. Litvak (CA Bar No. 215852)

Pachulski Stang Ziehl & Jones LLP

10100 Santa Monica Blvd., 11th Floor
Los Angeles, California 90067-4100
Telephone: 310/277-6910
Facsimile: 310/201-0760
jrichards@pszjlaw.com
lcantor@pszjlaw.com
mlitvak@pszjlaw.com

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

RIVERSIDE DIVISION

In re: WOODSIDE GROUP, LLC, et al.,[1] Debtors.

Chapter 11

Case No. 6:08-bk-20682-PC

(Jointly Administered)

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF WOODSIDE GROUP, LLC AND AFFILIATED DEBTORS, AS MODIFIED ON NOVEMBER 24, 2009

Plan Confirmation Hearing (adjourned as to certain matters only:

Date:          October 30, 2009

Time:          10:30 a.m.

Place:         Courtroom 304

                    United States Bankruptcy Court

                    3420 Twelfth Street

                    Riverside, CA 92501

Judge:        Honorable Peter H. Carroll

☒ Affects ALL DEBTORS

__________________________

1 See Exhibit A hereto for a listing of the Debtors (as defined herein)

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Page
ARTICLE 1.	DEFINITIONS AND RULES OF INTERPRETATION	1
1.1.	Actual Pro Rata Share of Restructured Equity	1
1.2.	Administrative Claim	1
1.3.	Administrative Claim Bar Date	1
1.4.	Agent	1
1.5.	Aggregate Distribution Share	1
1.6.	Aggregate Estimated Value	1
1.7.	Aggregate Unsecured Distribution	1
1.8.	Alameda	1
1.9.	Alameda Administrative Claim	1
1.10.	Alameda Bond Indemnity Claim	1
1.11.	Alameda Cause of Action Exhibit	1
1.12.	Alameda Committee	1
1.13.	Alameda General Unsecured Claim	1
1.14.	Alameda Liquidating Trust	1
1.15.	Alameda Liquidating Trust Agreement	1
1.16.	Alameda Liquidating Trustee	2
1.17.	Alameda Priority Non-Tax Claim	2
1.18.	Alameda Priority Tax Claim	2
1.19.	Alameda Retained Claims	2
1.20.	Alameda Secured Claim	2
1.21.	Alameda Supervisory Board	3
1.22.	Alameda Trust Assets	3
1.23.	Alameda Trust Beneficiaries	3
1.24.	Alameda Unsecured Deficiency Claim	3
1.25.	Alameda Unsecured Distribution	3
1.26.	Allowed	3
1.27.	Assessment Bond Obligations	4
1.28.	Assumption Obligations	4
1.29.	Avoidance Actions	4
1.30.	Banks	4
1.31.	Bank Credit Agreement	4

i

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Page
1.32.	Bankruptcy Code	5
1.33.	Bankruptcy Court	5
1.34.	Bankruptcy Rules	5
1.35.	Bar Date	5
1.36.	Bonding Companies	5
1.37.	Business Day	5
1.38.	Cash	5
1.39.	Causes of Action and Defenses	5
1.40.	Century Promissory Note	6
1.41.	Ceramista Entities	6
1.42.	Chapter 11 Case(s)	6
1.43.	Charter	6
1.44.	Claim	6
1.45.	Claim Objection Deadline	7
1.46.	Class	7
1.47.	Committee	7
1.48.	Confirmation	7
1.49.	Confirmation Date	7
1.50.	Confirmation Hearing	7
1.51.	Confirmation Order	7
1.52.	Construction Defect Litigation Claim	7
1.53.	Contigent Claim	7
1.54.	Contributed Claims	8
1.55.	Creditor	8
1.56.	Customer Deposit	8
1.57.	Debtors	8
1.58.	Disclosure Statement	8
1.59.	Disputed	8
1.60.	Eagleridge Office Building	8
1.61.	Effective Date	9
1.62.	Employee Benefit Programs	9
1.63.	Employee Licensee Obligations	9

ii

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Page

1.64.	Employee Licensee	9
1.65.	Employee License	9
1.66.	Estate	9
1.67.	Estate Assets	9
1.68.	Estimated	9
1.69.	Estimated New Common Interest	10
1.70.	Estimated Additional Pro Rata Share of Restructured Equity	10
1.71.	Estimated Initial Pro Rata Share of Restructured Equity	10
1.72.	Estimated Pro Rata Share of Restructured Equity	11
1.73.	Examiner Identified Litigation	11
1.74.	Final Order	11
1.75.	General Committee	11
1.76.	Individual Debtor Distribution Share	11
1.77.	Individual Debtor Recovery Percentage	12
1.78.	Individual Estimated Value	12
1.79.	Insider	13
1.80.	Intercompany Claim	13
1.81.	Interests	13
1.82.	JPMorgan	13
1.83.	JV Interests	13
1.84.	Liberty	13
1.85.	Liberty Administrative Claim	13
1.86.	Liberty Bond Indemnity Claim	13
1.87.	Liberty General Unsecured Claim	13
1.88.	Liberty Liquidating Trust	13
1.89.	Liberty Liquidating Trust Agreement	13
1.90.	Liberty Liquidating Trustee	14
1.91.	Liberty Priority Non-Tax Claim	14
1.92.	Liberty Priority Tax Claim	14
1.93.	Liberty Secured Claim	14
1.94.	Liberty Trust Assets	14
1.95.	Liberty Trust Beneficiaries	15

iii

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Page
1.96.	Liberty Unsecured Deficiency Claim	15
1.97.	Liberty Unsecured Distribution	15
1.98.	Lien	15
1.99.	Liquidating Debtors	15
1.100.	Liquidating Debtor Administrative Claim	15
1.101.	Liquidating Debtor Pre-Relief Date Intercompany Claim	15
1.102.	Liquidating Debtor Interests	15
1.103.	Liquidating Debtor Priority Tax Claim	15
1.104.	Litigation Net Proceeds Reserve	15
1.105.	Litigation Proceeds Distributable Amount	15
1.106.	Litigation Proceeds Distribution Date	16
1.107.	Litigation Trust	16
1.108.	Litigation Trust Agreement	16
1.109.	Litigation Trust Beneficiaries	16
1.110.	Litigation Trust Board	16
1.111.	Litigation Trust Loan	16
1.112.	Litigation Trust Supplement	16
1.113.	Litigation Trustee	16
1.114.	Maximum Recovery Percentage	16
1.115.	Newco	16
1.116.	Newco Charter Documents	16
1.117.	Newco Common Interests	17
1.118.	Noteholders	17
1.119.	Note Purchase Agreements	17
1.120.	Notes	17
1.121.	Permitted Payment	17
1.122.	Person	17
1.123.	Petition Date(s)	17
1.124.	PHI	18
1.125.	Plan	18
1.126.	Plan Supplement	18
1.127.	Post-Effective Date Financing	18

iv

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Page
1.128.	Post-Relief Date Intercompany Claim	18
1.129.	Potential Insider Litigation	18
1.130.	Pre-Relief Date Intercompany Claim	18
1.131.	Priority Tax Claim	18
1.132.	Private Action Creditors	18
1.133.	Pro Rata	18
1.134.	Proceeds	19
1.135.	Professional	19
1.136.	Professional Fees	19
1.137.	Professional Fees Bar Date	19
1.138.	Projects	19
1.139.	Proponents	19
1.140.	Reimbursement Rights	19
1.141.	Reimbursement Rights Proceeds Account	19
1.142.	Rejection Claim Bar Date	19
1.143.	Relief Date	20
1.144.	Reorganized Debtors	20
1.145.	Reorganized Debtor Subsidiaries	20
1.146.	Reorganized PHI	20
1.147.	Reorganized Woodside	20
1.148.	Reorganizing Debtors	20
1.149.	Reorganizing Debtor Administrative Claim	20
1.150.	Reorganizing Debtor Bank Claim	20
1.151.	Reorganizing Debtor Bond Indemnity Claim	20
1.152.	Reorganizing Debtor Construction Defect Claim	20
1.153.	Reorganizing Debtor De Minimis Convenience Claim	20
1.154.	Reorganizing Debtor Essential Trade Claim	21
1.155.	Reorganizing Debtor Financial Lender Claim	21
1.156.	Reorganizing Debtor General Unsecured Claim	21
1.157.	Reorganizing Debtor General Unsecured Convenience Claim	22
1.158.	Reorganizing Debtor Interests	22
1.159.	Reorganizing Debtor Joint Venture Claim	22

v

(continued)

Page
1.160.	Reorganizing Debtor Noteholder Claim	22
1.161.	Reorganizing Debtor Pre-Relief Date Intercompany Claim	22
1.162.	Reorganizing Debtor Priority Non-Tax Claim	22
1.163.	Reorganizing Debtor Priority Tax Claim	23
1.164.	Reorganizing Debtor Retained Claims and/or Defenses	23
1.165.	Reorganizing Debtor Secured Claim	23
1.166.	Reorganizing Debtor Subsidiaries	23
1.167.	Reorganizing Debtor Unsecured Deficiency Claim	23
1.168.	Reorganizing Debtor Unsecured Non-Priority Claim	23
1.169.	Reorganizing Debtor Warranty Claim	24
1.170.	Reorganizing Debtors/Liberty/Alameda Intercompany Settlement	24
1.171.	Restructured Equity	24
1.172.	Restructured Equity Holders	24
1.173.	Restructured Debt	24
1.174.	Restructured Debt Documents	24
1.175.	Schedules	24
1.176.	Securities Act	24
1.177.	South Edge	24
1.178.	South Edge Agent	24
1.179.	Subject Agreement	25
1.180.	Subject Transfers	25
1.181.	True-Up Equity Distribution	25
1.182.	Unrestricted Subsidiaries	25
1.183.	Unsecured Recovery Percentage	25
1.184.	Voting Deadline	25
1.185.	Warranty Program	25
1.186.	Woodside	25
ARTICLE 2.	TREATMENT OF UNCLASSIFIED CLAIMS	25
2.1.	Unclassified Claims	25
2.2.	Administrative Claims	26
2.2.1.	Administrative Claim Bar Date	26
2.2.2.	Reorganizing Debtors (a) Generally (b) Ordinary Course (c) Source of Payment	26 26 26 27
2.2.3.	Liquidating Debtors (a) Generally (b) Source of Payment	27 27 27
2.3.	Allowed Priority Tax Claims	27
2.3.1.	Reorganizing Debtors (a) Generally (b) Source of Payment	27 28 28

vi

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Page
2.3.2.	Liquidating Debtors (a) Generally (b) Source of Payment	29 29 29
2.4.	Claims for Professional Fees	30
2.5.	Post-Relief Date Intercompany Claims	30
ARTICLE 3.	CLASSIFICATION OF CLAIMS AND INTERESTS	31
3.1.	Summary of Classification	31
3.2.	Classes Applicable to Reorganizing Debtors	31
3.3.	Classes Applicable to Liquidating Debtors	32
ARTICLE 4.	TREATMENT OF CLAIMS AND INTERESTS AGAINST THE REORGANIZING DEBTORS	32
4.1.	RD Class 1 – Reorganizing Debtor Priority Non-Tax Claims	32
4.1.1.	Impairment and Voting	32
4.1.2.	Treatment	33
4.1.3.	Source of Payment	33
4.2.	RD Class 2 – Reorganizing Debtor Secured Claims	33
4.2.1.	Impairment and Voting	33
4.2.2.	Alternative Treatment (a) Abandonment or Surrender (b) Cash Payment (c) Unimpairment	33 34 34 34
4.2.3.	Source of Payment	34
4.2.4.	Unsecured Deficiency Claim	34
4.3.	RD Class 3 – Reorganizing Debtor Essential Trade Claims	34
4.3.1.	Impairment and Voting	35
4.3.2.	Treatment	35
4.3.3.	Source of Payment	35
4.4.	RD Class 4 – Reorganizing Debtor Financial Lender Claims	35
4.4.1.	Impairment and Voting	35
4.4.2.	Treatment	35
4.4.3.	Source of Payment	36
4.5.	RD Class 5 – Reorganizing Debtor Bond Indemnity Claims	36
4.5.1.	Impairment and Voting	36
4.5.2.	Alternative Treatment (a) Resolution and Settlement (b) Disallowance (c) Estimation and Allowance	36 36 36 36
4.5.3.	Source of Payment	37
4.6.	RD Class 6 – Reorganizing Debtor General Unsecured Claims	37
4.6.1.	Impairment and Voting	37

vii

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Page
4.6.2.	Treatment	37
4.6.3.	Source of Payment	38
4.6.4.	Estimation	38
4.7.	RD Class 7 – Reorganizing Debtor General Unsecured Convenience Claims	38
4.7.1.	Impairment and Voting	38
4.7.2.	Treatment	38
4.7.3.	Source of Payment	39
4.8.	RD Class 8 – Reorganizing Debtor De Minimis Convenience Claims	39
4.8.1.	Impairment and Voting	39
4.8.2.	Treatment	39
4.8.3.	Source of Payment	39
4.9.	RD Class 9 – Reorganizing Debtor Pre-Relief Date Intercompany Claims	39
4.9.1.	Impairment and Voting	39
4.9.2.	Treatment	40
4.10.	RD Class 10 – Reorganizing Debtor Interests	40
4.10.1.	Impairment and Voting	40
4.10.2.	Treatment	40
4.11.	Nonconsensual Confirmation	40
ARTICLE 5.	TREATMENT OF CLAIMS AND INTERESTS AGAINST THE LIQUIDATING DEBTORS	40
5.1.	LD Class 1 – Alameda Priority Non-Tax Claims	40
5.1.1.	Impairment and Voting	41
5.1.2.	Treatment	41
5.1.3.	Source of Payment	41
5.2.	LD Class 2 – Liberty Priority Non-Tax Claims	41
5.2.1.	Impairment and Voting	41
5.2.2.	Treatment	41
5.2.3.	Source of Payment	42
5.3.	LD Class 3 – Alameda Secured Claims	42
5.3.1.	Impairment and Voting	42
5.3.2.	Alternative Treatment (a) Abandonment or Surrender (b) Cash Payment (c) Unimpairment	42 42 42 42

viii

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Page
5.3.3.	Source of Payment	43
5.3.4.	Unsecured Deficiency Claim	43
5.4.	LD Class 4 – Liberty Secured Claims	43
5.4.1.	Impairment and Voting	43
5.4.2.	Alternative Treatment (a) Abandonment or Surrender (b) Cash Payment (c) Unimpairment	43 43 43 44
5.4.3.	Source of Payment	44
5.4.4.	Unsecured Deficiency Claim	44
5.5.	LD Class 5 – Alameda Bond Indemnity Claims	44
5.5.1.	Impairment and Voting	44
5.5.2.	Alternative Treatment (a) Resolution and Settlement (b) Disallowance (c) Estimation and Allowance	44 44 44 45
5.5.3.	Source of Payment	45
5.6.	LD Class 6 – Alameda General Unsecured Claims	45
5.6.1.	Impairment and Voting	45
5.6.2.	Treatment	45
5.6.3.	Source of Payment	45
5.7.	LD Class 7 – Liberty Bond Indemnity Claims	45
5.7.1.	Impairment and Voting	45
5.7.2.	Alternative Treatment (a) Resolution and Settlement (b) Disallowance (c) Estimation and Allowance	45 45 46 46
5.7.3.	Source of Payment	46
5.8.	LD Class 8 – Liberty General Unsecured Claims	46
5.8.1.	Impairment and Voting	46
5.8.2.	Treatment	46
5.8.3.	Source of Payment	46
5.9.	LD Class 9 – Liquidating Debtor Pre-Relief Date Intercompany Claims	46
5.9.1.	Impairment and Voting	46
5.9.2.	Treatment	46
5.9.3.	Source of Payment	47
5.10.	LD Class 10 – Liquidating Debtor Interests	47
5.10.1.	Impairment and Voting	47
5.10.2.	Treatment	47
5.11.	Nonconsensual Confirmation	47

ix

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Page
ARTICLE 6.	IMPLEMENTATION OF THE PLAN	47
6.1.	Reorganizing Debtors	47
6.1.1.	Formation of Newco	47
6.1.2.	Management of Newco	47
6.1.3.	Funding of Newco	48
6.1.4.	Continued Existence	48
6.1.5.	No Substantive Consolidation	48
6.1.6.	Tax Status	48
6.1.7.	Revesting of Estate Assets	49
6.1.8.	Retained Claims and/or Defenses	49
6.1.9.	Issuance of Restructured Debt and Restructured Equity	50
6.1.10.	Participation in the Plan by Newco	50
6.1.11.	Post-Effective Date Operations (a) Continued Business of Reorganized Debtors (b) Funding of Reorganized Debtors (c) Management of Reorganized Debtors (d) Reorganized Debtors' Charter	51 51 51 51 51
6.1.12.

Litigation Trust

(a)  Establishment of Litigation Trust

(b)  Transfer of Assets

(c)  Management of the Litigation Trust

(d)  Funding the Litigation Trust

(e)  Distributions by the Litigation Trust

(f)  Duration of Trust

(g)  Option to Retain Claims

52 52 53 53 54 54 54 54
6.2.	Reorganizing Debtors/Liberty/Alameda Intercompany Settlement	54
6.2.1.	Rescission of Subject Agreement and Subject Transfers	55
6.2.2.	PHI Subordinated Allowed Unsecured Claim Against Alameda	55
6.2.3.	Assignment to Reorganizing Debtors of Examiner Identified Litigation Against Interest Holders of Woodside Owned by Alameda Estate	56
6.2.4.	Mutual Releases by and Between Liberty, Alameda and the Reorganizing Debtors (a) Release by Alameda, Eagleridge LLC, JSO Land and WHO (b) Release by Reorganizing Debtors, Newco and Liberty	56 57 57
6.2.5.	Payment of Alameda Allowed Administrative Claims	58
6.2.6.	Allocation of Certain Reimbursements	59
6.2.7.	Certain Third Party Releases	60
6.3.	Liquidating Debtor - Alameda	60
6.3.1.

Establishment of Alameda Liquidating Trust; Alameda Liquidating Trust Agreement

(a)  Purpose of Alameda Liquidating

(b)  Term; Extension

(c)  Alameda Liquidating Trust Beneficiaries

(d)  Status of Alameda Liquidating Trustee

(e)  Liquidating Trustee's Authority and Responsibilities

(f)  Alameda Supervisory Board

60 60 61 61 62 62 63
6.3.2.	Transfer of Alameda Assets to Alameda Liquidating Trust	63
6.3.3.	Documentation of Transfers	64
6.3.4.	Free and Clear	64
6.3.5.	Transfers of Privileges and Bankruptcy Rights	64
6.3.6.	Reserved Causes of Action and Defenses	64
6.3.7.	Dissolution of Alameda	65

x

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Page
6.3.8.	Cancellation of Interests in Alameda	66
6.3.9.	Injunction	66
6.4.	Liquidating Debtor - Liberty	66
6.4.1.

Establishment of Liberty Liquidating Trust; Liberty Liquidating Trust Agreement

(a)  Purpose of Liberty Liquidating Trust

(b) Term; Extension

(c)  Liberty Liquidating Trust Beneficiaries

(d) Status of Liberty Liquidating Trustee

(e)  Liberty Liquidating Trustee's Authority and Responsibilities

66 67 67 67 68 68
6.4.2.	Transfer of Liberty Assets to Liberty Liquidating Trust	69
6.4.3.	Document of Transfers	69
6.4.4.	Free and Clear	69
6.4.5.	Transfers of Privileges and Bankruptcy Rights	69
6.4.6.	Reserved Causes of Action and Defenses	70
6.4.7.	Dissolution of Liberty	70
6.4.8.	Cancellation of Interests in Liberty	70
6.4.9.	Injunction	70
6.5.	No Substantive Consolidation of Liquidating Debtors	71
6.6.	Miscellaneous	71
6.6.1.	Creditors’ Committees	71
6.6.2.	Liquidating Debtors’ Records	72
6.6.3.	Final Decree	72
ARTICLE 7.	PROVISIONS GOVERNING DISTRIBUTIONS	73
7.1.	Distributions by the Debtors	73
7.2.	Distributions on Account of Claims Allowed as of the Effective Date	73
7.3.	Estimation	73
7.4.	Distributions on Account of Claims Allowed After the Effective Date	73
7.4.1.	Distributions on Account of Disputed Claims and Estimated Claims	73
7.4.2.	No Distributions Pending Allowance	74
7.4.3.	Objection Deadline	74
7.4.4.	Reorganizing Debtor Disputed and Estimated Claims Reserve (a) Cash and Restructured Debt Reserves (b) Restructured Equity Reserves (c) Litigation Net Proceeds Reserves	74 74 75 76
7.4.5.	Liquidating Debtor Disputed and Estimated Claims Reserve	76
7.4.6.	Settling Disputed Claims	76
7.5.	Distributions in Cash	76
7.6.	Unclaimed Distributions	77
7.7.	Setoff	77

xi

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Page

7.8.	Taxes	78
7.9.	De Minimis Distributions	78
7.10.	Special Provisions Relating to Claims Objections	79
ARTICLE 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	79
8.1.	Assumption	79
8.2.	Rejection	80
8.3.	Assumption Obligations	80
8.4.	Effect of Confirmation Order	81
8.5.	Post-Petition Agreements	81
8.6.	Insurance of Debtors	81
8.7.	Employee Benefit Programs	82
8.8.	Employee Licensee Obligations	82
8.9.	Reorganizing Debtor Warranty Claims	82
8.10.	Customer Deposits	82
8.11.	Assessment Bond Obligations	82
8.12.	Modifications to Plan Supplement	83
ARTICLE 9.	CONDITIONS PRECEDENT	83
9.1.	Conditions to Confirmation	83
9.2.	Conditions to Effectiveness	83
9.3.	Waiver of Conditions	83
ARTICLE 10.	EFFECTS OF CONFIRMATION	84
10.1.	Binding Effect	84
10.2.	Property Revests Free and Clear	84
10.3.	Discharge and Permanent Injunction	84
10.4.	Limitation of Liability	85
10.5.	Exoneration and Reliance	85
ARTICLE 11.	RETENTION OF JURISDICTION	86
ARTICLE 12.	AMENDMENT AND WITHDRAWAL OF PLAN	88
12.1.	Amendment of the Plan	88
12.2.	Revocation or Withdrawal of the Plan	88
ARTICLE 13.	MISCELLANEOUS	88
13.1.	Effectuating Documents; Further Transactions; Timing	88
13.2.	Exemption From Transfer Taxes	89

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13.3.	Governing Law	89
13.4.	Modification of Payment Terms	89
13.5.	Provisions Enforceable	89
13.6.	Quarterly Fees to the United States Trustee	89
13.7.	Timing of Payment	90
13.8.	Notice of Confirmation	90
13.9.	Successors and Assigns	90
13.10.	Notices	90
13.10.1.	Notice to Claim and Interest Holders	91
13.10.2.	Post-Effective Date Notices	91
13.11.	Incorporation by Reference	91
13.12.	Computation of Time	91
13.13.	Conflict of Terms	91
13.14.	Severability of Plan Provisions	91
13.15.	Securities Law Matters	92

xiii

Woodside Group, LLC and each other Debtor (as defined below) collectively propose the following plan of reorganization under Section 1121(a) of the Bankruptcy Code for the resolution of the Debtors’ outstanding Claims and Interests. All Creditors and other parties-in-interest should refer to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, results of operations, and events leading up to the contemplated restructuring and for a summary and analysis of the Plan and certain related matters. All holders of Claims against, and Interests in, any of the Debtors are encouraged to read the Plan, the Disclosure Statement and the related solicitation materials in their entirety before voting to accept or reject the Plan.

Subject only to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Proponents expressly reserve the right to alter, amend or modify the Plan.

ARTICLE 1.

DEFINITIONS AND RULES OF INTERPRETATION

For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined herein have the meanings ascribed to them in Article 1 of the Plan. Any term used in the Plan that is not defined herein but is defined in the Bankruptcy Code or the Bankruptcy Rules retains the meaning specified for such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, each of the terms defined herein includes the plural as well as the singular, the masculine gender includes the feminine gender, and the feminine gender includes the masculine gender.

As used in this Plan, the following terms have the meanings specified below:

1.1.      Actual Pro Rata Share of Restructured Equity. With respect to any Allowed Reorganizing Debtor Unsecured Non-Priority Claim that is entitled to receive Restructured Equity under the Plan, the term “Actual Pro Rata Share of Restructured Equity” shall mean, as of the date on which the final distribution of Restructured Equity is being made, an amount of Restructured Equity necessary to permit the holder of such Allowed Claim to hold a percentage of the New Common Interests obtained by dividing (i) the Aggregate Distribution Share applicable to such holder’s claims by (ii) the Aggregate Distribution Share of holders of all Claims entitled to receive Restructured Equity under the Plan.

1.2.      Administrative Claim. A Claim for any expense of administration of the Chapter 11 Cases under Section 503(b) of the Bankruptcy Code and entitled to priority under Section 507(a)(2) of the Bankruptcy Code, including, without limitation: (a) actual and necessary costs and expenses incurred in the ordinary course of the Debtors’ businesses; (b) actual and necessary costs and expenses of preserving the Estates or administering the Chapter 11 Cases; (c) all Professional Fees; and (d) all fees payable under 28 U.S.C. § 1930, provided that, the term “Administrative Claim” does not include Post-Relief Date Intercompany Claims.

1.3.      Administrative Claim Bar Date. The thirtieth (30th) day after the Effective Date, by which date certain entities asserting an Administrative Claim (excluding Professional Fee Claims) against any of the Debtors must have filed a request for payment with the Bankruptcy Court under Section 503(a) of the Bankruptcy Code, or be forever barred from asserting an Administrative Claim against the Debtors and/or sharing in any distribution under the Plan.

1.4.      Agent. Any shareholder, director, officer, employee, partner, member, agent, attorney, accountant, advisor or other representative of any person or entity (solely in their respective capacities as such, and not in any other capacity).

1.5.      Aggregate Distribution Share. For each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim, the term “Aggregate Distribution Share” shall mean the sum obtained by adding each of such holder’s Individual Debtor Distribution Shares.

1.6.      Aggregate Estimated Value. The sum obtained by adding the Individual Estimated Values for all the Reorganizing Debtors.

1.7.      Aggregate Unsecured Distribution. A distribution of all Restructured Debt and Restructured Equity.

1.8.      Alameda.  Alameda Investments, LLC.

1.9.      Alameda Administrative Claim.  An Administrative Claim against Alameda.

1.10.    Alameda Bond Indemnity Claim. A Claim against Alameda arising under indemnities issued in favor of any of the Bonding Companies in connection with the Debtors’ and their related entities’ business operations.

1.11.    Alameda Cause of Action Exhibit. Has the meaning set forth in Section 6.3.6 of the Plan.

1.12.    Alameda Committee. The Official Committee of Unsecured Creditors, appointed by the United States Trustee in the Chapter 11 Case of Alameda in accordance with Section 1102(a)(1) of the Bankruptcy Code, as it may be reconstituted from time to time.

1.13.    Alameda General Unsecured Claim. Any Claim against Alameda that is not (a) an Alameda Administrative Claim, (b) an Alameda Priority Tax Claim, (c) a Post-Relief Date Intercompany Claim, (d) an Alameda Priority Non-Tax Claim, (e) an Alameda Secured Claim, (f) an Alameda Bond Indemnity Claim, or (g) a Liquidating Debtor Pre-Relief Date Intercompany Claim; provided, however, that an Alameda Bond Indemnity Claim Allowed pursuant to Section 5.5.2(c) of the Plan shall be treated as an Alameda General Unsecured Claim for purposes of distributions under the Plan. For the avoidance of doubt, the term “Alameda General Unsecured Claim” shall include any Claim against Alameda arising under Section 502(h) of the Bankruptcy Code.

1.14.    Alameda Liquidating Trust. That certain trust formed pursuant to Section 6.3.1 of the Plan and the Alameda Liquidating Trust Agreement, and created for the Alameda Trust Beneficiaries.

1.15.    Alameda Liquidating Trust Agreement. That certain “Alameda Liquidating Trust Agreement and Declaration of Trust” which will establish the Alameda

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Liquidating Trust, such agreement to be entered into pursuant to the Plan, substantially in the form to be filed with the Bankruptcy Court prior to the Confirmation Hearing.

1.16.    Alameda Liquidating Trustee. The trustee of the Alameda Liquidating Trust, who has the powers and responsibilities set forth in the Plan and the Alameda Liquidating Trust Agreement, or any successor trustee appointed pursuant to the Alameda Liquidating Trust Agreement. The identity of the individual proposed to serve as the Alameda Liquidating Trustee as of the Effective Date shall be disclosed within ten (10) days of the Confirmation Hearing.

1.17.    Alameda Priority Non-Tax Claim. A Claim (or portion of such Claim) against Alameda entitled to priority under Sections 507(a)(3), (a)(4), (a)(5) or (a)(7) of the Bankruptcy Code, excluding any Intercompany Claims.

1.18.    Alameda Priority Tax Claim.  A Priority Tax Claim against Alameda.

1.19.    Alameda Retained Claims. Any and all rights, Claims or Causes of Action and Defenses that Alameda may have against any manager, agent, employee, officer or director of Alameda in connection with the operations, acts or omissions of Alameda, including the performance of any duties or the exercise of any rights in connection with the ventures of which Alameda was or is a party, member or otherwise owns or owned an ownership interest; provided, however, that the term Alameda Retained Claims shall exclude any Examiner Identified Litigation against any Interest holders in Woodside belonging to the Alameda Estate.

1.20.    Alameda Secured Claim. A Claim against Alameda secured by a valid, perfected and enforceable Lien that is not subject to avoidance under bankruptcy or non-bankruptcy law, equal to the lesser of: (a) the Allowed amount of such Claim; or (b) the value, as determined by the Bankruptcy Court pursuant to Sections 506(a) and 1129(b) of the Bankruptcy Code and Bankruptcy Rule 3012, of: (i) the interest of the holder of such Claim in the property of Alameda securing such Claim, or (ii) the amount subject to setoff under Section 553 of the Bankruptcy Code. To avoid any doubt, an Alameda Secured Claim includes, without limitation, any Claim on account of real property taxes encumbering any of

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Alameda’s real property interests, if any, if and to the extent such Claim is deemed secured under applicable nonbankruptcy law.

1.21.    Alameda Supervisory Board. The board to be established on the Effective Date as described in Section 6.3.1(f) of the Plan, the members of which will be identified prior to the Confirmation Hearing.

1.22.    Alameda Trust Assets. All assets of Alameda and its Estate of any kind, except the claims being assigned to the Reorganizing Debtors pursuant to the Reorganizing Debtors/Liberty/Alameda Intercompany Settlement.

1.23.    Alameda Trust Beneficiaries. All holders of Allowed Alameda Administrative Claims, Allowed Liquidating Debtor Priority Tax Claims against Alameda, and Allowed LD Class 1, LD Class 3, LD Class 5 and LD Class 6 Claims against Alameda and/or their respective transferees (to the extent permitted under the Alameda Liquidating Trust Agreement).

1.24.    Alameda Unsecured Deficiency Claim. A Claim by a Person holding an Alameda Secured Claim to the extent the value of such Creditor’s collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, is less than the Allowed amount of such Creditor’s Claim as of the Petition Date, after taking into account any election made pursuant to Section 1111(b) of the Bankruptcy Code.

1.25.    Alameda Unsecured Distribution. A distribution of Alameda’s assets that remain after the payment of (a) all Allowed Alameda Administrative Claims, (b) all Allowed Alameda Priority Tax Claims, (c) all Post-Relief Date Intercompany Claims against Alameda, (d) all Allowed Alameda Priority Non-Tax Claims, and (e) all Allowed Alameda Secured Claims.

1.26.    Allowed. With respect to Claims: (a) any Claim, proof of which, request for payment of which, or application for allowance of which, was filed on or before the Bar Date, Administrative Claim Bar Date, or Professional Fees Bar Date, as applicable, for Claims of such type against the Debtors; (b) any Claim, if no proof of Claim or Interest is filed, which has been or is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; or (c) any Claim that is expressly allowed by the Plan or under any agreement entered into in connection with the Plan; provided, however, that with respect

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to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if either (i) no objection to the allowance thereof has been interposed by the Claims Objection Deadline, or (ii) an objection to the Claim has been interposed and a Final Order has been entered allowing the Claim for distribution purposes, or (iii) the Reorganized Debtors or the Liquidating Debtors, as applicable, have agreed to settle and allow the Claim, without the need for Bankruptcy Court approval, in accordance with this Plan. The term “Allowed,” when used to modify a reference in the Plan to any Claim, Interest, Class of Claims or Class of Interests, means a Claim or Interest (or any Claim or Interest in any such Class) that is so allowed. The term “Allowed Claim,” will not, for purposes of computing distributions under the Plan, include interest on such claim from and after the Relief Date, other than as permitted under the Bankruptcy Code.

1.27.    Assessment Bond Obligations. A Claim against any of the Reorganizing Debtors or the Reorganized Debtors, whether arising prior to the Petition Date or thereafter, relating to or arising under any municipal bond assessments, infrastructure improvement bonds, homeowner association dues or associated maintenance charges.

1.28.    Assumption Obligations. Any monetary amounts payable to the non-debtor party to any executory contract or unexpired lease, pursuant to Section 365(b)(1) of the Bankruptcy Code, as a condition to the assumption of such contract or lease.

1.29.    Avoidance Actions. All causes of action of the Estates under Sections 506(c), 506(d), 510, 542, 543, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, whether or not such actions seek an affirmative recovery or are raised as a defense to, or offset against, the allowance of a Claim.

1.30.    Banks. The various lenders under the Bank Credit Agreement, and any successors or assigns thereof.

1.31.    Bank Credit Agreement. That certain Credit Agreement, dated as of May 5, 2006 (as amended, and together with all supporting and ancillary documents), among PHI, JPMorgan, as Administrative Agent, and the Banks. The obligations under the Bank Credit Agreement were guaranteed by Woodside and the other Reorganizing Debtors.

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1.32.    Bankruptcy Code. Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

1.33.    Bankruptcy Court. The United States Bankruptcy Court for the Central District of California having jurisdiction over the Chapter 11 Cases.

1.34.    Bankruptcy Rules. Collectively, the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. § 2075 and any Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases.

1.35.    Bar Date. The date or dates fixed by the Bankruptcy Court by which all Persons (except holders of Claims that appear in the Schedules and are not scheduled as disputed, contingent or unliquidated) asserting a Claim against the Debtors (except Administrative Claims) must file a proof of claim or be forever barred from asserting a Claim against the Debtors or their property, voting on the Plan, and sharing in distributions under the Plan.

1.36.    Bonding Companies. Collectively, Travelers Casualty and Surety Company of America, Arch Insurance Company, Lexon Insurance Company, Bond Safeguard Insurance Company, Indemnity Company of California, Developers Insurance Company, Developers Surety and Indemnity Company, Insurance Company of the West, Explorer Insurance Company, Independence Casualty and Surety Company, and any of the foregoing entities’ successors or assigns.

1.37.    Business Day. Any day other than a Saturday, Sunday, or legal holiday, as defined in Bankruptcy Rule 9006(a).

1.38.    Cash. Currency, checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks, money orders, negotiable instruments, and wire transfers of immediately available funds.

1.39.    Causes of Action and Defenses. Any and all claims, causes of action, cross-claims, counterclaims, third-party claims, indemnity claims, contribution claims, defenses, demands, rights, actions, debts, damages, judgments, remedies, Liens, indemnities, guarantees, suits, obligations, liabilities, accounts, offsets, recoupments, rights of

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subordination or subrogation, powers, privileges, licenses, and franchises of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, whether arising before, on or after the Petition Date(s), including through the Effective Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. “Causes of Action” shall include, but not be limited to: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims; (c) all claims pursuant to Sections 362 of the Bankruptcy Code, (d) all Avoidance Actions; (e) any state law fraudulent transfer claims; and (f) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in Section 558 of the Bankruptcy Code.

1.40.    Century Promissory Note. That certain promissory note made by Century Communities Colorado, LLC in the approximate principal amount of $12mm.

1.41.    Ceramista Entities. Woodside Ceramista City, LLC and Woodside Ceramista Village, LLC.

1.42.    Chapter 11 Case(s). The case(s) under Chapter 11 of the Bankruptcy Code in which each Debtor is a debtor and debtor-in-possession pending before the Bankruptcy Court.

1.43.    Charter. The articles or certificate of incorporation, the operating or membership agreement, the partnership agreement, and the by-laws of a company, as applicable, and any amendments to the foregoing.

1.44.    Claim. A claim as defined in Section 101(5) of the Bankruptcy Code, including, without limitation: (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, arising at any time before the Effective Date; or (b) any right to an equitable remedy arising at any time before the Effective Date for breach of performance if such breach gives rise to a right to payment, whether or not such

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right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

1.45.    Claim Objection Deadline. The last day by which the Reorganized Debtors or the Liquidating Debtors may file objections to Claims, which day shall be the later of (a) 120 days after the Effective Date, (b) 60 days after the filing of a proof of claim for, or request for payment of, such Claim, or (c) such other date as the Bankruptcy Court may order. The filing of a motion to extend the Claims Objection Deadline by any party shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion. In the event that such motion to extend the Claims Objection Deadline is denied by the Bankruptcy Court, or approved by the Bankruptcy Court and reversed on appeal, the Claims Objection Deadline shall be the later of the then current Claims Objection Deadline (as previously extended, if applicable) or 30 days after entry of a Final Order denying the motion to extend the Claims Objection Deadline.

1.46.    Class. A category of holders of Claims or Interests which are substantially similar in nature to the Claims or Interests of other holders placed in such category, as designated in Article 3 of this Plan.

1.47.    Committee. Either the General Committee or the Alameda Committee.

1.48.    Confirmation. Entry of the Confirmation Order by the Bankruptcy Court.

1.49.    Confirmation Date. The date on which the Bankruptcy Court enters the Confirmation Order.

1.50.    Confirmation Hearing. The hearing or hearings to consider confirmation of the Plan under Section 1129 of the Bankruptcy Code, as such hearing(s) may be adjourned from time to time.

1.51.    Confirmation Order. The order of the Bankruptcy Court confirming the Plan.

1.52.    Construction Defect Litigation Claim. Any Claim disputed by any of the Reorganizing Debtors, or any threatened or pending civil actions or statutory pre-litigation claims against any of the Reorganizing Debtors, relating to construction defects, warranty claims, or third party indemnity claims relating to, or arising from, the purchase of a home from the Reorganizing Debtors or ownership of a home constructed by the Reorganizing Debtors, including without limitation a class action designated as In re Kitec Fitting Litigation pending in the District Court of Clark County, Nevada.

1.53.    Contingent Claim. Any Claim for which a proof of Claim has been filed with the Bankruptcy Court which (a) has not accrued and is dependent on a future event that has not occurred and may never occur, and (b) has not been Allowed.

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1.54.    Contributed Claims. The Reorganizing Debtors’ rights in the Examiner Identified Litigation, including any rights obtained from Alameda pursuant to Section 6.2.3 of the Plan.

1.55.    Creditor. Has the meaning set forth in Section 101(10) of the Bankruptcy Code.

1.56.    Customer Deposit. An earnest money deposit paid in Cash to the Reorganizing Debtors by a customer as an advance or deposit against the purchase of a home from the Reorganizing Debtors pursuant to a purchase contract that remains pending as of the Effective Date.

1.57.    Debtors. Collectively, the Reorganizing Debtors and the Liquidating Debtors.

1.58.    Disclosure Statement. The disclosure statement relating to the Plan including, without limitation, all exhibits and schedules to such disclosure statement, in the form approved by the Bankruptcy Court under Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

1.59.    Disputed. With respect to Claims, means any Claim that is not an Allowed Claim or Estimated Claim. The term “Disputed,” when used to modify a reference in the Plan to any Claim, Interest, Class of Claims or Class of Interests, means a Claim or Interest (or any Claim or Interest in any such Class) that is so disputed.

1.60.    Eagleridge Office Building. That certain office building located at 39 East Eagleridge Drive, North Salt Lake, Utah.

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1.61.    Effective Date. The first Business Day after the Confirmation Date immediately following the first day upon which all of the conditions to the occurrence of the Effective Date have been satisfied or waived in accordance with the Plan.

1.62.    Employee Benefit Programs. All ongoing health, dental, flexible medical payment, workers’ compensation, and life and disability insurance policies established by the Reorganizing Debtors, and any accrued vacation, sick leave, or matching contributions to the Debtors’ 401(k) Savings and Retirement Plan, incurred prior to the applicable Petition Dates in the ordinary course of business for the benefit of their employees. No pre-bankruptcy bonus or severance programs in favor of the Reorganizing Debtors’ employees are included in the term “Employee Benefit Programs.”

1.63.    Employee Licensee Obligations. A Claim of an Employee Licensee, whether arising prior to the Petition Date or thereafter, against any of the Reorganizing Debtors or the Reorganized Debtors arising under or in connection with an Employee License.

1.64.    Employee Licensee. A current or former employee of the Reorganizing Debtors or Reorganized Debtors who holds, or previously held, an Employee License.

1.65.    Employee License. A license, utilized by any of the Reorganizing Debtors or Reorganized Debtors, that was issued by a governmental agency or governmental unit to a qualified individual authorizing home construction, development and associated sales activities within a particular jurisdiction or region.

1.66.    Estate. The estate of each Debtor created in its respective Chapter 11 Case in accordance with Section 541 of the Bankruptcy Code or otherwise.

1.67.    Estate Assets. All of the property of each Estate of each Debtor under Section 541 of the Bankruptcy Code.

1.68.    Estimated. With respect to Claims, means any Claim that has been estimated by the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code or by agreement of the applicable Debtors and the holder of such Claim. The term “Estimated,” when used to

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modify a reference in the Plan to any Claim, Interest, Class of Claims or Class of Interests, means a Claim or Interest (or any Claim or Interest in any such Class) that is so estimated.

1.69.    Estimated New Common Interest. At any time means the total number of New Common Interests that the Reorganized Debtors estimate will have been distributed once all Disputed Claims have become Allowed Claims or have otherwise been disallowed.

1.70.    Estimated Additional Pro Rata Share of Restructured Equity. With respect to any Reorganizing Debtor Unsecured Non-Priority Claim that becomes an Allowed Claim after the Effective Date and is entitled to receive (but has not yet received) Restructured Equity under the Plan with respect to such Allowed Claim, the term “Estimated Additional Pro Rata Share of Restructured Equity” shall mean, as of any distribution date, an amount of Restructured Equity necessary to permit the holder of such Allowed Claim to receive a percentage of the Estimated New Common Interests obtained by dividing (i) the Aggregate Distribution Share applicable to such holder’s Claims by (ii) the aggregate of (A) the Aggregate Distribution Share of holders of all other previously Allowed Claims that have received Restructured Equity under the Plan prior to such distribution date plus (B) the Aggregate Distribution Share of holders of all then Allowed Claims entitled to receive Restructured Equity under the Plan on such distribution date plus (C) the Aggregate Distribution Share of holders of all Disputed Claims that the Reorganized Debtors then estimate may become Allowed Claims entitled to receive Restructured Equity under the Plan.

1.71.    Estimated Initial Pro Rata Share of Restructured Equity. With respect to any Allowed Reorganizing Debtor Unsecured Non-Priority Claim that is entitled to receive Restructured Equity under the Plan, the term “Estimated Initial Pro Rata Share of Restructured Equity” shall mean, as of the Effective Date, an amount of Restructured Equity necessary to permit the holder of such Allowed Claim to hold a percentage of the Estimated New Common Interests obtained by dividing (i) the Aggregate Distribution Share applicable to such holder’s Claims by (ii) the aggregate of (A) the Aggregate Distribution Share of holders of all then Allowed Claims entitled to receive Restructured Equity under the Plan plus (B) the Aggregate Distribution Share of holders of all Disputed Claims that the

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Reorganized Debtors then estimate may become Allowed Claims entitled to receive Restructured Equity under the Plan.

1.72.    Estimated Pro Rata Share of Restructured Equity. With respect to any holder of Restructured Equity under the Plan, the term “Estimated Pro Rata Share of Restructured Equity” shall mean, at any distribution date, an amount of Restructured Equity necessary to permit such holder to realize its Estimated Initial Pro Rata Share of Restructured Equity plus its Estimated Additional Pro Rata Share of Restructured Equity.

1.73.    Examiner Identified Litigation. Those certain claims identified under headings 1 and 2, entitled “Examiner-Identified Litigation” and “Employee/Insider Litigation” in Exhibit “C” hereto.

1.74.    Final Order. An order or judgment of the Bankruptcy Court that has been entered upon the docket in the Chapter 11 Cases and: (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; or (b) in the event that an appeal, writ of certiorari, reargument or rehearing has been sought, such order or judgment shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided that, the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order or judgment shall not cause such order or judgment not to be a “Final Order.”

1.75.    General Committee. The Official Committee of Unsecured Creditors, appointed by the United States Trustee in the Chapter 11 Cases of the Reorganizing Debtors in accordance with Section 1102(a)(1) of the Bankruptcy Code, as it may be reconstituted from time to time.

1.76.    Individual Debtor Distribution Share. For each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim, the term “Individual Debtor Distribution Share” shall mean the following with respect to each Debtor against which such

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

claimant holds an Allowed Reorganizing Debtor Unsecured Non-Priority Claim: the amount obtained by multiplying the claimant’s Individual Debtor Recovery Percentage by the Individual Estimated Value of the applicable Debtor.

1.77.    Individual Debtor Recovery Percentage. For each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim, the term “Individual Debtor Recovery Percentage” shall mean the following with respect to each Debtor against which such claimant holds an Allowed Reorganizing Debtor Unsecured Non-Priority Claim: the percentage obtained by dividing (x) the amount of the holder’s Allowed Reorganizing Debtor Unsecured Non-Priority Claim against the applicable Debtor by (y) the total of all Allowed Reorganizing Debtor Unsecured Non-Priority Claims against such Debtor.

1.78.    Individual Estimated Value. For each Reorganizing Debtor, the estimated value allocated to such Debtor entity by the Debtors (in consultation with the General Committee) as set forth in the Plan Supplement. Each Individual Estimated Value has been prepared based on the Debtors’ estimates of (a) the value of the applicable Debtor’s assets (excluding Interests in other Debtors), plus (b) the value of any Pre-Relief Date Intercompany Claims owing to the applicable Debtor, plus (c) the value of any Post-Relief Date Intercompany Claims owing to the applicable Debtor, less (d) the value of any Pre-Relief Date Intercompany Claims owing from the applicable Debtor, less (e) the value of any Post-Relief Date Intercompany Claims owing by the applicable Debtor (including on account of any Reorganizing Debtor General Unsecured Convenience Claims, Reorganizing Debtor De Minimis Convenience Claims, Reorganizing Debtor Administrative Claims, Reorganizing Debtor Priority Tax Claims, Reorganizing Debtor Essential Trade Claims, Reorganizing Debtor Priority Non-Tax Claims and Reorganizing Debtor Secured Claims anticipated to be paid by PHI on behalf of the applicable Debtor pursuant to the Plan), less (f) for PHI, the value of any Post-Relief Date Intercompany Claims owing to PHI on account of any Reorganizing Debtor General Unsecured Convenience Claims, Reorganizing Debtor De Minimis Convenience Claims, Reorganizing Debtor Administrative Claims, Reorganizing Debtor Priority Tax Claims, Reorganizing Debtor Essential Trade Claims, Reorganizing

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Debtor Priority Non-Tax Claims and Reorganizing Debtor Secured Claims anticipated to be paid by PHI on behalf of the applicable Debtor pursuant to the Plan.

1.79.    Insider. Has the meaning set forth in Section 101(31) of the Bankruptcy Code.

1.80.    Intercompany Claim. A Claim held by any of the Debtors against another Debtor, whether or not a proof of Claim is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code in either of the Chapter 11 Cases.

1.81.    Interests. An equity security of any of the Debtors within the meaning of Section 101(16) of the Bankruptcy Code.

1.82.    JPMorgan. JP Morgan Chase Bank, N.A.

1.83.    JV Interests. Those certain joint venture interests identified in Exhibit “A” to the Subject Agreement.

1.84.    Liberty. Liberty Holdings Group, LLC.

1.85.    Liberty Administrative Claim. An Administrative Claim against Liberty.

1.86.    Liberty Bond Indemnity Claim. A Claim against Liberty arising under indemnities issued in favor of any of the Bonding Companies in connection with the Debtors’ and their related entities’ business operations.

1.87.    Liberty General Unsecured Claim. Any Claim against Liberty that is not (a) a Liberty Administrative Claim, (b) a Liberty Priority Tax Claim, (c) a Post-Relief Date Intercompany Claim, (d) a Liberty Priority Non-Tax Claim, (e) a Liberty Secured Claim, (f) a Liberty Bond Indemnity Claim, or (g) a Liquidating Debtor Pre-Relief Date Intercompany Claim, provided, however, that a Liberty Bond Indemnity Claim Allowed pursuant to Section 5.7.2(c) of the Plan shall be treated as a Liberty General Unsecured Claim for purposes of distributions under the Plan.. For the avoidance of doubt, the term “Liberty General Unsecured Claim” shall include any Claim against Liberty arising under Section 502(h) of the Bankruptcy Code.

1.88.    Liberty Liquidating Trust. That certain trust formed pursuant to Section 6.4.1 of the Plan and the Liberty Liquidating Trust Agreement, and created for the Liberty Trust Beneficiaries.

1.89.    Liberty Liquidating Trust Agreement. That certain "Liberty Liquidating Trust Agreement and Declaration of Trust" which will establish the Liberty Liquidating Trust, such agreement to be entered into pursuant to the Plan, substantially in the form to be filed with the Bankruptcy Court prior to the Confirmation Hearing.

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1.90.    Liberty Liquidating Trustee. The trustee of the Liberty Liquidating Trust, who has the powers and responsibilities set forth in the Plan and the Liberty Liquidating Trust Agreement, or any successor trustee appointed pursuant to the Liberty Liquidating Trust Agreement.  The identity of the individual proposed to serve as the Liberty Liquidating Trustee (to be selected by the Debtors, with the consent of the General Committee and the Alameda Committee) as of the Effective Date shall be disclosed prior to the Confirmation Hearing.

1.91.    Liberty Priority Non-Tax Claim. A Claim (or portion of such Claim) against Liberty entitled to priority under Sections 507(a)(3), (a)(4), (a)(5) or (a)(7) of the Bankruptcy Code, excluding any Intercompany Claims.

1.92.    Liberty Priority Tax Claim. A Priority Tax Claim against Liberty.

1.93.    Liberty Secured Claim. A Claim against Liberty secured by a valid, perfected and enforceable Lien that is not subject to avoidance under bankruptcy or non-bankruptcy law, equal to the lesser of: (a) the Allowed amount of such Claim; or (b) the value, as determined by the Bankruptcy Court pursuant to Sections 506(a) and 1129(b) of the Bankruptcy Code and Bankruptcy Rule 3012, of: (i) the interest of the holder of such Claim in the property of Liberty securing such Claim, or (ii) the amount subject to setoff under Section 553 of the Bankruptcy Code. To avoid any doubt, a Liberty Secured Claim includes, without limitation, any Claim on account of real property taxes encumbering any of Liberty’s real property interests, if any, if and to the extent such Claim is deemed secured under applicable nonbankruptcy law.

1.94.    Liberty Trust Assets. All assets of Liberty and its Estate of any kind, excluding any and all assets to be assigned or otherwise transferred to Alameda and all claims and rights of Liberty being released pursuant to the Reorganizing Debtors/Liberty/Alameda Intercompany Settlement.

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1.95.     Liberty Trust Beneficiaries. All holders of Allowed Liberty Administrative Claims, Allowed Liquidating Debtor Priority Tax Claims against Liberty, and Allowed LD Class 2, LD Class 4, LD Class 7 and LD Class 8 Claims against Liberty and/or their respective transferees (to the extent permitted under the Liberty Liquidating Trust Agreement).

1.96.     Liberty Unsecured Deficiency Claim. A Claim by a Person holding a Liberty Secured Claim to the extent the value of such Creditor's collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, is less than the Allowed amount of such Creditor's Claim as of the Petition Date, after taking into account any election made pursuant to Section 1111(b) of the Bankruptcy Code.

1.97.     Liberty Unsecured Distribution. A distribution of Liberty's assets that remain after the payment of (a) all Allowed Liberty Administrative Claims, (b) all Allowed Liberty Priority Tax Claims, (c) all Post-Relief Date Intercompany Claims against Liberty, (d) all Allowed Liberty Priority Non-Tax Claims, and (e) all Allowed Liberty Secured Claims.

1.98.     Lien. A lien as defined in Section 101(37) of the Bankruptcy Code, but not including a lien to the extent that it has been avoided in accordance with Sections 506(d), 510, 544, 545, 546, 547, 548, 553, or 549 of the Bankruptcy Code.

1.99.     Liquidating Debtors. Collectively, Liberty and Alameda.

1.100.  Liquidating Debtor Administrative Claim. An Administrative Claim against any Liquidating Debtor.

1.101.  Liquidating Debtor Pre-Relief Date Intercompany Claim. A Pre-Relief Date Intercompany Claim owing from any Liquidating Debtor to any other Liquidating Debtor.

1.102.  Liquidating Debtor Interests. An Interest in any of the Liquidating Debtors.

1.103.  Liquidating Debtor Priority Tax Claim. A Priority Tax Claim against any Liquidating Debtor.

1.104.  Litigation Net Proceeds Reserve. A reserve to be established by the Litigation Trustee or the Reorganizing Debtors, as applicable, for purposes of holding the proceeds of any recovery from the litigation or settlement of the Contributed Claims. The Litigation Net Proceeds Reserve shall be net of any fees, costs and expenses incurred in pursuing such recovery or administering the Litigation Trust (including the costs of repaying any loan obtained in accordance with Section 6.1.12(d) of the Plan) and shall also be net of the payment of any taxes incurred as a result of such recovery.

1.105.  Litigation Proceeds Distributable Amount. At any time, shall mean the amount of the Litigation Net Proceeds Reserve that is available for distribution to the holders

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of Allowed Claims in RD Class 4, RD Class 5, RD Class 6 and RD Class 7, after reserve for all Disputed Claims and Estimated Claims in such Classes.

1.106.  Litigation Proceeds Distribution Date. (i) Each March 31, June 30, September 30 or December 31 on which the Litigation Proceeds Distributable Amount exceeds the sum of $2,500,000, and (ii) any other date on which the Litigation Trustee or the Reorganizing Debtors, as applicable, determine to make a distribution.

1.107.  Litigation Trust. The trust that may be formed in accordance with Section 6.1.12 of the Plan to hold Contributed Claims.

1.108.  Litigation Trust Agreement. The agreement that may be executed as of the Effective Date establishing the Litigation Trust in accordance with Section 6.1.12 of the Plan.

1.109.  Litigation Trust Beneficiaries. The Holders of Allowed Claims in RD Class 4, RD Class 5, RD Class 6, and RD Class 7 as well as any disputed claims reserve established to protect the interests of holders of Disputed Claims and Estimated Claims against such Classes.

1.110.  Litigation Trust Board. The advisory Committee formed in accordance with Section 6.1.12 of the Plan to approve certain key decisions of the Litigation Trustee pertaining to the operation and management of the Litigation Trust.

1.111.  Litigation Trust Loan. Defined in Section 6.1.12(d) herein.

1.112.  Litigation Trust Supplement. The Bankruptcy Court filing pertaining to the Litigation Trust and to be filed by the General Committee in advance of the Confirmation Hearing in accordance with Section 6.1.12 of the Plan.

1.113.  Litigation Trustee. The Person appointed pursuant to Section 6.1.12 of the Plan to act as trustee of and administer the Litigation Trust.

1.114.  Maximum Recovery Percentage. An Unsecured Recovery Percentage of the Aggregate Estimated Value equal to 0.065%.

1.115.  Newco. A Delaware limited liability company formed in accordance with Section 6.1.1 of the Plan. Newco shall be a pass-through entity for tax purposes.

1.116.  Newco Charter Documents. The Charter Documents of Newco, as set forth in Exhibit B of the Plan.

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1.117.  New Common Interests. The units of Newco authorized and issued under the Plan, provided that, up to 5% of the New Common Interests may be reserved at the discretion of Newco for purposes of employee compensation or incentives.

1.118.  Noteholders. The various holders of the Notes, and any successors or assigns thereof.

1.119.  Note Purchase Agreements. Those certain agreements entitled Note Purchase Agreement dated September 16, 2003, Note Purchase Agreement dated May 25, 2004, Note Purchase Agreement dated July 7, 2005, and Note Purchase Agreement dated March 28, 2006, in each case as amended from time to time and in each case together with all supporting and ancillary documents.

1.120.  Notes. Those certain unsecured notes issued by PHI in favor of the Noteholders under the Note Purchase Agreements. The obligations under the Notes were guaranteed by Woodside and the other Reorganizing Debtors.

1.121.  Permitted Payment. A payment on account of an obligation arising prior to the Petition Date made by the Debtors during the Chapter 11 Cases with the permission of the Bankruptcy Court.

1.122.  Person. Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, or other “person” as defined in Bankruptcy Code § 101, as well as any governmental agency, governmental unit or associated political subdivision.

1.123.  Petition Date(s). As applicable: (a) March 31, 2008, the date when Woodside Portofino, Inc. and Woodside AMR 107, Inc. commenced their voluntary Chapter 11 Cases; (b) August 20, 2008, the date when petitions were filed against the other Debtors (except the Ceramista Entities or the Liquidating Debtors) commencing their involuntary Chapter 11 Cases; (c) December 19, 2008, the date when the Ceramista Entities commenced their voluntary Chapter 11 Cases; (d) January 9, 2009, the date when Alameda commenced its voluntary Chapter 11 Case; or (e) February 26, 2009, the date when Liberty commenced its voluntary Chapter 11 Case.

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                1.124.  PHI. Pleasant Hill Investments, LC.

1.125.  Plan. This Chapter 11 plan of reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all of its annexed exhibits and schedules.

1.126.  Plan Supplement. A compilation of documents and forms of documents, schedules and exhibits to the Plan, including any exhibits to the Plan that are not filed contemporaneously with the filing of the Plan and any amendments to exhibits filed contemporaneously with the filing of the Plan. The Debtors shall file the Plan Supplement no later than fifteen days prior to the Voting Deadline; provided, however, the Debtors shall file the form of Alameda Liquidating Trust Agreement, any material changes to the Charter of Liberty, the Alameda Cause of Action Exhibit, and an amended form of Indenture as part of the Plan Supplement by no later than ten (10) days prior to the Confirmation Hearing.

1.127.  Post-Effective Date Financing. Any exit financing facility or other lending arrangement obtained by the Reorganized Debtors or the Liquidating Debtors on or after the Effective Date.

1.128.  Post-Relief Date Intercompany Claim. An Intercompany Claim arising on or after the Relief Date.

1.129.  Potential Insider Litigation. The Causes of Action and Defenses identified in Exhibit C to the Plan under the categories “Examiner-Identified Litigation” and “Employee/Insider Litigation.”

1.130.  Pre-Relief Date Intercompany Claim. An Intercompany Claim arising prior to the Relief Date.

1.131.  Priority Tax Claim. A Claim (or portion of such Claim) of a governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

1.132.  Private Action Creditors. Defined in Section 6.2.3 herein.

1.133.  Pro Rata. With respect to Claims or Interests within the same Class or sub-Class, the proportion that the Claim or Interest bears to the sum of all Claims or Interests, as the case may be, within such Class or sub-Class.

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1.134.  Proceeds. All Cash, interest, profits, dividends, proceeds, products, and rents earned, accrued, collected, derived, received or recovered on account of the liquidation, sale, transfer, enforcement or other disposition of property, including all “proceeds” as defined under Section 9102(a)(64) of the California Uniform Commercial Code.

1.135.  Professional. Each Person: (a) employed in accordance with an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services under Sections 327, 328, 329, 330, 331 and 504 of the Bankruptcy Code, or (b) for which compensation or reimbursement is requested under Section 503(b)(2)-(b)(6) of the Bankruptcy Code.

1.136.  Professional Fees. A Claim by a Professional for compensation for services rendered and reimbursement for expenses submitted in accordance with Sections 330, 331, or 503(b) of the Bankruptcy Code for fees and expenses incurred after the applicable Petition Date(s) and prior to and including the Effective Date.

1.137.  Professional Fees Bar Date. The sixtieth (60th) day after the Effective Date, by which date any Professional seeking an award of Professional Fees must have filed an application with the Bankruptcy Court under Section 330(a) of the Bankruptcy Code, or be forever barred from an award of Professional Fees against the Debtors and/or sharing in any distribution under the Plan.

1.138.  Projects. Defined in Section 6.2.6 herein.

1.139.  Proponents. Collectively, the Debtors.

1.140.  Reimbursement Rights. Defined in Section 6.2.6 herein.

1.141.  Reimbursement Rights Proceeds Account. Defined in Section 6.2.6 herein.

1.142.  Rejection Claim Bar Date. The thirtieth (30th) day after the Effective Date, by which date any Person asserting a Claim for damages arising from the rejection of an executory contract or unexpired lease under this Plan must have filed a proof of Claim with the

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Bankruptcy Court under Section 502(g) of the Bankruptcy Code, or be forever barred from asserting such Claim against the Debtors and sharing in any distribution under the Plan.

1.143.  Relief Date. September 16, 2008, the date when the Bankruptcy Court entered an order for relief against the Debtors, except Woodside Portofino, Inc., Woodside AMR 107, Inc., Alameda, Liberty and the Ceramista Entities.

1.144.  Reorganized Debtors. Each Reorganizing Debtor, from and after the Effective Date.

1.145.  Reorganized Debtor Subsidiaries. The Reorganizing Debtor Subsidiaries, from and after the Effective Date.

1.146.  Reorganized PHI. PHI, from and after the Effective Date.

1.147.  Reorganized Woodside. Woodside, from and after the Effective Date.

1.148.  Reorganizing Debtors. Collectively, each debtor identified on Exhibit A except Alameda and Liberty.

1.149.  Reorganizing Debtor Administrative Claim. An Administrative Claim against any Reorganizing Debtor.

1.150.  Reorganizing Debtor Bank Claim. A Claim against any of the Reorganizing Debtors arising under, or relating to, the Bank Credit Agreement.

1.151.  Reorganizing Debtor Bond Indemnity Claim. A Claim against any of the Reorganizing Debtors arising under indemnities issued in favor of any of the Bonding Companies in connection with the Debtors’ and their related entities’ business operations.

1.152.  Reorganizing Debtor Construction Defect Claim. A Claim against any of the Reorganizing Debtors asserted in any Construction Defect Litigation against any Reorganizing Debtor or otherwise relating to defective construction involving any Reorganizing Debtor.

1.153.  Reorganizing Debtor De Minimis Convenience Claim. Any Claim against any of the Reorganizing Debtors that would otherwise be a Reorganizing Debtor Financial Lender Claim, Reorganizing Debtor Bond Indemnity Claim, Reorganizing Debtor General Unsecured Claim or Reorganizing Debtor General Unsecured Convenience Claim, but for the

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fact that the Claim is Allowed in an amount that is greater than $0 and less than or equal to $5,000; provided, however, that a Claim may not be sub-divided into multiple Claims of $5,000 or less for purposes of receiving treatment as a Reorganizing Debtor De Minimis Convenience Claim.

1.154.  Reorganizing Debtor Essential Trade Claim. A Claim against any of the Reorganizing Debtors for goods and/or services provided to any Reorganizing Debtor in the ordinary course of business by a Creditor that the Reorganizing Debtors, in their sole and absolute discretion, determine to be an essential trade vendor to the Reorganized Debtors, provided that, the term “Reorganizing Debtor Essential Trade Claim” does not include (i) any Claims of Insiders of any Debtors; (ii) any Claims of current or former employees of any Debtors; or (iii) any Claims for damages arising from the rejection of an executory contract or unexpired lease by the Reorganizing Debtors. The Reorganizing Debtors shall include in the Plan Supplement a schedule of Claims identified by the Reorganizing Debtors as Essential Trade Claims and the amount at which the Reorganizing Debtors are prepared to Allow each such Claim.

1.155.  Reorganizing Debtor Financial Lender Claim. A Claim that is either a Reorganizing Debtor Bank Claim or a Reorganizing Debtor Noteholder Claim.

1.156.  Reorganizing Debtor General Unsecured Claim. Any Claim against any Reorganizing Debtor that is not (a) a Reorganizing Debtor Administrative Claim, (b) a Reorganizing Debtor Priority Tax Claim, (c) a Post-Relief Date Intercompany Claim, (d) a Reorganizing Debtor Priority Non-Tax Claim, (e) a Reorganizing Debtor Secured Claim, (f) a Reorganizing Debtor Essential Trade Claim, (g) a Reorganizing Debtor Financial Lender Claim, (h) a Reorganizing Debtor Bond Indemnity Claim, (i) a Reorganizing Debtor General Unsecured Convenience Claim, (j) a Reorganizing Debtor De Minimis Convenience Claim, or (k) a Reorganizing Debtor Pre-Relief Date Intercompany Claim. For the avoidance of doubt, the term “Reorganizing Debtor General Unsecured Claim” shall include (except to the extent that such Claims are treated as Reorganizing Debtor General Unsecured Convenience Claims or Reorganizing Debtor De Minimis Convenience Claims) (a) any Reorganizing

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Debtor Joint Venture Claim, (b) any Reorganizing Debtor Construction Defect Claim, (c) any Reorganizing Debtor Warranty Claim, and (d) any Claim against any Reorganizing Debtor arising under Section 502(h) of the Bankruptcy Code.

1.157.  Reorganizing Debtor General Unsecured Convenience Claim. Any Claim against any of the Reorganizing Debtors that would otherwise be a Reorganizing Debtor Financial Lender Claim, Reorganizing Debtor Bond Indemnity Claim or Reorganizing Debtor General Unsecured Claim, but for the fact that the Unsecured Recovery Percentage of the Aggregate Unsecured Distribution payable on account of such Claim under Sections 4.4, 4.5, or 4.6 of the Plan, as applicable, is less than or equal to the Maximum Recovery Percentage, or in the event that the Unsecured Recovery Percentage of the Aggregate Unsecured Distribution exceeds the Maximum Recovery Percentage, the holder of such Claim has agreed to reduce the distribution to the Maximum Recovery Percentage; provided, however, that a Claim may not be sub-divided into multiple Claims for purposes of receiving treatment as a Reorganizing Debtor General Unsecured Convenience Claim.

1.158.  Reorganizing Debtor Interests. An Interest in any of the Reorganizing Debtors.

1.159.  Reorganizing Debtor Joint Venture Claim. A Claim against Woodside and/or PHI arising under guarantees issued in favor of certain creditors of, or holders of interests in, the Joint Ventures.

1.160.  Reorganizing Debtor Noteholder Claim. A Claim against any of the Reorganizing Debtors arising under, or relating to, the Notes.

1.161.  Reorganizing Debtor Pre-Relief Date Intercompany Claim. A Pre-Relief Date Intercompany Claim owing from any Reorganizing Debtor to any other Reorganizing Debtor.

1.162.  Reorganizing Debtor Priority Non-Tax Claim. A Claim (or portion of such Claim) against any Reorganizing Debtor entitled to priority under Sections 507(a)(3), (a)(4), (a)(5) or (a)(7) of the Bankruptcy Code, excluding any Intercompany Claims.

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1.163.  Reorganizing Debtor Priority Tax Claim. A Priority Tax Claim against any Reorganizing Debtor.

1.164.  Reorganizing Debtor Retained Claims and/or Defenses. All Causes of Action and Defenses held by the Reorganizing Debtors or the Estates of the Reorganizing Debtors against any Person, including but not limited to the Reorganizing Debtor Retained Claims and/or Defenses identified in Exhibit C to this Plan.

1.165.  Reorganizing Debtor Secured Claim. A Claim against any Reorganizing Debtor secured by a valid, perfected and enforceable Lien that is not subject to avoidance under bankruptcy or non-bankruptcy law, equal to the lesser of: (a) the Allowed amount of such Claim; or (b) the value, as determined by the Bankruptcy Court pursuant to Sections 506(a) and 1129(b) of the Bankruptcy Code and Bankruptcy Rule 3012, of: (i) the interest of the holder of such Claim in the property of the Reorganizing Debtor securing such Claim, or (ii) the amount subject to setoff under Section 553 of the Bankruptcy Code. For the avoidance of doubt, the term “Reorganizing Debtor Secured Claim” does not include Assessment Bond Obligations, but does include, without limitation, any Claim on account of real property taxes encumbering any Reorganizing Debtors’ real property interests, if and to the extent such Claim is deemed secured under applicable nonbankruptcy law.

1.166.  Reorganizing Debtor Subsidiaries. All Reorganizing Debtors other than Woodside and PHI.

1.167.  Reorganizing Debtor Unsecured Deficiency Claim. A Claim by a Person holding a Reorganizing Debtor Secured Claim to the extent the value of such Creditor’s collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, is less than the Allowed amount of such Creditor’s Claim as of the Petition Date, after taking into account any election made pursuant to Section 1111(b) of the Bankruptcy Code.

1.168.  Reorganizing Debtor Unsecured Non-Priority Claim. A Claim that is either (a) a Reorganizing Debtor Financial Lender Claim, (b) a Reorganizing Debtor Bond Indemnity Claim, (c) a Reorganizing Debtor Joint Venture Claim, (d) a Reorganizing Debtor Construction Defect Claim, (e) a Reorganizing Debtor General Unsecured Claim, (f) a

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Reorganizing Debtor General Unsecured Convenience Claim, or (g) a Reorganizing Debtor De Minimis Convenience Claim.

1.169.  Reorganizing Debtor Warranty Claim. A Claim against any of the Reorganizing Debtors or the Reorganized Debtors arising under, or with respect to, the Warranty Program or any other warranty obligation, whether express, implied, statutory or otherwise, relating to the Reorganizing Debtors’ various building and construction projects. For the avoidance of doubt, Reorganizing Debtor Warranty Claims do not include Reorganizing Debtor Construction Defect Claims or any other Claim for which a litigation or dispute is pending as of the Effective Date.

1.170.  Reorganizing Debtors/Liberty/Alameda Intercompany Settlement. The intercompany settlement set forth in Section 6.2 of the Plan.

1.171.  Restructured Equity. The New Common Interests authorized and issued in connection with the Plan.

1.172.  Restructured Equity Holders. Those Persons who receive distributions of Restructured Equity pursuant to this Plan.

1.173.  Restructured Debt. The new debt issued by Newco, and guaranteed by each other Reorganized Debtor pursuant to the Restructured Debt Documents and the Plan. The Restructured Debt will be secured by personal property.

1.174.  Restructured Debt Documents. The indenture, notes and guarantees, as such documents may be amended, supplemented or modified from time to time in accordance with their respective terms, representing the Restructured Debt under the Plan. The Restructured Debt Documents will be in substantially the form attached hereto as Exhibit D.

1.175.  Schedules. The schedules of assets and liabilities, the list of holders of Interests, and the statements of financial affairs filed by the Debtors in the Chapter 11 Cases, under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists, and statements may have been or may be supplemented or amended from time to time.

1.176.  Securities Act. The Securities Act of 1933, as amended.

1.177.  South Edge. South Edge, LLC.

1.178.  South Edge Agent. The agent for the senior secured lenders to South Edge.

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1.179.  Subject Agreement. That certain Note and Interest Transfer Agreement made by and between PHI, Liberty and Alameda.

1.180.  Subject Transfers. Any and all transactions and transfers entered into in connection with, or pursuant to the Subject Agreement.

1.181.  True-Up Equity Distribution. At any distribution date means, with respect to any holder of an Allowed Claim entitled to receive Restructured Equity under the Plan, a distribution of an additional amount of Restructured Equity necessary to cause such holder to have received aggregate distributions of Restructured Equity under the Plan equal to its then current Estimated Pro Rata Share of Restructured Equity.

1.182.  Unrestricted Subsidiaries. Collectively, Liberty and its wholly-owned direct and indirect subsidiaries, including Alameda.

1.183.  Unsecured Recovery Percentage. For each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim, the term “Unsecured Recovery Percentage” shall mean the percentage obtained by dividing such claimant’s Aggregate Distribution Share by the Aggregate Estimated Value.

1.184.  Voting Deadline. The date ordered by the Bankruptcy Court to serve as the voting deadline for submission of ballots in respect of the Plan.

1.185.  Warranty Program. All warranty obligations or customer programs established by the Reorganizing Debtors for the benefit of their customers, as modified from time to time, whether or not such plans or programs were or had been terminated according to their terms before the pertinent Petition Date or during the Chapter 11 Cases.

1.186.  Woodside. Woodside Group, LLC.

ARTICLE 2.

TREATMENT OF UNCLASSIFIED CLAIMS

2.1.      Unclassified Claims. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims

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are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this Article 2 and in accordance with the requirements set forth in Section 1129(a)(9) of the Bankruptcy Code.

2.2.	Administrative Claims.

2.2.1.   Administrative Claim Bar Date. All requests for payment of Administrative Claims (except with respect to Professional Fees, which shall instead be subject to the Professional Fees Bar Date) must be filed by the Administrative Claim Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors or from sharing in any distribution under the Plan.

2.2.2.   Reorganizing Debtors.

a.  Generally. Each Allowed Reorganizing Debtor Administrative Claim (except for Professional Fees, which shall be treated as set forth in Section 2.4 of the Plan) shall, unless the holder of such Claim shall have agreed to different treatment of such Claim, be paid in full in Cash by the Reorganized Debtors on the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; (d) such date as the holder of such Claim and the Reorganized Debtors may agree; and (e) the date such Claim is otherwise due according to its terms.

b. Ordinary Course. Notwithstanding anything in Section 2.2.1 to the contrary, holders of Reorganizing Debtor Administrative Claims based on liabilities incurred in the ordinary course of the Reorganizing Debtors’ businesses following the applicable Petition Date shall not be required to comply with the Administrative Claims Bar Date, provided, however, that such holders have otherwise submitted an invoice, billing statement or other evidence of indebtedness to the applicable Reorganizing Debtor in the ordinary course of business, and provided, further, that the Reorganizing Debtors and/or the Reorganized Debtors, to the extent of any disagreement with any such invoice, billing statement or other evidence of indebtedness, may file with the Bankruptcy Court an objection

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to such invoice, billing statement or other evidence of indebtedness as though the claimant thereunder had filed a Reorganizing Debtor Administrative Claim with the Bankruptcy Court.

c.  Source of Payment. Distributions to holders of Allowed Reorganizing Debtor Administrative Claims (other than for Professional Fees, which shall be payable pursuant to Section 2.4 of the Plan) shall be paid by Reorganized PHI. To the extent that any Reorganizing Debtor Administrative Claim that is anticipated to be paid by Reorganized PHI is due and owing from a Reorganizing Debtor other than PHI, PHI shall be credited with a Post-Relief Date Intercompany Claim against such Reorganizing Debtor for purposes of determining the Individual Estimated Value of both PHI and the applicable Reorganizing Debtor.

2.2.3.	Liquidating Debtors.

a.  Generally. Each Allowed Liquidating Debtor Administrative Claim (except for Professional Fees, which shall be treated as set forth in Section 2.4 of the Plan) shall, unless the holder of such Claim shall have agreed to different treatment of such Claim, be paid in full in Cash by the Liquidating Debtors on the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; (d) such date as the holder of such Claim and the Liquidating Debtors may agree; and (e) the date such Claim is otherwise due according to its terms.

b. Source of Payment. Distributions to holders of Allowed Alameda Administrative Claims shall be paid by the Liquidating Debtors from the assets of Alameda. Distributions to holders of Allowed Liberty Administrative Claims shall be paid by the Liquidating Debtors from the assets of Liberty.

2.3.	Allowed Priority Tax Claims.
2.3.1.	Reorganizing Debtors.

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a.  Generally. Each Allowed Reorganizing Debtor Priority Tax Claim shall, at the option of the Reorganized Debtors, unless the holder of such Claim shall have agreed to different treatment of such Claim: (a) be paid in full in Cash, without interest, by the Reorganized Debtors on the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and the Reorganized Debtors may agree, or (b) receive deferred cash payments to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code with interest on the unpaid portion of such Claim at the statutory rate under applicable non-bankruptcy law or at a rate to be agreed upon by the Reorganized Debtors and the appropriate governmental unit or, if they are unable to agree, to be determined by the Bankruptcy Court; provided, however, that the Reorganized Debtors may prepay any or all such Claims at any time, without premium or penalty. For the purpose of option (b), the payment of each Allowed Reorganizing Debtor Priority Tax Claim shall be made in equal quarterly installments with the first installment due on the latest of: (i) the first Business Day following the end of the first full calendar quarter following the Effective Date, (ii) the first Business Day following the end of the first full calendar quarter following the date an order allowing such claim becomes a Final Order, and (iii) such other time or times as may be agreed with the holder of such claim. Each installment shall include simple interest on the unpaid balance of the Allowed Reorganizing Debtor Priority Tax Claim, without penalty of any kind, at the non-default rate of interest prescribed, agreed to or determined under option (b).

b. Source of Payment. Distributions to holders of Allowed Reorganizing Debtor Priority Tax Claims shall be paid by Reorganized PHI. To the extent that any Reorganizing Debtor Priority Tax Claim that is anticipated to be paid by Reorganized PHI is due and owing from a Reorganizing Debtor other than PHI, PHI shall be credited with a Post-Relief Date Intercompany Claim against such Reorganizing Debtor for

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purposes of determining the Individual Estimated Value of both PHI and the applicable Reorganizing Debtor.

2.3.2.	Liquidating Debtors.

a.  Table of Contents
Generally. Each Allowed Liquidating Debtor Priority Tax Claim shall, at the option of the Liquidating Debtors, unless the holder of such Claim shall have agreed to different treatment of such Claim: (a) be paid in full in Cash, without interest, by the Liquidating Debtors on the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and the Liquidating Debtors may agree, or (b) receive deferred cash payments to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code with interest on the unpaid portion of such Claim at the statutory rate under applicable non-bankruptcy law or at a rate to be agreed upon by the Liquidating Debtors and the appropriate governmental unit or, if they are unable to agree, to be determined by the Bankruptcy Court; provided, however, that the Liquidating Debtors may prepay any or all such Claims at any time, without premium or penalty. For the purpose of option (b), the payment of each Allowed Liquidating Debtor Priority Tax Claim shall be made in equal quarterly installments with the first installment due on the latest of: (i) the first Business Day following the end of the first full calendar quarter following the Effective Date, (ii) the first Business Day following the end of the first full calendar quarter following the date an order allowing such claim becomes a Final Order, and (iii) such other time or times as may be agreed with the holder of such claim. Each installment shall include simple interest on the unpaid balance of the Allowed Liquidating Debtor Priority Tax Claim, without penalty of any kind, at the non-default rate of interest prescribed, agreed to or determined under option (b).

b. Source of Payment. Distributions to holders of Allowed Alameda Priority Tax Claims shall be paid by the Liquidating Debtors from the assets of Alameda.

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Distributions to holders of Allowed Liberty Priority Claims shall be paid by the Liquidating Debtors from the assets of Liberty.

2.4.      Claims for Professional Fees. Each Professional seeking an award by the Bankruptcy Court of Professional Fees: (a) must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date on or before the Professional Fees Bar Date; and (b) if the Bankruptcy Court grants such an award, each such Person will be paid in full in Cash by Reorganized PHI as to Allowed Professional Fees against the Reorganizing Debtors, and by the Liquidating Debtors as to Allowed Professional Fees against the Liquidating Debtors, in such amounts as are allowed by the Bankruptcy Court as soon as practicable following the first day after such order has been entered by the Bankruptcy Court and is not stayed. All Allowed Professional Fees of the Reorganizing Debtors shall be paid by Reorganized PHI; provided, however, that in the case of any Professional Fees that are anticipated to be paid by Reorganized PHI but are due and owing from a Reorganizing Debtor other than PHI, PHI shall be credited with a Post-Relief Date Intercompany Claim against such Reorganizing Debtor for purposes of determining the Individual Estimated Value of both PHI and the applicable Reorganizing Debtor. All Allowed Professional Fees of Alameda shall be paid by Alameda, subject to Section 6.2 of the Plan. All Allowed Professional Fees of Liberty shall be paid by Liberty. All final applications for allowance and disbursement of Professional Fees must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order.

2.5.      Post-Relief Date Intercompany Claims. Post-Relief Date Intercompany Claims amongst the Reorganizing Debtors shall receive no distribution under the Plan; provided, however, that estimated Post-Relief Date Intercompany Claims owing by and between Reorganizing Debtors shall be taken into account in determining the Individual Estimated Value of each Reorganizing Debtor as if such Claim was to be paid in full in Cash, without interest. Post-Relief Date Intercompany Claims owing (i) from any Reorganizing Debtor to any Liquidating Debtor, (ii) from any Liquidating Debtor to any Reorganizing

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Debtor, or (iii) from any Liquidating Debtor to any other Liquidating Debtor, shall be treated in accordance with Section 6.2 of the Plan.

ARTICLE 3.

CLASSIFICATION OF CLAIMS AND INTERESTS

3.1.      Summary of Classification. In accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors (except those Claims receiving treatment as set forth in Article 2) and holders of Interests are placed in the Classes described in Sections 3.2 and 3.3 below for all purposes, including voting on, confirmation of, and distribution under, the Plan.

3.2.      Classes Applicable to Reorganizing Debtors.

RD Class 1	Reorganizing Debtor Priority Non-Tax Claims	Unimpaired, deemed to accept
RD Class 2	Reorganizing Debtor Secured Claims (each secured creditor in a separate class identified as RD Class 2A, Class 2B, etc.)	Unimpaired, deemed to accept
RD Class 3	Reorganizing Debtor Essential Trade Claims	Unimpaired, deemed to accept
RD Class 4	Reorganizing Debtor Financial Lender Claims	Impaired, entitled to vote
RD Class 5	Reorganizing Debtor Bond Indemnity Claims	Impaired, entitled to vote
RD Class 6	Reorganizing Debtor General Unsecured Claims	Impaired, entitled to vote
RD Class 7	Reorganizing Debtor General Unsecured Convenience Claims	Impaired, entitled to vote
RD Class 8	Reorganizing Debtor De Minimis Convenience Claims	Impaired, entitled to vote
RD Class 9	Reorganizing Debtor Pre-Relief Date Intercompany Claims	Impaired, consent to the Plan
RD Class 10	Reorganizing Debtor Interests	Impaired, deemed to reject

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3.3.	Classes Applicable to Liquidating Debtors.

LD Class 1	Alameda Priority Non-Tax Claims	Unimpaired, deemed to accept
LD Class 2	Liberty Priority Non-Tax Claim	Unimpaired, deemed to accept
LD Class 3	Alameda Secured Claims (each secured creditor in a separate class identified as LD Class 3A, Class 3B, etc.)	Unimpaired, deemed to accept
LD Class 4	Liberty Secured Claims (each secured creditor in a separate class identified as LD Class 4A, Class 4B, etc.)	Unimpaired, deemed to accept
LD Class 5	Alameda Bond Indemnity Claims	Impaired, entitled to vote
LD Class 6	Alameda General Unsecured Claims	Impaired, entitled to vote
LD Class 7	Liberty Bond Indemnity Claims	Impaired, entitled to vote
LD Class 8	Liberty General Unsecured Claims	Impaired, entitled to vote
LD Class 9	Liquidating Debtor Pre-Relief Date Intercompany Claims	Impaired, consent to the Plan
LD Class 10	Liquidating Debtor Interests	Impaired, deemed to reject

ARTICLE 4.

TREATMENT OF CLAIMS AND INTERESTS

AGAINST THE REORGANIZING DEBTORS

4.1.	RD Class 1 – Reorganizing Debtor Priority Non-Tax Claims.

4.1.1.   Impairment and Voting. RD Class 1 is unimpaired under the Plan. Holders of Reorganizing Debtor Priority Non-Tax Claims are deemed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code and are not entitled to vote on the Plan.

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4.1.2.   Treatment. Each holder of an Allowed Reorganizing Debtor Priority Non-Tax Claim shall, unless the holder of such Claim shall have agreed to different treatment of such Claim, receive, in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Reorganizing Debtor Priority Non-Tax Claim, a Cash payment in an amount equal to the difference between: (a) such Allowed Reorganizing Debtor Priority Non-Tax Claim, and (b) the amount of any Permitted Payments made to the holder of such Claim, on the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and the Reorganized Debtors may agree.

4.1.3.   Source of Payment. Distributions to holders of Allowed Reorganizing Debtor Priority Non-Tax Claims shall be paid by Reorganized PHI. To the extent that any Reorganizing Debtor Priority Non-Tax Claim that is anticipated to be paid by Reorganized PHI is due and owing from a Reorganizing Debtor other than PHI, PHI shall be credited with a Post-Relief Date Intercompany Claim against such Reorganizing Debtor for purposes of determining the Individual Estimated Value of both PHI and the applicable Reorganizing Debtor.

4.2.	RD Class 2 – Reorganizing Debtor Secured Claims.

4.2.1.   Impairment and Voting. RD Class 2 is unimpaired under the Plan. Holders of Reorganizing Debtor Secured Claims are deemed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code and are not entitled to vote on the Plan. For purposes of distributions under the Plan, each holder of a Reorganizing Debtor Secured Claim in RD Class 2 is considered to be in its own separate subclass within RD Class 2, and each such subclass is deemed to be a separate Class for purposes of the Plan.

4.2.2.   Alternative Treatment. On or as soon as practicable following the Effective Date, the Reorganized Debtors shall select, in their discretion, one of the following alternative treatments for each Allowed Reorganizing Debtor Secured Claim in RD Class 2,

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which treatment shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Reorganizing Debtor Secured Claim:

a.  Abandonment or Surrender. The Reorganized Debtors will abandon or surrender to the holder of such Claim the property securing such Claim, in full satisfaction and release of such Claim.

b. Cash Payment. The Reorganized Debtors will pay to the holder of such Claim Cash equal to the amount of such Claim, or such lesser amount to which the holder of such Claim and the applicable Reorganized Debtor shall agree, in full satisfaction and release of such Claim.

c.  Unimpairment. The Reorganized Debtors will leave the rights of the holder of such Claim unimpaired or provide for such other treatment as necessary to otherwise satisfy the requirements of the Bankruptcy Code.

4.2.3.   Source of Payment. Distributions to the holders of Allowed Reorganizing Debtor Secured Claims under the treatment option set forth in Section 4.2.2(b) of the Plan shall be paid by Reorganized PHI. To the extent that any Reorganizing Debtor Secured Claim that is anticipated to be paid by Reorganized PHI is due and owing from a Reorganizing Debtor other than PHI, PHI shall be credited with a Post-Relief Date Intercompany Claim against such Reorganizing Debtor for purposes of determining the Individual Estimated Value of both PHI and the applicable Reorganizing Debtor.

4.2.4.   Unsecured Deficiency Claim. Any Reorganizing Debtor Unsecured Deficiency Claim asserted by a holder of an Allowed Reorganizing Debtor Secured Claim in RD Class 2 shall be filed with the Bankruptcy Court within thirty (30) days following the date of the abandonment or surrender of such Creditor’s collateral or such Creditor’s receipt of its distribution under the Plan. Any such Allowed Reorganizing Debtor Unsecured Deficiency Claim shall be treated in accordance with Section 4.6, 4.7 or 4.8 of the Plan, as applicable.

4.3.	RD Class 3 – Reorganizing Debtor Essential Trade Claims.

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4.3.1.   Impairment and Voting. RD Class 3 is unimpaired under the Plan. Holders of Reorganizing Debtor Essential Trade Claims are deemed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code and are not entitled to vote on the Plan.

4.3.2.   Treatment. On or as soon as practicable following the Effective Date, the Reorganized Debtors will pay to each holder of an Allowed Reorganizing Debtor Essential Trade Claim, in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Reorganizing Debtor Essential Trade Claim, Cash equal to the Allowed amount of such Claim (without interest), or such lesser amount to which the holder of such Claim and the applicable Reorganized Debtor shall agree, in full satisfaction and release of such Claim.

4.3.3.   Source of Payment. Distributions to holders of Allowed Reorganizing Debtor Essential Trade Claims shall be paid by Reorganized PHI. To the extent that any Reorganizing Debtor Essential Trade Claim that is anticipated to be paid by Reorganized PHI is due and owing from a Reorganizing Debtor other than PHI, PHI shall be credited with a Post-Relief Date Intercompany Claim against such Reorganizing Debtor for purposes of determining the Individual Estimated Value of both PHI and the applicable Reorganizing Debtor.

4.4.	RD Class 4 – Reorganizing Debtor Financial Lender Claims.

4.4.1.   Impairment and Voting. RD Class 4 is impaired under the Plan. Holders of Reorganizing Debtor Financial Lender Claims are entitled to vote on the Plan.

4.4.2.   Treatment. On or as soon as practicable following the Effective Date, each holder of an Allowed Reorganizing Debtor Financial Lender Claim shall receive, in respect of all of its Allowed Reorganizing Debtor Financial Lender Claims, a distribution of its Unsecured Recovery Percentage of the Aggregate Unsecured Distribution. In addition, on or as soon as practicable after each Litigation Proceeds Distribution Date, each holder of an Allowed Reorganizing Debtor Financial Lender Claim shall receive from the Litigation Trustee or the Reorganizing Debtors, as applicable, in respect of all of its Allowed Reorganizing Debtor Financial Lender Claims, a distribution of its Unsecured Recovery

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Percentage of the Litigation Proceeds Distributable Amount. Such distributions shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, all Allowed Reorganizing Debtor Financial Lender Claims held by such holder.

4.4.3.   Source of Payment. Distributions to the holders of Allowed Reorganizing Debtor Financial Lender Claims shall be limited to a share of the Aggregate Unsecured Distribution, as set forth in Section 4.4.2 above. No holder of an Allowed Reorganizing Debtor Financial Lender Claim shall be entitled to receive or recover any amounts from the Debtors or the Reorganized Debtors on account of such Claim except as part of the Aggregate Unsecured Distribution under Section 4.4.2 above.

4.5.	RD Class 5 – Reorganizing Debtor Bond Indemnity Claims.

4.5.1.   Impairment and Voting. RD Class 5 is impaired under the Plan. Holders of Reorganizing Debtor Bond Indemnity Claims are entitled to vote on the Plan.

4.5.2.   Alternative Treatment. On or as soon as practicable following the Effective Date, the Reorganized Debtors shall select, in their sole discretion, one or more of the following alternative treatments for each Allowed Reorganizing Debtor Bond Indemnity Claim, which treatment shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Reorganizing Debtor Bond Indemnity Claim:

a.  Resolution and Settlement. The Reorganized Debtors and the holder of such Claim will agree to the treatment of such Claim in a manner to be disclosed with the Bankruptcy Court.

b. Disallowance. The Reorganized Debtors will seek to have such Claim disallowed pursuant to Section 502(e) of the Bankruptcy Code to the extent that such Claim is for reimbursement or contribution of an entity that is liable with the Reorganized Debtor on or has secured the Claim of a Creditor, except as otherwise provided in the Reorganizing Debtors/Liberty Alameda Intercompany Settlement, as provided in, inter alia, Sections 6.2 and 7.10 of the Plan.

c.  Estimation and Allowance. The Reorganized Debtors will seek to have such Claim estimated by the Bankruptcy Court pursuant to Section 502(c) of the

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Bankruptcy Code. Each holder of an Allowed Reorganizing Debtor Bond Indemnity Claim estimated pursuant to this Section 4.5.2(c) shall receive, in respect of all of its Allowed Reorganizing Debtor Bond Indemnity Claims, a distribution of its Unsecured Recovery Percentage of the Aggregate Unsecured Distribution. In addition, on or as soon as practicable after each Litigation Proceeds Distribution Date, each holder of an Allowed Reorganizing Bond Indemnity Claim shall receive from the Litigation Trustee or the Reorganizing Debtors, as applicable, in respect of all of its Allowed Reorganizing Debtor Bond Indemnity Claims, a distribution of its Unsecured Recovery Percentage of the Litigation Proceeds Distributable Amount.

4.5.3.   Source of Payment. Distributions under Section 4.5.2(c) above to the holders of Allowed Reorganizing Debtor Bond Indemnity Claims shall be limited to a share of the Aggregate Unsecured Distribution, as set forth in Section 4.5.2(c) above. No holder of such Allowed Reorganizing Debtor Bond Indemnity Claim shall be entitled to receive or recover any amounts from the Debtors or the Reorganized Debtors on account of such Claim except as part of the Aggregate Unsecured Distribution under Section 4.5.2(c) above.

4.6.	RD Class 6 – Reorganizing Debtor General Unsecured Claims.

4.6.1.   Impairment and Voting. RD Class 6 is impaired under the Plan. Holders of Reorganizing Debtor General Unsecured Claims are entitled to vote on the Plan.

4.6.2.   Treatment. On or as soon as practicable following the Effective Date, each holder of an Allowed Reorganizing Debtor General Unsecured Claim shall receive, in respect of all of its Allowed Reorganizing Debtor General Unsecured Claims, a distribution of its Unsecured Recovery Percentage of the Aggregate Unsecured Distribution. In addition, on or as soon as practicable after each Litigation Proceeds Distribution Date, each holder of an Allowed Reorganizing Debtor General Unsecured Claim shall receive from the Litigation Trustee or the Reorganizing Debtors, as applicable, in respect of all of its Allowed Reorganizing Debtor General Unsecured Claims, a distribution of its Unsecured Recovery Percentage of the Litigation Proceeds Distributable Amount. Such distributions shall be in

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full and final satisfaction, settlement, release, and discharge of, and exchange for, all Allowed Reorganizing Debtor General Unsecured Claims held by such holder.

4.6.3.   Source of Payment. Distributions to the holders of Allowed Reorganizing Debtor General Unsecured Claims shall be limited to a share of the Aggregate Unsecured Distribution, as set forth in Section 4.6.2 above. No holder of an Allowed Reorganizing Debtor General Unsecured Claim shall be entitled to receive or recover any amounts from the Debtors or the Reorganized Debtors on account of such Claim except as part of the Aggregate Unsecured Distribution under Section 4.6.2 above.

4.6.4.   Estimation. For the avoidance of doubt, the Reorganized Debtors may, in their sole and absolute discretion, seek to have any Reorganizing Debtor General Unsecured Claim, including any Reorganizing Debtor Joint Venture Claim, Reorganizing Debtor Construction Defect Claim or Reorganizing Debtor Warranty Claim, estimated by the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code.

4.7.      RD Class 7 – Reorganizing Debtor General Unsecured Convenience Claims.

4.7.1.   Impairment and Voting. RD Class 7 is impaired under the Plan. Holders of Reorganizing Debtor General Unsecured Convenience Claims are entitled to vote on the Plan.

4.7.2.   Treatment. On or as soon as practicable following the Effective Date, each holder of an Allowed Reorganizing Debtor General Unsecured Convenience Claim shall receive, in respect of all of its Allowed Reorganizing Debtor General Unsecured Convenience Claims, a distribution of Cash in an amount obtained by multiplying its Unsecured Recovery Percentage by the Aggregate Estimated Value. In addition, on or as soon as practicable after each Litigation Proceeds Distribution Date, each holder of an Allowed Reorganizing Debtor General Unsecured Convenience Claim shall receive from the Litigation Trustee or the Reorganizing Debtors, as applicable, in respect of all of its Allowed Reorganizing Debtor General Unsecured Convenience Claims, a distribution of its Unsecured Recovery Percentage of the Litigation Proceeds Distributable Amount. Such

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

distributions shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, all Allowed Reorganizing Debtor General Unsecured Convenience Claims held by such holder.

4.7.3.   Source of Payment. Distributions to the holders of Allowed Reorganizing Debtor General Unsecured Convenience Claims shall be limited to a share of the Cash payment, as set forth in Section 4.7.2 above. No holder of an Allowed Reorganizing Debtor General Unsecured Convenience Claim shall be entitled to receive or recover any amounts from the Debtors or the Reorganized Debtors on account of such Claim except as part of the Cash payment under Section 4.7.2 above.

4.8.	RD Class 8 – Reorganizing Debtor De Minimis Convenience Claims.

4.8.1.   Impairment and Voting. RD Class 8 is impaired under the Plan. Holders of Reorganizing Debtor De Minimis Convenience Claims are entitled to vote on the Plan.

4.8.2.   Treatment. On or as soon as practicable following the Effective Date, the Reorganized Debtors will, in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Reorganizing Debtor De Minimis Convenience Claim, pay to each holder of an Allowed Reorganizing Debtor De Minimis Convenience Claim Cash equal to 25% of the Allowed amount of such Claim.

4.8.3.   Source of Payment. Distributions to holders of Allowed Reorganizing Debtor De Minimis Convenience Claims shall be paid by Reorganized PHI. To the extent that any Reorganizing Debtor De Minimis Convenience Claim that is anticipated to be paid by Reorganized PHI is due and owing from a Reorganizing Debtor other than PHI, PHI shall be credited with a Post-Relief Date Intercompany Claim against such Reorganizing Debtor for purposes of determining the Individual Estimated Value of both PHI and the applicable Reorganizing Debtor.

4.9.	RD Class 9 – Reorganizing Debtor Pre-Relief Date Intercompany Claims.

4.9.1.   Impairment and Voting. RD Class 9 is impaired under the Plan. Although the holders of Reorganizing Debtor Pre-Relief Date Intercompany Claims are

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

impaired under the Plan, they are Proponents of the Plan and hereby consent to the treatment of Pre-Relief Date Intercompany Claims herein.

4.9.2.   Treatment. Reorganizing Debtor Pre-Relief Date Intercompany Claims shall receive no distribution under the Plan; provided, however, that estimated Reorganizing Debtor Pre-Relief Date Intercompany Claims owing from one Reorganizing Debtor to another Reorganizing Debtor shall be taken into account in determining the Individual Estimated Value of each Reorganizing Debtor as if such Claims were to be paid a pro rata distribution pursuant to the Plan.

4.10.	RD Class 10 – Reorganizing Debtor Interests.

4.10.1. Impairment and Voting. RD Class 10 is impaired under the Plan. Holders of Reorganizing Debtor Interests are deemed to reject the Plan under Section 1126(g) of the Bankruptcy Code and are not entitled to vote on the Plan.

4.10.2. Treatment. Upon the Effective Date, all existing Interests in Woodside and PHI shall be deemed extinguished and the holders of such Interests shall not receive or retain any property on account of such Interests under the Plan. Newco shall be vested with the Interests in Reorganized PHI and Reorganized Woodside upon the Effective Date. Reorganized Woodside shall be vested, directly or indirectly, with the Interests in the Reorganized Debtor Subsidiaries on the Effective Date.

 4.11.     Nonconsensual Confirmation. The Reorganizing Debtors hereby request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code in the event that not all impaired classes of Claims and Interests vote to accept the Plan in accordance with Section 1126 of the Bankruptcy Code.

ARTICLE 5.

TREATMENT OF CLAIMS AND INTERESTS

AGAINST THE LIQUIDATING DEBTORS

5.1.	LD Class 1 – Alameda Priority Non-Tax Claims.

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5.1.1.   Impairment and Voting. LD Class 1 is unimpaired under the Plan. Holders of Alameda Priority Non-Tax Claims are deemed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code and are not entitled to vote on the Plan.

5.1.2.   Treatment. Each holder of an Allowed Alameda Priority Non-Tax Claim shall, unless the holder of such Claim shall have agreed to different treatment of such Claim, receive, in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Alameda Priority Non-Tax Claim a Cash payment in an amount equal to the difference between: (a) such Allowed Alameda Priority Non-Tax Claim, and (b) the amount of any Permitted Payments made to the holder of such Claim, on the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and the Liquidating Debtors may agree.

5.1.3.   Source of Payment. Each distribution to a holder of an Allowed Alameda Priority Non-Tax Claim shall be paid by the Liquidating Debtors from the assets of Alameda.

5.2.	LD Class 2 – Liberty Priority Non-Tax Claims.

5.2.1.   Impairment and Voting. LD Class 2 is unimpaired under the Plan. Holders of Liberty Priority Non-Tax Claims are deemed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code and are not entitled to vote on the Plan.

5.2.2.   Treatment. Each holder of an Allowed Liberty Priority Non-Tax Claim shall, unless the holder of such Claim shall have agreed to different treatment of such Claim, receive, in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Liberty Priority Non-Tax Claim a Cash payment in an amount equal to the difference between: (a) such Allowed Alameda Priority Non-Tax Claim, and (b) the amount of any Permitted Payments made to the holder of such Claim, on the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth Business Day after such

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Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and the Liquidating Debtors may agree.

5.2.3.   Source of Payment. Each distribution to a holder of an Allowed Liberty Priority Non-Tax Claim shall be paid by the Liquidating Debtors from the assets of Liberty.

5.3.	LD Class 3 – Alameda Secured Claims.

5.3.1.   Impairment and Voting. LD Class 3 is unimpaired under the Plan. Holders of Alameda Secured Claims are deemed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code and are not entitled to vote on the Plan. For purposes of distributions under the Plan, each holder of an Alameda Secured Claim in LD Class 3 is considered to be in its own separate subclass within LD Class 3, and each such subclass is deemed to be a separate Class for purposes of the Plan.

5.3.2.   Alternative Treatment. On or as soon as practicable following the Effective Date, the Liquidating Debtors shall select, in their sole discretion, one of the following alternative treatments for each Allowed Alameda Secured Claim in LD Class 3, which treatment shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Alameda Secured Claim:

a.  Abandonment or Surrender. The Liquidating Debtors will abandon or surrender to the holder of such Claim the property securing such Claim.

b. Cash Payment. The Liquidating Debtors will pay to the holder of such Claim, from the assets of Alameda, Cash equal to the amount of such Claim, or will pay from the assets of Alameda such lesser amount to which the holder of such Claim and the Liquidating Debtors shall agree.

c.  Unimpairment. The Liquidating Debtors will leave the rights of the holder of such Claim unimpaired or provide for such other treatment as necessary to otherwise satisfy the requirements of the Bankruptcy Code.

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5.3.3.   Source of Payment. Each distribution to a holder of an Allowed Alameda Secured Claim under Section 5.3.2(b) above shall be paid by the Liquidating Debtors from the assets of Alameda.

5.3.4.   Unsecured Deficiency Claim. Any Alameda Unsecured Deficiency Claim asserted by a holder of an Allowed Alameda Secured Claim in LD Class 3 shall be filed with the Bankruptcy Court within thirty (30) days following the date of the abandonment or surrender of such Creditor’s collateral or such Creditor’s receipt of its distribution under the Plan. Any such Allowed Alameda Unsecured Deficiency Claim shall be treated in accordance with Section 5.6 of the Plan.

5.4.	LD Class 4 – Liberty Secured Claims.

5.4.1.   Impairment and Voting. LD Class 4 is unimpaired under the Plan. Holders of Liberty Secured Claims are deemed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code and are not entitled to vote on the Plan. For purposes of distributions under the Plan, each holder of a Liberty Secured Claim in LD Class 4 is considered to be in its own separate subclass within LD Class 4, and each such subclass is deemed to be a separate Class for purposes of the Plan.

5.4.2.   Alternative Treatment. On or as soon as practicable following the Effective Date, the Liquidating Debtors shall select, in their sole discretion, one of the following alternative treatments for each Allowed Liberty Secured Claim in LD Class 4, which treatment shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Liberty Secured Claim:

a.  Abandonment or Surrender. The Liquidating Debtors will abandon or surrender to the holder of such Claim the property securing such Claim.

b. Cash Payment. The Liquidating Debtors will pay to the holder of such Claim, from the assets of Liberty, Cash equal to the amount of such Claim, or will pay from the assets of Liberty such lesser amount to which the holder of such Claim and the Liquidating Debtors shall agree.

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c.  Unimpairment. The Liquidating Debtors will leave the rights of the holder of such Claim unimpaired or provide for such other treatment as necessary to otherwise satisfy the requirements of the Bankruptcy Code.

5.4.3.   Source of Payment. Each distribution to a holder of an Allowed Liberty Secured Claim under Section 5.4.2(b) above shall be paid by the Liquidating Debtors from the assets of Liberty.

5.4.4.   Unsecured Deficiency Claim. Any Liberty Unsecured Deficiency Claim asserted by a holder of an Allowed Liberty Secured Claim in LD Class 4 shall be filed with the Bankruptcy Court within thirty (30) days following the date of the abandonment or surrender of such Creditor’s collateral or such Creditor’s receipt of its distribution under the Plan. Any such Allowed Liberty Unsecured Deficiency Claim shall be treated in accordance with Section 5.8 of the Plan.

5.5.	LD Class 5 – Alameda Bond Indemnity Claims.

5.5.1.   Impairment and Voting. LD Class 5 is impaired under the Plan. Holders of Alameda Bond Indemnity Claims are entitled to vote on the Plan.

5.5.2.   Alternative Treatment. On or as soon as practicable following the Effective Date, the Liquidating Debtors shall select, in their sole discretion, one or more of the following alternative treatments for each Allowed Alameda Bond Indemnity Claim, which treatment shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Alameda Bond Indemnity Claim:

a.  Resolution and Settlement. The Liquidating Debtors and the holder of such Claim will agree to the treatment of such Claim in a manner to be disclosed with the Bankruptcy Court.

b. Disallowance. The Liquidating Debtors will seek to have such Claim disallowed pursuant to Section 502(e) of the Bankruptcy Code to the extent that such Claim is for reimbursement or contribution of an entity that is liable with Alameda on or has secured the Claim of a Creditor, except as otherwise provided in the Reorganizing Debtors/Liberty Alameda Intercompany Settlement, as provided in, inter alia, Sections 6.2 and 7.10 of the Plan.

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c.  Estimation and Allowance. The Liquidating Debtors will seek to have such Claim estimated by the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code. Any Claim that becomes an Allowed Alameda Bond Indemnity Claim pursuant to this Section 5.5.2(c) shall be treated in accordance with Section 5.6 of the Plan.

5.5.3.   Source of Payment

5.6.	LD Class 6 – Alameda General Unsecured Claims.

5.6.1.   Impairment and Voting. LD Class 6 is impaired under the Plan. Holders of Alameda General Unsecured Claims are entitled to vote on the Plan.

5.6.2.   Treatment. On or as soon as practicable following the Effective Date, each holder of an Allowed Alameda General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Alameda General Unsecured Claim, its Pro Rata share of the Alameda Unsecured Distribution.

5.6.3.   Source of Payment. Distributions to the holders of Allowed Alameda General Unsecured Claims shall be limited to a share of the Alameda Unsecured Distribution, as set forth in Section 5.6.2 above.

5.7.	LD Class 7 – Liberty Bond Indemnity Claims.

5.7.1.   Impairment and Voting. LD Class 7 is impaired under the Plan. Holders of Liberty Bond Indemnity Claims are entitled to vote on the Plan.

5.7.2.   Alternative Treatment. On or as soon as practicable following the Effective Date, the Liquidating Debtors shall select, in their sole discretion, one or more of the following alternative treatments for each Allowed Liberty Bond Indemnity Claim, which treatment shall be in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Liberty Bond Indemnity Claim:

a.  Resolution and Settlement. The Liquidating Debtors and the holder of such Claim will agree to the treatment of such Claim in a manner to be disclosed with the Bankruptcy Court.

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b. Disallowance. The Liquidating Debtors will seek to have such Claim disallowed pursuant to Section 502(e) of the Bankruptcy Code to the extent that such Claim is for reimbursement or contribution of an entity that is liable with Liberty on or has secured the Claim of a Creditor.

c.  Estimation and Allowance. The Liquidating Debtors will seek to have such Claim estimated by the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code. Any Claim that becomes an Allowed Liberty Bond Indemnity Claim pursuant to this Section 5.7.2(c) shall be treated in accordance with Section 5.8 of the Plan.

5.7.3.   Source of Payment. Distributions under Section 5.7.2(c) above to the holders of Allowed Liberty Bond Indemnity Claims shall be limited to a share of the Liberty Unsecured Distribution, as set forth in Section 5.8 of the Plan.

5.8.	LD Class 8 – Liberty General Unsecured Claims.

5.8.1.   Impairment and Voting. LD Class 8 is impaired under the Plan. Holders of Liberty General Unsecured Claims are entitled to vote on the Plan.

5.8.2.   Treatment. On or as soon as practicable following the Effective Date, each holder of an Allowed Liberty General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and exchange for, such Allowed Liberty General Unsecured Claim, its Pro Rata share of the Liberty Unsecured Distribution.

5.8.3.   Source of Payment. Distributions to the holders of Allowed Liberty General Unsecured Claims shall be limited to a share of the Liberty Unsecured Distribution, as set forth in Section 5.8.2 above.

5.9.	LD Class 9 – Liquidating Debtor Pre-Relief Date Intercompany Claims.

5.9.1.   Impairment and Voting. LD Class 9 is impaired under the Plan. Although the holders of Liquidating Debtor Pre-Relief Date Intercompany Claims are impaired under the Plan, they are Proponents of the Plan and hereby consent to the treatment of Liquidating Debtor Pre-Relief Date Intercompany Claims herein.

5.9.2.   Treatment. Allowed Liquidating Debtor Pre-Relief Date Intercompany Claims shall be treated in accordance with Sections 5.6 or 5.8 of the Plan, as

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applicable. Alameda Pre-Relief Date Intercompany claims are being released as provided in the Reorganizing Debtors/Liberty Alameda Intercompany Settlement, as provided in Section 6.2 of the Plan.

5.9.3.   Source of Payment. Distributions to the holders of Allowed Liquidating Debtor Pre-Relief Intercompany Claims shall be limited to a share of the Liberty Unsecured Distribution, as set forth in Sections 5.6.2 or 5.8.2 above, as applicable.

5.10.	LD Class 10 – Liquidating Debtor Interests.

5.10.1. Impairment and Voting. LD Class 10 is impaired under the Plan. Holders of Liquidating Debtor Interests are deemed to reject the Plan under Section 1126(g) of the Bankruptcy Code and are not entitled to vote on the Plan.

5.10.2. Treatment. Upon the Effective Date, all existing Liquidating Debtor Interests shall be deemed extinguished and the holders of such Interests shall not receive or retain any property on account of such Interests under the Plan.

  5.11.    Nonconsensual Confirmation. The Liquidating Debtors hereby request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code in the event that not all impaired classes of Claims and Interests vote to accept the Plan in accordance with Section 1126 of the Bankruptcy Code.

ARTICLE 6.

IMPLEMENTATION OF THE PLAN

The Plan shall be implemented on the Effective Date. In addition to the provisions set forth elsewhere in this Plan regarding means of execution, the following shall constitute the principal means for the implementation of the Plan.

  6.1.      Reorganizing Debtors.

  6.1.1     Formation of Newco. Prior to the Effective Date, the General Committee shall take the steps necessary to form Newco. On the Effective Date, Newco shall be deemed to own all of the ownership interests in Reorganized Woodside and Reorganized PHI.

6.1.2.   Management of Newco. Newco shall be operated and governed in accordance with the New Charter Documents. The initial managers and officers of Newco

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shall be identified by the General Committee prior to the commencement of the Confirmation Hearing. Each of the managers and officers of Newco shall serve in accordance with applicable nonbankruptcy law and the Newco Charter Documents, as the same may be amended from time to time. From and after the Effective Date, the managers and officers of Newco shall be selected and determined in accordance with the provisions of applicable law and the Newco Charter Documents.

6.1.3   Funding of Newco. Funding for Newco from and after the Effective Date shall be provided by Reorganized PHI or such other sources as Newco determines appropriate.

6.1.4   Continued Existence. As of the Effective Date, each Reorganized Debtor shall continue to maintain its separate legal existence for all purposes under the Plan, with each Reorganized Debtor retaining all the powers of a legal entity under applicable law. To the extent that any operating agreement of any Reorganized Debtor organized as a limited liability company, or the applicable limited liability company statute of the state of formation of any Reorganized Debtor organized as a limited liability company, provides for the dissolution of such Reorganized Debtor upon the bankruptcy of any member, or provides for the withdrawal or dissociation of any member of any such Reorganized Debtor upon the bankruptcy of such member, such dissolution, withdrawal or dissociation shall be deemed voided and cured on the Effective Date, with retroactive effect to the applicable Petition Date.

6.1.5   No Substantive Consolidation. Nothing in this Plan is intended to substantively consolidate the Estates of the Reorganized Debtors, and each such entity shall maintain its separate existence and its separate and distinct Estate Assets.

6.1.6   Tax Status. As of the Effective Date, the Reorganized Debtors shall be treated as pass-through entities for tax purposes, and the Reorganized Debtor Subsidiaries shall be treated as pass-through, disregarded, or corporate entities for tax purposes. Nothing in this Plan, however, prevents the Reorganized Debtors from taking any and all appropriate and necessary actions to alter, amend or modify the tax status of the Reorganized Debtors from and after the Effective Date.

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6.1.7   Revesting of Estate Assets. Upon the Effective Date, subject to Section 6.1.12 of the Plan, the Reorganized Debtors shall be vested with all right, title and interest in the Estate Assets of the Reorganizing Debtors, including the Reorganizing Debtor Retained Claims and/or Defenses, and such property shall become the property of the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests, except as set forth in this Plan. For the avoidance of doubt, each Reorganized Debtor shall be vested on the Effective Date with the particular Estate Assets belonging to that Reorganizing Debtor prior to the Effective Date, including any Interests in other Reorganizing Debtors.

6.1.8   Retained Claims and/or Defenses. Unless any Reorganizing Debtor Retained Claim and/or Defense is expressly waived, relinquished, released, compromised, or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Reorganizing Debtors and the Reorganized Debtors expressly reserve such Reorganizing Debtor Retained Claim and/or Defense for later adjudication by the Reorganized Debtors or the Litigation Trust, as applicable. The reservation set forth in this Section 6.1.8 shall include, without limitation, a reservation by the Reorganizing Debtors and the Reorganized Debtors of any Reorganizing Debtor Retained Claims and/or Defenses not specifically identified in the Plan or Disclosure Statement, or of which the Reorganizing Debtors and/or the Restructured Equity Holders may presently be unaware, or which may arise or exist by reason of additional facts or circumstances unknown to the Reorganizing Debtors and/or the Restructured Equity Holders at this time or facts or circumstances that may change or be different from those the Reorganizing Debtors and/or the Restructured Equity Holders now believe to exist and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches will apply to such Reorganizing Debtor Retained Claims and/or Defenses upon or after the Confirmation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Reorganizing Debtor Retained Claims and/or Defenses have been expressly waived, relinquished, released,

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compromised, or settled in the Plan or a Final Order. Following the Effective Date, the Reorganized Debtors may assert, compromise or dispose of the Reorganizing Debtor Retained Claims and/or Defenses without further notice to Creditors or authorization of the Bankruptcy Court. Notwithstanding the foregoing or anything to the contrary elsewhere in the Plan, and except for the releases by the Reorganizing Debtors, Newco, Liberty, Alameda, Eagleridge Office Park, LLC, JSO Land, LLC, Wheatland Heritage Oaks, LLC, the Alameda Estate, and the Alameda Liquidating Trust as provided in Section 6.2.4 of the Plan, nothing in this Plan or the Confirmation Order shall prejudice or affect (1) any rights of any Person to assert Claims, including Administrative Claims, against the Debtors, the Reorganized Debtors, the Liquidating Debtors, the Estates, or any transferee thereof, including all trusts established pursuant to the Plan, by way of offset, recoupment, or counterclaim to the extent permitted by applicable law; and/or (2) any defense to any Causes of Action and Defenses or any other claims asserted by the Debtors, the Reorganized Debtors, the Liquidating Debtors, the Estates, or any transferee thereof, including the trusts established pursuant to the Plan.

6.1.9   Issuance of Restructured Debt and Restructured Equity. On the Effective Date, Newco shall be authorized and directed to take any and all necessary and appropriate actions to issue and deliver the Restructured Debt and the Restructured Equity in accordance with this Plan. The terms of the Restructured Debt shall be set forth in the Restructured Debt Documents. The Restructured Equity shall be issued in the form of New Common Interests. The New Common Interests to be issued pursuant to the Plan shall represent at least ninety-fine percent (95%) of the ownership interests in Newco. Newco may require, as a condition to the issuance of any New Common Interests, that each recipient of New Common Interests execute and deliver a copy of the Newco Charter Documents and thereby become a member of Newco.

6.1.10  Participation in the Plan by Newco. Newco agrees to and shall issue the Restructured Equity and Restructured Debt pursuant to this Plan and shall perform any other obligations under this Plan to be performed by it. In connection therewith, Newco submits to and shall be subject to the jurisdiction of the Bankruptcy Court in respect of such

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agreement and the terms of this Plan. Newco acknowledges that it shall be a participant in this Plan.

6.1.11	Post-Effective Date Operations.

a.  Continued Business of Reorganized Debtors. From and after the Effective Date, the Reorganized Debtors shall continue to engage in business with the goal of maximizing the value of the Estate Assets applicable to the Reorganized Debtors, and, subject to Article 7 and Article 11 hereof, the Reorganized Debtors shall continue such business without supervision by the Bankruptcy Court and free of any restrictions under the Bankruptcy Code or the Bankruptcy Rules. The Reorganized Debtors shall be authorized, without limitation, to use and dispose of the Estate Assets of the Reorganized Debtors, to insure the Estate Assets of the Reorganized Debtors, to borrow money, to employ and compensate Agents, to reconcile and object to Claims, and to make distributions to Creditors in accordance with the Plan.

b. Funding of Reorganized Debtors. Funding for the Reorganized Debtors from and after the Effective Date shall be provided from a combination of Cash on hand, proceeds of ongoing operations, asset dispositions, and if necessary, Post-Effective Date Financing.

c.  Management of Reorganized Debtors. The initial managers, directors and officers of the Reorganized Debtors shall be identified by the Debtors prior to the commencement of the Confirmation Hearing. Each of the managers, directors and officers of the Reorganized Debtors shall serve in accordance with applicable nonbankruptcy law and the Reorganized Debtors’ Charters, as the same may be amended from time to time. From and after the Effective Date, the managers, directors and officers of the Reorganized Debtors shall be selected and determined in accordance with the provisions of applicable law and the Reorganized Debtors’ Charters.

d. Reorganized Debtors’ Charters. Upon the Effective Date, and without any further action by the members, managers, shareholders, partners, or directors of the Reorganized Debtors, the Reorganized Debtors’ Charters shall be deemed amended (a) to

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the extent necessary, to incorporate the provisions of the Plan, (b) to prohibit the issuance by the Reorganized Debtors of nonvoting securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charters as permitted by applicable law, and (c) to the extent necessary, to permit the pledge of capital stock, membership interests, partnership interests, limited partnership interests or other equity interest in any of the Reorganized Debtors as collateral security for obligations under the Restructured Debt Documents (i) without the consent of such Reorganized Debtor or any stockholder, member or partner of such Reorganized Debtor, (ii) without compliance with any right of first refusal or other transfer restriction set forth in such Charters and (iii) without the withdrawal or dissociation of any member or partner of such Reorganized Debtor, and (d) to the extent necessary, to provide that the pledgee under any such pledge shall not become a stockholder, member or partner of such Reorganized Debtor (and shall not be entitled to receive dividends or distributions, have the right to vote or exercise any other rights and privileges of a stockholder, partner or member of such Reorganized Debtor, all of which rights and privileges shall initially be retained by the pledgor as of the Effective Date) until such pledgee's exercise of its remedies under the Restructured Debt Documents and any security agreements and pledge agreements contemplated by the Restructured Debt Documents or such other time as such rights and privileges are otherwise expressly conveyed to the pledgee.

6.1.12	Litigation Trust.

a.  Establishment of Litigation Trust. The Litigation Trust shall be established for pursuit of the Contributed Claims and shall become effective on the Effective Date as summarized below and in accordance with the terms and conditions set forth in the Litigation Trust Agreement. No more than three (3) business days in advance of the Confirmation Hearing, the General Committee shall file the Litigation Trust Supplement with the Bankruptcy Court, which Litigation Trust Supplement shall include (i) the identity of the Litigation Trustee, (ii) the identification of the Litigation Trust Board, (iii) the Litigation

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Trust Agreement, and (iv) such other information as the General Committee and the Reorganizing Debtors determine pertinent to the Litigation Trust.  The purpose, tax treatment and securities law treatment of the Litigation Trust shall be as set forth in the Litigation Trust Agreement.

b. Transfer of Assets. On the Effective Date, the Contributed Claims held by the Reorganizing Debtors (including any Contributed Claims transferred from Alameda to the Reorganizing Debtors pursuant to Section 6.2.3 of the Plan) shall be transferred to the Litigation Trust for the ratable benefit of the Litigation Trust Beneficiaries. Upon transfer of the Contributed Claims to the Litigation Trust, the Reorganizing Debtors and Alameda shall have no interest in or with respect to the Contributed Claims or the Litigation Trust, except to the extent of the Alameda Liquidating Trust’s right to a portion of any recovery as set forth in Section 6.2.3 of the Plan, and the Litigation Trustee shall be deemed a representative of the Estates of the Reorganizing Debtors and Alameda pursuant to Sections 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code. To the extent that any Contributed Claims cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable law that is not superseded or preempted by Section 1123 or any other Section of the Bankruptcy Code, such Contributed Claims shall be deemed to have been retained by the Reorganizing Debtors or Alameda, as applicable, and the Litigation Trustee shall be deemed to have been designated as a representative of the Estates of the Reorganizing Debtors and Alameda to enforce and pursue such Contributed Claims and to distribute the proceeds thereof in accordance with the Plan. In such event, solely from the proceeds of the Contributed Claims, the Litigation Trust shall indemnify the Reorganizing Debtors, Alameda and the Alameda Liquidating Trust from any and all claims, costs, expenses or charges that may arise out of, or relate to, the pursuit of the Contributed Claims by the Litigation Trust.

c.  Management of the Litigation Trust. The Litigation Trust shall be managed and operated by the Litigation Trustee. Pursuant to the Litigation Trust Agreement, the Litigation Trust Board shall have certain rights to approve key decisions of the Litigation Trustee pertaining to the operation and management of the Litigation Trust.  For the avoidance of doubt, due to, among other things, funding of the Litigation Trust from the Reorganizing Debtors, the Litigation Trustee and the Litigation Trust Board may (although they shall not be required to) consider and analyze the best interests of the Reorganizing Debtors in developing any strategies pertaining to the Litigation Trust.

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d. Funding the Litigation Trust. The Litigation Trust shall be funded by a non-recourse loan from the Reorganizing Debtors of up to $5 million (the "Litigation Trust Loan").  The Reorganizing Debtors hereby commit to provide the Litigation Trust Loan in the amount requested by the Litigation Trust from time to time; provided that the aggregate amount loaned by the Reorganizing Debtors shall not exceed $5 million.  The Litigation Trust Loan shall not bear interest.  The Litigation Trust Loan shall be subject to repayment solely from the proceeds of the recoveries of the Litigation Trust after the repayment of all costs, fees and expenses of the Litigation Trust.  The Litigation Trust Loan, without the need for further filing or act of any kind, shall be secured by the proceeds of any recoveries of the Litigation Trust; provided, however, that such security shall be voluntarily subordinated to the payment of all costs, fees or expenses of the Litigation Trust.  The Litigation Trust Loan shall have a maturity date that is the earlier of (i) the date at which the Litigation Trust terminates or (ii) the date at which the Litigation Trust first makes distributions to the litigation trust beneficiaries.  For the avoidance of doubt, nothing herein shall prohibit further financing of the Litigation Trust by the Reorganizing Debtors on such terms as the Reorganizing Debtors and the Litigation Trust may agree from time to time, nor shall anything herein prohibit the Litigation Trust from obtaining third party financing as the Litigation Trust determines appropriate.

e.  Distributions by the Litigation Trust. Distributions by the Litigation Trustee will be made in accordance with Sections 4.4.2, 4.5.2, 4.6.2 and 4.7.2 of the Plan. The Litigation Trustee shall be authorized to retain the services of the Reorganizing Debtors or any disbursing agent of the Reorganizing Debtors for purposes of making such distributions.

f.  Duration of Trust. The Litigation Trust shall have an initial term of five (5) years, provided that if reasonably necessary to realize maximum value with respect to the assets in the Litigation Trust and following Bankruptcy Court approval, the term of the Litigation Trust may be extended by one or more one (1) year terms. The Litigation Trust may be terminated earlier if the Bankruptcy Court has approved the same and the Litigation Trustee has administered all assets of the Litigation Trust and performed all other duties required by the Plan and the Litigation Trust Agreement.

g. Option to Retain Claims. If at any time prior to filing the Litigation Trust Supplement, the General Committee determines that formation of a Litigation Trust is not practical, feasible or otherwise in the best interest of creditors, the Litigation Trust Supplement may be filed in a manner that indicates that the Reorganizing Debtors will retain the Contributed Claims rather than contributing such claims to a Litigation Trust. If so retained, the Reorganizing Debtors (rather than the Litigation Trustee) will distribute the recoveries from the pursuit of such Contributed Claims in accordance with Sections 4.4.2, 4.5.2, 4.6.2 and 4.7.2 of the Plan.

6.2.	Reorganizing Debtors/Liberty/Alameda Intercompany Settlement.

On the Effective Date, the intercompany settlement (the Reorganizing

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Debtors/Liberty/Alameda Intercompany Settlement) as provided for in this Section shall become effective and binding by and between Estates of the Reorganizing Debtors, Liberty and Alameda. To the extent necessary, the Plan constitutes a motion pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure for approval of the Reorganizing Debtors/Liberty/Alameda Intercompany Settlement.

6.2.1.	Rescission of Subject Agreement and Subject Transfers.

As of the Effective Date, the Subject Agreement and the Subject Transfers and any and all transactions entered into in connection with or pursuant to the Subject Agreement shall be fully and completely rescinded. In particular, but without limitation, the foregoing rescission shall incorporate the following transactions: (a) the reassignment by Liberty to Alameda of the JV Interests together with all claims, rights and remedies relating to the JV Interests; (b) a reassignment from Liberty to Alameda of the Century Promissory Note, (c) a release by PHI of all claims against Liberty arising, relating to or pertaining to the Note (as said term is defined in Recital A of the Subject Agreement); (d) a release by Liberty of the intercompany obligation asserted against Alameda, in the approximate outstanding amount of $78 million, in connection with the Subject Agreement; (e) a payment in Cash on the Effective Date in the amount of $3.5 million from Liberty to Alameda (with any funding of the payment of Administrative Claims of Alameda and/or the payment of efforts to monetize the value of Alameda's assets to be derived from such funds), which amount represents an estimate of Cash income and/or proceeds derived by Liberty from its ownership of the JV Interests; and (f) an Allowed Unsecured Claim of $16.9 million in favor of Liberty against PHI. Except as set forth herein, to the extent that Liberty possesses any Claims, rights or causes of actions against third parties under the Subject Agreement or in connection with its equity ownership of the JV Interests (the “Liberty Assigned Claims”), Liberty assigns and transfers all such Claims which shall vest in Alameda. Liberty agrees to reasonably cooperate with Alameda in connection with Alameda’s exercise of its rights transferred hereunder.

6.2.2.	PHI Subordinated Allowed Unsecured Claim Against Alameda.

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As of the Effective Date, PHI shall receive a subordinated Allowed Unsecured Claim of $165 million against Alameda. Said Claim shall be subordinated to the payment in full of all Allowed Claims against Alameda. Consistent with the releases set forth in Section 6.2.4 below, neither PHI (except as set forth herein), Liberty nor any other Reorganizing Debtor shall receive or retain any other Claim against Alameda.

6.2.3.   Assignment to Reorganizing Debtors of Examiner Identified Litigation Against Interest Holders of Woodside Owned by Alameda Estate.

Other than Alameda Retained Claims, Alameda shall contribute on the Effective Date all of its rights in the Examiner Identified Litigation against the Interest holders of Woodside to the Reorganizing Debtors or the Litigation Trust in return for a payment in Cash of $1.5 million to be paid on the Effective Date; provided, however, that the Reorganizing Debtors agree that in the event that the Reorganizing Debtors or the Litigation Trust recover more than $35 million in net proceeds on account of the Examiner Identified Litigation, 25% of all net recoveries above such $35 million recovery shall be contributed to the Alameda Estate for distribution to Alameda's creditors up to a maximum additional amount of $1.5 million. For the avoidance of doubt, to the extent that the Reorganizing Debtors have agreed with certain creditors (the “Private Action Creditors”) to pursue joint Examiner Identified Litigation and to the extent that, as a result thereof, the Reorganizing Debtors have agreed to share the proceeds of any recovery with the Private Action Creditors, only the recoveries applicable to the Reorganizing Debtors (and not the Private Action Creditors) shall be counted in the calculation of whether a $35 million recovery has been obtained.

6.2.4.   Mutual Releases by and Between Liberty, Alameda and the Reorganizing Debtors.

In consideration of the Reorganizing Debtors/Liberty/Alameda Intercompany Settlement, except as to Claims and rights expressly reserved or provided for herein, this Plan shall constitute a full settlement and compromise of all Claims and causes of action, including, without limitation, Causes of Action, subordination, recoupment, setoff, and other legal and equitable defenses by, between, and through, on the one hand, the Reorganizing

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Debtors, Newco and Liberty, and, on the other hand, Alameda, Eagleridge Office Park, LLC (“Eagleridge LLC”), JSO Land, LLC (“JSO Land”) and Wheatland Heritage Oaks, LLC (“WHO”), the Alameda Estate, the Alameda Liquidating Trust, as successor-in-interest to Alameda, and all representatives, successors and assigns thereof, including any subsequently appointed Chapter 7 trustee, effective upon the Effective Date of the Plan. Notwithstanding anything herein to the contrary, all rights and remedies of all parties are reserved in connection with any leasing or subleasing relationship by and between any Reorganizing Debtor and Alameda (including any subsidiary or affiliate thereof) including relating to the occupancy of the Eagleridge Office Building.

a.	Release by Alameda, Eagleridge LLC, JSO Land and WHO.

As of the Effective Date, except as to any Claims and rights expressly reserved or provided for herein, Alameda, the Alameda Liquidating Trustee, as successor-in-interest to Alameda, Eagleridge LLC, JSO Land and WHO shall, and shall be deemed to, release, waive and forever discharge all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether known or unknown, foreseen or unforeseen, fixed or unliquidated, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Alameda, Eagleridge LLC, JSO Land, WHO, Liberty, the Debtors, their assets, the Subject Agreement, the Chapter 11 Cases or this Plan, that could have been asserted by or on behalf of Alameda or the Alameda Estate, Eagleridge LLC, JSO Land or WHO, including, but not limited to, all Causes of Action and Defenses, against the Reorganized Debtors, Newco and Liberty, their successors and assigns, and their professionals with respect to their actions during the Chapter 11 Cases, but excluding, for absence of doubt, the Alameda Retained Claims.

b.	Release by Reorganizing Debtors, Newco and Liberty.

As of the Effective Date, except as to any Claims and rights expressly reserved or provided for herein, the Reorganizing Debtors, Newco and Liberty shall, and shall be deemed to, release, waive and forever discharge all Claims, obligations, suits, judgments, damages,

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demands, debts, rights, causes of action and liabilities, whether known or unknown, foreseen or unforeseen, fixed or unliquidated, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Alameda, Eagleridge LLC, JSO Land, WHO, Liberty, the Debtors, their assets, the Subject Agreement, the Chapter 11 Cases or this Plan, that could have been asserted by or on behalf of the Reorganizing Debtors, Newco and Liberty, including, but not limited to, all Causes of Action and Defenses, against Alameda or the Alameda Estate, the Alameda Liquidating Trustee, as the successor-in-interest to Alameda, Eagleridge LLC, JSO Land or WHO, their successors and assigns, and their professionals with respect to their actions during the Chapter 11 Cases.

6.2.5.	Payment of Alameda Allowed Administrative Claims.

Except as specifically provided otherwise, payments to the Alameda Estate shall be made without deduction for fees, costs or other charges of the Reorganized Debtors and/or Liberty, including by the professionals retained by any of the Debtors and the General Committee. However, the Estate of Alameda shall be responsible for (i) the fees and expenses incurred by the Alameda Committee and its retained professionals, as approved by the Bankruptcy Court after notice to interested parties or in accordance with any procedure for the payment of professional fees and costs established in the Chapter 11 Cases, and (ii) the reasonable and necessary fees and expenses, as approved by the Bankruptcy Court after notice to interested parties or in accordance with any procedure for the payment of professional fees and costs established in the Chapter 11 Cases, to be incurred directly on behalf of the Alameda Estate by Pachulski Stang Ziehl & Jones LLP (“PSZJ”) and Alvarez & Marsal (“A&M”) from and after August 17, 2009 until the Effective Date, but only to the extent the combined amount of such fees and costs exceed $100,000 (with all such fees and costs prior to August 17, 2009 being paid by the Reorganizing Debtors except for the fees and costs of the Alameda Committee which shall in all respects be paid by the Alameda Estate). For the avoidance of doubt, the Alameda Committee, the Alameda Liquidating Trustee and any other party-in-interest in the Alameda case shall retain the right to object to

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any fees and costs sought by the Debtors and their professionals, including on the basis that such fees and costs were inappropriately allocated to the Alameda Estate.

6.2.6.	Allocation of Certain Reimbursements.

Alameda (or the Alameda Liquidating Trustee) and the Reorganizing Debtors shall split on a 50%-50% basis, when and if received, the proceeds of any and all rights or Claims to reimbursements (including so-called CFD reimbursements), refunds (including of utility deposits, plan check and inspection fees and similar payments), fee credits, or similar disbursements (all collectively, “Reimbursement Rights”) owing to or held by any of the Debtors in connection with (i) the Union Ranch project in California, (ii) the Heritage Lake Project, (iv) Wolf Creek, LLC, and (iii) the Audie Murphy Ranch Project (for purposes of this paragraph, collectively the “Projects”). Any and all proceeds and products of the Reimbursement Rights related to the Projects received by any of the Reorganized Debtors or Alameda shall be deposited into a segregated account (a “Reimbursement Rights Proceeds Account”) pending an agreement between the Reorganized Debtors and Alameda (or the Alameda Liquidating Trustee) of entitlement to them under this Section 6.2.6 or the entry of one or more orders of the Bankruptcy Court. As Cash proceeds of the Reimbursement Rights related to the Projects are available, Alameda (or the Alameda Liquidating Trustee), on the one hand, and the Reorganizing Debtors, on the other hand, shall be entitled to their respective shares of funds in the Reimbursement Rights Proceeds Account. Payments from the Reimbursement Rights Proceeds Account shall only be upon Bankruptcy Court order, but such order may be upon the stipulation of Alameda (or the Alameda Liquidating Trustee) and the Reorganized Debtors, and no notice shall be required to any other party, except the United States Trustee, prior to entry of such order. Alameda (or the Alameda Liquidating Trustee) and the Reorganized Debtors agree to pursue the Reimbursement Rights related to the Projects jointly and with the advice and consent of each other and their professionals, provided however, that with respect to the Union Ranch Project and the Heritage Lake Project it is contemplated that the Reorganized Debtors shall take the lead role, and with

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respect to Wolf Creek, LLC and the Audie Murphy Ranch Project, it is contemplated that Alameda (and its successor under the Plan) will take the lead role. Absent any agreement in advance or order of the Bankruptcy Court, no attorney’s fees and costs, or other allocations of costs or professional fees, relating to the recovery of Reimbursement Rights related to the Projects shall be charged against the proceeds of the Reimbursement Rights. For absence of doubt, except with respect to Reimbursement Rights in connection with the Projects described in this Section 6.2.6, any and all Reimbursement Rights owing to or held by Alameda on account of ventures of which Alameda was or is a party, member or otherwise owns or owned an ownership interest, including the JV Interests, shall be the property of Alameda based upon its ownership interest and shall be recoverable by and be payable directly to Alameda (or the Alameda Liquidating Trustee). Except as provided herein, any and all rights, claims and interests in third parties to the Reimbursement Rights are expressly reserved.

6.2.7.	Certain Third Party Releases.

In the event that the Reorganizing Debtors (with the consent of the General Committee) enter into any agreement or support any order that releases estate Claims against certain ongoing employees in connection with or related to arrangements to insure the employment of such employees post-confirmation, Alameda (or the Alameda Liquidating Trustee) agrees to provide a similar release on behalf of the Alameda Estate, except to the extent of the Alameda Retained Claims.

6.3.	Liquidating Debtor - Alameda.

 6.3.1.     Establishment of Alameda Liquidating Trust; Alameda Liquidating Trust Agreement.

On the Effective Date, the Alameda Liquidating Trust shall be established. The Alameda Liquidating Trust shall be governed by the Alameda Liquidating Trust Agreement, which shall be effective as of the Effective Date. A copy of the Alameda Liquidating Trust Agreement will be filed with the Bankruptcy Court prior to the Confirmation Hearing.

a.	Purpose of Alameda Liquidating Trust.

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The Alameda Liquidating Trust shall be established for the primary purpose of liquidating and distributing Alameda’s assets, in accordance with the Alameda Liquidating Trust Agreement, this Plan and Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to preserve the liquidation value of the Alameda Trust Assets, and consistent with the liquidating purpose of the Alameda Liquidating Trust. The Alameda Liquidating Trust shall be deemed a successor-in-interest to Alameda for the purposes of Bankruptcy Code Section 1145. Under Section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Alameda Liquidating Trust pursuant to this Plan shall be exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of securities.

b.	Term; Extension.

The Alameda Liquidating Trust shall terminate no later than five (5) years after the Effective Date. Notwithstanding the foregoing, the Alameda Liquidating Trustee may, if it is in the best interests of Alameda Trust Beneficiaries, and subject to the approval of the Bankruptcy Court based on a finding that an extension is necessary to the purpose of the Alameda Liquidating Trust, extend the term of the Alameda Liquidating Trust for one or more finite periods based upon the particular facts and circumstances at that time (each, an “Extension Period”), provided that each Extension Period is requested by the Alameda Liquidating Trustee before expiration of the term of the Alameda Liquidating Trust (as it may then have been extended).

c.	Alameda Liquidating Trust Beneficiaries.

As of the Effective Date, the Alameda Liquidating Trust shall hold all of Alameda’s right, title and interests in the Alameda Trust Assets. The Alameda Trust Assets shall be held, administered and liquidated for the benefit of, with corresponding distributions to, the Alameda Trust Beneficiaries. The Alameda Liquidating Trustee shall maintain a register of the names and addresses of the Alameda Trust Beneficiaries as provided in the Alameda Liquidating Trust Agreement. The Alameda Trust Beneficiaries’ interests shall be

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transferable only in accordance with the Alameda Liquidating Trust Agreement.

d.	Status of Alameda Liquidating Trustee.

On the Effective Date, the Alameda Liquidating Trustee shall be a representative of the Alameda Estate within the meaning of Section 1123(b)(3)(B) of the Bankruptcy Code and shall have the rights and powers provided for in the Bankruptcy Code in addition to any rights and powers granted in the Alameda Liquidating Trust Agreement and herein. The Alameda Liquidating Trustee shall be a party in interest as to all matters over which the Bankruptcy Court has jurisdiction.

In his or her capacity as the Estate representative of the Alameda Estate, and except as to any Cause of Action and Defenses released or transferred under this Plan, the Alameda Liquidating Trustee shall be the successor-in-interest to Alameda with respect to any Claim, right or Cause of Action and Defense that was or could have been commenced by Alameda prior to the Effective Date, or thereafter arising in conjunction with any Alameda Trust Assets until the Alameda Liquidating Trustee disposes of them. All such Causes of Action and Defenses and any and all other rights, Claims or interests constituting Alameda Trust Assets, including the right to seek to subordinate Claims under Section 510 of the Bankruptcy Code, but excluding Causes of Action and Defenses released under this Plan, shall be retained and may be pursued and enforced by the Alameda Liquidating Trustee as the representative of the Alameda Estate pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code and the terms of this Plan.

The Alameda Liquidating Trustee shall be responsible for making distributions from the Alameda Liquidating Trust as required by and set forth in this Plan and the Alameda Liquidating Trust Agreement. The Alameda Liquidating Trustee, or its designee, shall act as the disbursing agent under this Plan and shall establish such account or accounts as may be required to effectuate payments and distributions as provided for in the Plan.

e.	Liquidating Trustee’s Authority and Responsibilities.

The Alameda Liquidating Trustee shall be authorized to and shall take all actions required of the Alameda Liquidating Trustee under this Plan and the Alameda Liquidating

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Trust Agreement, and any additional actions that are necessary and appropriate to implement the Alameda Liquidating Trust. Subject to the terms set forth in this Plan, the Alameda Liquidating Trustee shall have the authority, power, duties and responsibilities set forth in the Alameda Liquidating Trust Agreement.

f.	Alameda Supervisory Board

The Alameda Supervisory Board shall be selected by the Alameda Committee prior to the Confirmation Hearing. The Alameda Supervisory Board shall consist of the three (3) members of the Alameda Committee. In the event that a member of the Alameda Supervisory Board can no longer carry out his or her duties (by reason of death, resignation or disability), the remaining members of the Alameda Supervisory Board shall appoint a successor within ninety (90) days. The Alameda Supervisory Board shall have authority over the actions of the Alameda Liquidating Trustee and the Alameda Liquidating Trust as set forth in the Alameda Liquidating Trust Agreement.

6.3.2.   Transfer of Alameda Assets to Alameda Liquidating Trust. Except as specifically set forth in this Plan, all of Alameda’s right, title and interest in and to the Alameda Trust Assets shall be, and shall be deemed to be, irrevocably transferred, absolutely assigned, conveyed, set over and delivered to the Alameda Liquidating Trust, in trust to and in trust for the benefit of the Alameda Trust Beneficiaries for the uses and purposes stated herein and in the Alameda Liquidating Trust Agreement. For United States Federal and applicable state income tax purposes, the transfers of the Alameda Trust Assets to the Alameda Liquidating Trust shall be treated and reported as a disposition of the Alameda Trust Assets directly to and for the benefit of the Alameda Trust Beneficiaries immediately followed by a contribution of the Alameda Trust Assets by the Alameda Trust Beneficiaries to the Alameda Liquidating Trust for the benefit of the Alameda Trust Beneficiaries. The Trust Beneficiaries shall be treated as the grantors and deemed the owners of the Alameda Liquidating Trust.

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6.3.3.   Documentation of Transfers. This Plan and the Confirmation Order shall constitute sufficient documentation to evidence any of the transfers called for by this Section 6.3. No further documentation shall be necessary to give effect to any such transfers.

6.3.4.   Free and Clear. Except as otherwise provided by this Plan, the Alameda Liquidating Trust Agreement or the Confirmation Order, any transfer, assignment or conveyance of Alameda’s right, title and interest in any Alameda Trust Assets to the Alameda Liquidating Trust under this Plan shall be free and clear of all Liens, Claims, and interests, including any transfer taxes, pursuant to Sections 363(f), 1123, 1141 and 1146(c) of the Bankruptcy Code.

6.3.5.   Transfers of Privileges and Bankruptcy Rights. To the full extent permitted by law, all rights under Section 363(h) of the Bankruptcy Code are preserved for the benefit of the Alameda Liquidating Trust and its Creditors, and may be exercised by the Alameda Liquidating Trustee with Bankruptcy Court approval. To the fullest extent permitted by law, all rights under Section 365 including Section 365(f) of the Bankruptcy Code are preserved for the benefit of the Alameda Estate and its Creditors, and may be exercised by the Alameda Liquidating Trustee with Bankruptcy Court approval, including prosecution and amendment of any motions to assume or reject executory contracts and leases that are pending on the Effective Date. To the fullest extent permitted by law, and subject to the express provisions of this Plan, on the Effective Date, Alameda shall be deemed to irrevocably transfer to the Alameda Liquidating Trust, as its legal successor, all rights of Alameda and its Estate to exercise or waive any attorney-client privilege, accountant-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral), and Alameda, the Alameda Liquidating Trust and the Alameda Liquidating Trustee are authorized to take any and all necessary actions to effectuate the transfer of such privileges and available defenses.

6.3.6.   Reserved Causes of Action and Defenses. Unless any Cause of Action and Defense held by Alameda is expressly waived, relinquished, released, compromised, or settled in the Plan or any final order (including, without limitation, the

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Confirmation Order), Alameda expressly reserves such Cause of Action and Defense for later adjudication by the Alameda Liquidating Trustee. The reservation set forth in this Section 6.3.6 shall include, without limitation, the Alameda Retained Claims, any Causes of Action (i) identified in Alameda’s or Liberty’s Schedules of Assets and Liabilities and Statements of Financial Affairs or the applicable exhibit to the Plan (the “Alameda Cause of Action Exhibit”) (which exhibit shall be filed ten (10) days prior to the Confirmation Hearing); (ii) against other parties or members of ventures in which Alameda or Liberty was or is a party, member or otherwise owns or owned an ownership interest, including the JV Interests; (iii) on account of the Reimbursement Rights or any similar such claims; (iv) arising under Sections 542, 544, 547, 548, 549, 550 and 551 of the Bankruptcy Code; and (v) any Cause of Action and Defense held by Alameda not specifically identified in the Plan or Disclosure Statement, or of which Alameda may presently be unaware, or which may arise or exist by reason of additional facts or circumstances unknown to Alameda at this time or facts or circumstances that may change or be different from those Alameda now believes to exist and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches will apply to such Causes of Action and Defenses upon or after the Confirmation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Causes of Action and Defenses have been expressly waived, relinquished, released, compromised, or settled in the Plan or an order of the Bankruptcy Court.

6.3.7.   Dissolution of Alameda. Alameda may be dissolved by the Alameda Liquidating Trustee. The Alameda Liquidating Trustee shall have full authority, and shall take any action necessary, to wind up the affairs, and dissolve and terminate the existence, of Alameda under applicable state laws and in accordance with the rights, powers and responsibilities conferred by the Bankruptcy Code, this Plan and any order of the Bankruptcy Court. To the extent necessary, any limited liability company agreement or operating agreement or other controlling organization or formation document or agreement for

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Alameda shall be deemed amended to authorize the Alameda Liquidating Trustee to take such actions.

6.3.8.   Cancellation of Interests in Alameda. On the Effective Date, all Interests in Alameda shall be deemed cancelled and be of no further force or effect, without any further action being required to effect such cancellation. From and after the cancellation of the Interests pursuant to this Plan, holders of Interests shall have no rights arising from or relating to such Interests or the cancellation thereof.

6.3.9.   Injunction. Except as otherwise provided in this Plan or the Confirmation Order, on and after the Effective Date all entities that have held, currently hold or may hold a debt, Claim, Cause of Action, other liabilities, rights or Interests against or in Alameda that would be discharged upon confirmation of this Plan on the Effective Date but for the provisions of Section 1141(d)(3) of the Bankruptcy Code are hereby permanently enjoined from taking any of the following actions on account of such debt, Claim, Cause of Action, other liabilities, rights or Interests: (i) commencing or continuing in any manner any action or other proceeding on account of such debt, Claim, Cause of Action, other liabilities, rights or Interests against the Alameda Trust Assets or proceeds thereof, other than to enforce any right to a distribution with respect to such Alameda Trust Assets or the proceeds thereof as provided by the Plan; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against any Alameda Trust Assets, other than as permitted by this paragraph; and (iii) creating, perfecting or enforcing any Lien or encumbrance against any Alameda Trust Assets, other than as permitted by this Plan.

6.4.	Liquidating Debtor - Liberty.

6.4.1.   Establishment of Liberty Liquidating Trust; Liberty Liquidating Trust Agreement. On the Effective Date, the Liberty Liquidating Trust shall be established.  The Liberty Liquidating Trust shall be governed by the Liberty Liquidating Trust Agreement, which shall be effective as of the Effective Date.  A copy of the Liberty Liquidating Trust Agreement will be filed with the Bankruptcy Court prior to the Confirmation Hearing.

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(a)  Purpose of Liberty Liquidating Trust.  The Liberty Liquidating Trust shall be established for the primary purpose of liquidating and distributing Liberty's assets, in accordance with the Liberty Liquidating Trust Agreement, this Plan and Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to preserve the liquidation value of the Liberty Trust Assets, and consistent with the liquidating purpose of the Liberty Liquidating Trust.  The Liberty Liquidating Trust shall be deemed a successor-in-interest to Liberty for the purposes of Bankruptcy Code section 1145.  Under section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Liberty Liquidating Trust pursuant to this Plan shall be exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of securities.

(b) Term; Extension.  The Liberty Liquidating Trust shall terminate no later than five(5) years after the Effective Date.  Notwithstanding the foregoing, the Liberty Liquidating Trustee may, if it is in the best interests of Liberty Trust Beneficiaries, and subject to the approval of the Bankruptcy Court based on a finding that an extension is necessary to the purpose of the Liberty Liquidating Trust, extend the term of the Liberty Liquidating Trust for one or more finite periods based upon the particular facts and circumstances at the time (each, an "Extension Period"), provided that each Extension Period is requested by the Liberty Liquidating Trustee before expiration of the term of the Liberty Liquidating Trust (as it may then have been extended).

(c) Liberty Liquidating Trust Beneficiaries.  As of the Effective Date, the Liberty Liquidating Trust shall hold all of Liberty's right, title and interests in the Liberty Trust Assets.   The Liberty Trust Assets shall be held, administered and liquidated for the benefit of, with corresponding distribution to, the Liberty Trust Beneficiaries.  The Liberty Liquidating Trustee shall maintain a register of the names and addresses of the Liberty Trust Beneficiaries as provided in the Liberty Liquidating Trust Agreement.  The Liberty Trust Beneficiaries' interests shall be transferable only in accordance with the Liberty Liquidating Trust Agreement.

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(d) Status of Liberty Liquidating Trustee.  The person to serve as the Liberty Liquidating Trustee will be selected by the Debtors, with the consent of the General Committee and the Alameda Committee, and his or her identity disclosed by the Debtors, prior to the Confirmation Hearing.  On the Effective Date, the Liberty Liquidating Trustee shall be a representative of the Liberty Estate within the meaning of section 1123(b)(3)(B) of the Bankruptcy Code and shall have the rights and powers provided for the Bankruptcy Code in addition to any rights and powers granted in the Liberty Liquidating Trust Agreement and herein.  The Liberty Liquidating Trustee shall be a party interest as to all matters over which the Bankruptcy Court has jurisdiction.

In hi or her capacity as the Estate representative of the Liberty Estate, and except as to any Cause of Action and Defense released or transferred under this Plan, the Liberty Liquidating Trustee shall be the successor-in-interest to Liberty with respect to any Claim, right or Cause of Action and Defense that was or could have been commenced by Liberty prior to the Effective Date, or thereafter arising in conjunction with any Liberty Trust Assets until the Liberty Liquidating Trustee disposes of them.  All such Causes of Action and Defenses and any and all other rights, Claims or interests constituting Liberty Trust Assets, including the right to seek to subordinate Claims under Section 510 of the Bankruptcy Code, but excluding Causes of Action and Defenses released under this Plan, shall be retained and may be pursued and enforced by the Liberty Liquidating Trustee as the representative of the Liberty Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and the terms of this Plan.

The Liberty Liquidating Trustee shall be responsible for making distributions from the Liberty Liquidating Trust as required by and set forth in this Plan and the Liberty Liquidating Trust Agreement.  The Liberty Liquidating Trustee, or its designee, shall act as the disbursing agent under this Plan and shall establish such account or accounts as may be required to effectuate payments and distributions as provided for in the Plan.

(e) Liberty Liquidating Trustee's Authority and Responsibilities.  The Liberty Liquidating Trustee shall be authorized to and shall take all actions required of the Liberty Liquidating Trustee under this Plan and the Liberty Liquidating Trust Agreement, and any additional actions that are necessary and appropriate to implement the Liberty Liquidating Trust.  Subject to the terms set forth in this Plan, the Liberty Liquidating Trustee shall have the authority, power, duties and responsibilities set forth in the Liberty Liquidating Trust Agreement.

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6.4.2.   Transfer of Liberty Assets to Liberty Liquidating Trust. Except as specifically set forth in this Plan, all of Liberty's right, title and interest in and to the Liberty Trust Assets shall be, and shall be deemed to be, irrevocably transferred, absolutely assigned, conveyed, set over and delivered to the Liberty Liquidating Trust, in trust to and in trust for the benefit of the Liberty Trust Beneficiaries for the uses and purposes stated herein and in the Liberty Liquidating Trust Agreement.  For United States Federal and applicable state income tax purposes, the transfers of the Liberty Trust Assets to the Liberty Liquidating Trust shall be treated and reported as a disposition of the Liberty Trust Assets directly to and for the benefit of the Liberty Trust Beneficiaries immediately followed by a contribution of the Liberty Trust Assets by the Liberty Trust Beneficiaries to the Liberty Liquidating Trust for the benefit of the Liberty Trust Beneficiaries.  The Liberty Trust Beneficiaries shall be treated as the grantors and deemed the owners of the Liberty Liquidating Trust.

Funding of the Liberty Liquidating Trust from and after the Effective Date shall be provided from Liberty’s Cash on hand, dispositions of Estate Assets of Liberty, Post-Effective Date Financing, if any, and/or any other sources as set forth in the Liberty Liquidating Trust Agreement.

6.4.3.   Documentation of Transfers. This Plan and the Confirmation Order shall constitute sufficient documentation to evidence any of the transfers called for by this Section 6.4. No further documentation shall be necessary to give effect to any such transfers.

6.4.4.   Free and Clear. Except as otherwise provided by this Plan, the Liberty Liquidating Trust Agreement or the Confirmation Order, any transfer, assignment or conveyance of Liberty's right, title and interest in any Liberty Trust Assets to the Liberty Liquidating Trust under this Plan shall be free and clear of all Liens, Claims, and interests, including any transfer taxes, pursuant to sections 363(f), 1123, 1141 and 1146(c) of the Bankruptcy Code.

6.4.5.   Transfers of Privileges and Bankruptcy Rights. To the full extent permitted by law, all rights under section 363(h) of the Bankruptcy Code are preserved for the benefit of the Liberty Liquidating Trust and its Creditors, and may be exercised by the Liberty Liquidating Trustee with Bankruptcy Court approval.  To the fullest extent permitted by law, all rights under section 365 including section 365(f) of the Bankruptcy Code are preserved for the benefit of the Liberty Estate and its Creditors, and may be exercised by the Liberty Liquidating Trustee with Bankruptcy court approval, including prosecution and amendment of any motions to assume or reject executory contracts and leases that are pending on the Effective Date.  To the fullest extent permitted by law, and subject to the express provisions of this Plan, on the Effective Date, Liberty shall be deemed to irrevocably transfer to the Liberty Liquidating Trust, as its legal successor, all rights of Liberty and its Estate to exercise or waive any attorney-client privilege, accountant-client privilege, work-product privilege or other privilege or immunity attaching to any documents  or communications (whether written or oral), and Liberty, the Liberty Liquidating Trust and the Liberty Liquidating Trustee are authorized to take any and all necessary actions to effectuate the transfer of such privileges and available defenses.

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6.4.6.   Reserved Causes of Action and Defenses. Unless any Cause of Action and Defense held by Liberty is expressly waived, relinquished, released, compromised, or settled in the Plan or any final order (including, without limitation, the Confirmation Order), Liberty expressly reserves such Cause of Action and Defense for later adjudication by the Liberty Liquidating Trustee. The reservation set forth in this Section 6.4.6 shall include, without limitation, any Causes of Action arising under sections 542, 544, 547, 548, 549, 550 and 551 of the Bankruptcy Code and any Cause of Action and Defense held by Liberty not specifically identified in the Plan or Disclosure Statement, or of which Liberty may presently be unaware, or which may arise or exist by reason of additional facts or circumstances unknown to Liberty at this time or facts or circumstances that may change or be different from those Liberty now believes to exist and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches will apply to such Causes of Action and Defenses upon or after the Confirmation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Causes of Action and Defenses have been expressly waived, relinquished, released, compromised, or settled in the Plan or an order of the Bankruptcy Court.

6.4.7.   Dissolution of Liberty. Liberty may be dissolved by the Liberty Liquidating Trustee.  The Liberty Liquidating Trustee shall have full authority, and shall take any action necessary, to wind up the affairs, and dissolve and terminate the existence, of the Liberty under applicable state laws and in accordance with the rights, powers and responsibilities conferred by the Bankruptcy Code, this Plan and any order of the Bankruptcy Court.  to the extent necessary, any limited liability company agreement or operating agreement or other controlling organization or formation document or agreement for Liberty shall be deemed amended to authorize the Liberty Liquidating Trustee to take such actions.

6.4.8.   Cancellation of Interests in Liberty. On the Effective Date, all Interests in Liberty shall be deemed cancelled and be of no further force or effect, without any further action being required to effect such cancellation. From and after the cancellation of the Interests pursuant to this Plan, holders of Interests shall have no rights arising from or relating to such Interests or the cancellation thereof.

6.4.9.   Injunction. Except as otherwise provided in this Plan or the Confirmation Order, on and after the Effective Date, all entities that have held, currently hold

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or may hold a debt, Claim, Cause of Action, other liabilities, rights or Interests against or in Liberty that would be discharged upon confirmation of this Plan on the Effective Date but for the provisions of section 1141(d)(3) of the Bankruptcy Code are hereby permanently enjoined from taking any of the following actions on account of such debt, Claim, Cause of Action, other liabilities, rights or Interests: (i) commencing or continuing in any manner any action or other proceeding on account of such debt, Claim, Cause of Action, other liabilities, rights or Interests against the Liberty Trust Assets or proceeds thereof, other than to enforce any right to a distribution with respect to such Liberty Trust Assets or the proceeds thereof as provided by the Plan; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against any Liberty Trust Assets, other than as permitted by this paragraph; and (iii) creating, perfecting or enforcing any Lien or encumbrance against any Liberty Trust Assets, other than as permitted by this Plan.

6.5.        No Substantive Consolidation of Liquidating Debtors. Nothing in this Plan is intended to substantively consolidate the Estates of the Liquidating Debtors, and each such entity shall maintain its separate corporate existence and its separate and distinct Estate Assets.

6.6.        Miscellaneous.

6.6.1.   Creditors’ Committees. On the Effective Date, each of the General Committee and the Alameda Committee shall be dissolved and the members of each Committee shall be released and discharged from any further authority, duties, responsibilities, liabilities and obligations related to, or arising from, the Chapter 11 Cases, except that the Committees shall continue in existence and have standing and capacity to prepare and prosecute applications for the payment of fees and reimbursement of expenses incurred by the Committees or their Professionals. Following the Effective Date, subject to actual conflicts of interest, none of the General Committee’s professionals shall be precluded from representing the Reorganized Debtors. Following the Effective Date, subject to actual

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conflicts of interest, none of the Alameda Committee’s professionals shall be precluded from representing the Alameda Liquidating Trustee and the Alameda Supervisory Board.

6.6.2.   Liquidating Debtors’ Records. The Alameda Liquidating Trustee and the Liberty Liquidating Trustee will have possession of all records of Alameda and Liberty, respectively, but shall make such records available to the other Reorganized Debtors upon request, at no additional cost to the Alameda Liquidating Trustee or the Liberty Liquidating Trustee, as applicable. The Alameda Liquidating Trustee and the Liberty Liquidating Trustee shall each operate independently from the Reorganizing Debtors, but the Reorganizing Debtors agree to reasonably cooperate with the Alameda Liquidating Trustee and the Liberty Liquidating Trustee in the execution of documents, furnishing of information, consultation with, and other aspects related to, the monetizing of the Alameda Trust Assets and the Liberty Trust Assets, as applicable; provided that all reasonable out of pocket costs of the Reorganizing Debtors in so doing will be reimbursed by the Alameda Liquidating Trust and the Liberty Liquidating Trust, as applicable. If the Reorganized Debtors are called upon to provide any post-confirmation services for the Alameda Liquidating Trustee and/or the Liberty Liquidating Trustee beyond the foregoing (such as management services and/or tax work), consideration shall be provided by the Alameda Liquidating Trustee and the Liberty Liquidating Trustee, as applicable, to the Reorganizing Debtors in an amount agreed upon by and between the parties.

6.6.3.   Final Decree. At any time following the Effective Date, the Reorganized Debtors shall be authorized to file a motion for the entry of a final decree closing the Chapter 11 Cases of the Reorganized Debtors pursuant to Section 350 of the Bankruptcy Code. At any time following the Effective Date, the Alameda Liquidating Trustee shall be authorized to file a motion for the entry of a final decree closing the Chapter 11 Case of Alameda pursuant to Section 350 of the Bankruptcy Code. At any time following the Effective Date, the Liberty Liquidating Trustee shall be authorized to file a motion for the entry of a final decree closing the Chapter 11 Case of Liberty pursuant to Section 350 of the Bankruptcy Code.

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ARTICLE 7.

PROVISIONS GOVERNING DISTRIBUTIONS

7.1.      Distributions by the Debtors. The Reorganized Debtors shall administer Claims and make distributions in respect of Allowed Claims against the Reorganized Debtors; provided, however, that the Litigation Trust may make certain distributions to the Litigation Trust Beneficiaries. The Alameda Liquidating Trust and the Liberty Liquidating Trust shall administer Claims and make distributions in respect of Allowed Claims against Alameda and Liberty, respectively. Distributions to be made by the Reorganized Debtors, the Litigation Trust, the Alameda Liquidating Trust, and the Liberty Liquidating Trust, as applicable, may be made by any Person designated or retained by the foregoing entities, as applicable, to serve as disbursing agent without the need for any further order of the Bankruptcy Court.

7.2.      Distributions on Account of Claims Allowed as of the Effective Date. Except as otherwise provided herein, a Final Order, or as agreed by the relevant parties, distributions on account of Allowed Claims that become Allowed prior to the Effective Date shall be made by the Reorganized Debtors, the Litigation Trust, the Alameda Liquidating Trust, or the Liberty Liquidating Trust, as applicable, on or as soon as reasonably practicable after the Effective Date.

7.3.      Estimation. In order to establish reserves under this Plan and avoid undue delay in the administration of these Chapter 11 Cases, the Debtors, the Reorganized Debtors, the Liquidating Debtors, the Alameda Liquidating Trust, and the Liberty Liquidating Trust shall have the right to seek an order of the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code, estimating the amount of any Claim.

7.4.      Distributions on Account of Claims Allowed After the Effective Date.

7.4.1.   Distributions on Account of Disputed Claims and Estimated Claims. Except as otherwise provided herein, a Final Order, or as agreed by the relevant parties, distributions on account of Disputed Claims and Estimated Claims that become Allowed after the Effective Date shall be made by the Reorganized Debtors, the Alameda

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Liquidating Trust, or the Liberty Liquidating Trust, as applicable, at such periodic intervals as the foregoing entities, as applicable, determine to be reasonably prudent. Distributions by the Litigation Trust, if any, shall be made on each Litigation Proceeds Distribution Date.

7.4.2.   No Distributions Pending Allowance. Notwithstanding anything herein to the contrary: (a) no distribution shall be made with respect to any Disputed Claim or Estimated Claim until such Claim becomes an Allowed Claim, and (b) unless determined otherwise by the Reorganized Debtors, the Litigation Trust, the Alameda Liquidating Trust, or the Liberty Liquidating Trust in their sole and absolute discretion, as applicable, no distribution shall be made to any Person that holds both an Allowed Claim and either a Disputed Claim or an Estimated Claims and Estimated Claims until such Person’s Disputed Claims and Estimated Claims have been resolved by settlement or Final Order.

7.4.3.   Objection Deadline. The Reorganized Debtors, the Alameda Liquidating Trust, or the Liberty Liquidating Trust, as applicable, shall file all objections to Disputed Claims, and shall file all motions to estimate Claims under Section 502(c) of the Bankruptcy Code, on or before the Claims Objection Deadline.

7.4.4.   Reorganizing Debtor Disputed and Estimated Claims Reserve.

a.  Cash and Restructured Debt Reserve. On and after the Effective Date, the Reorganized Debtors shall maintain in reserve such Cash and Restructured Debt as the Reorganized Debtors estimate to be necessary to satisfy the distributions required to be made under the Plan if each Disputed Claim and Estimated Claim against the Reorganized Debtors becomes an Allowed Claim against the Reorganized Debtors. For purposes of determining Cash and Restructured Debt to be reserved, the Restructured Debt shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued or otherwise distributed to the holders of Disputed Claims or Estimated Claims that become Allowed Claims after the Effective Date. For the avoidance of doubt, distributions of Restructured Debt to any Person holding a Disputed Claim or Estimated Claim against the Reorganized Debtors that becomes an Allowed Claim against the Reorganized Debtors after

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the Effective Date shall be made together with any payments or other distributions that would have been made to such Person had its Disputed Claim or Estimated Claim become an Allowed Claim prior to the Effective Date.

b. Restructured Equity Reserve. On or as soon as practicable after the Effective Date, the Reorganized Debtors shall distribute to those holders of Allowed Claims that are entitled to receive Restructured Equity on the Effective Date a distribution of each such holder’s Estimated Initial Pro Rata Share of Restructured Equity. With respect to any Disputed Claim or Estimated Claim that becomes an Allowed Claim entitled to receive Restructured Equity after the Effective Date, on the next distribution date following the date on which such Disputed Claim or Estimated Claim becomes an Allowed Claim, the Reorganized Debtors shall distribute to the holder of such Allowed Claim its Estimated Additional Pro Rata Share of Restructured Equity. On each distribution date, the Reorganized Debtors shall distribute to the holders of Restructured Equity a True-Up Equity Distribution, as applicable. After all Disputed Claims and Estimated Claims have become Allowed Claims or otherwise been disallowed, on the next distribution date, the Reorganized Debtors shall make a final distribution of Restructured Equity such that each holder of Restructured Equity (including any holder of an Allowed Claim who first becomes entitled to receive Restructured Equity on such distribution date) has received its Actual Pro Rata Share of Restructured Equity. The Newco Charter Documents shall be structured in a manner that authorizes the issuance and/or reserve of sufficient New Common Interests to permit the distributions set forth above. For purposes of determining distributions in respect of dividends, the Restructured Equity shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated or otherwise distributed to the holders of Disputed Claims or Estimated Claim that become Allowed Claims after the Effective Date. For the avoidance of doubt, distributions of Restructured Equity to any Person holding a Disputed Claim or Estimated Claim against the Reorganized Debtors that becomes an Allowed Claim against the Reorganized Debtors after the Effective Date shall be made together with any dividends, payments or other distributions that would have been

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made to such Person had its Disputed Claim or Estimated Claim become an Allowed Claim prior to the Effective Date.

c.  Litigation Net Proceeds Reserve. On and after the Effective Date, the Litigation Trustee or the Reorganized Debtors, as applicable, shall maintain the Litigation Net Proceeds Reserve, including a portion thereof sufficient to satisfy the distributions required to be made under the Plan if each Disputed Claim and Estimated Claim in RD Class 4, RD Class 5, RD Class 6 and RD Class 7 becomes an Allowed Claim against the Reorganized Debtors.

7.4.5.   Liquidating Debtor Disputed and Estimated Claims Reserve. On and after the Effective Date, the Alameda Liquidating Trust and the Liberty Liquidating Trust shall maintain in reserve such Cash as they estimate to be necessary to satisfy the distributions required to be made under the Plan if each Disputed Claim and Estimated Claim against the Liquidating Debtors, as applicable, becomes an Allowed Claim. For the avoidance of doubt, distributions by the Alameda Liquidating Trust and the Liberty Liquidating Trust to any Person holding a Disputed Claim or Estimated Claim against the Liquidating Debtors, as applicable, that becomes an Allowed Claim against the applicable Liquidating Debtor after the Effective Date shall be made together with any payments or other distributions that would have been made to such Person had its Disputed Claim or Estimated Claim become an Allowed Claim prior to the Effective Date.

7.4.6.   Settling Disputed Claims. The Reorganized Debtors, the Alameda Liquidating Trust or the Liberty Liquidating Trust, as applicable, shall be authorized to settle, or withdraw any objections to, any Disputed Claims following the Effective Date pursuant to procedures as authorized by the Bankruptcy Court.

7.5.        Distributions in Cash. The Reorganized Debtors, the Litigation Trust, the Alameda Liquidating Trust and the Liberty Liquidating Trust, as applicable, shall make any required Cash payments to the holders of Allowed Claims: (X) in U.S. dollars by check, draft or warrant, drawn on a domestic bank selected by the Reorganized Debtors, the Litigation Trustee, the Alameda Liquidating Trustee and the Liberty Liquidating Trust,

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as applicable, in each case in their sole discretion, or by wire transfer from a domestic bank, at the applicable foregoing entity’s option, and (Y) by first-class mail (or by other equivalent or superior means as determined by the Reorganized Debtors, the Litigation Trustee, the Alameda Liquidating Trustee and the Liberty Liquidating Trustee, as applicable).

7.6.      Unclaimed Distributions. Any entity which fails to claim any Cash within one hundred twenty (120) days from the date upon which a distribution is first made to such entity shall forfeit all rights to any distribution under the Plan and the Reorganized Debtors, the Litigation Trustee, the Alameda Liquidating Trustee and the Liberty Liquidating Trustee, as applicable, shall be authorized to cancel any distribution that is not timely claimed. Pursuant to Section 347(b) of the Bankruptcy Code, upon forfeiture, such Cash (including interest thereon, if any) shall revert to the applicable Reorganized Debtors, the Litigation Trust, the Alameda Liquidating Trust or the Liberty Liquidating Trust, as the case may be, free of any restrictions under the Plan, the Bankruptcy Code or the Bankruptcy Rules. Upon forfeiture, the claim of any Creditor with respect to such funds shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary, and such Creditors shall have no claim whatsoever against the Reorganized Debtors, the Liquidating Debtors, the Alameda Liquidating Trust or the Litigation Trust or any holder of an Allowed Claim to whom distributions are made by the Reorganized Debtors, the Litigation Trust, the Alameda Liquidating Trust and the Liberty Liquidating Trust, as applicable.

7.7.      Setoff. Nothing contained in this Plan shall constitute a waiver or release by the Debtors of any right of setoff or recoupment the Debtors may have against any Creditor. To the extent permitted by applicable law, the Reorganized Debtors or the Liquidating Debtors or their respective successors under the Plan, as applicable, may, but are not required to, set off or recoup against any Claim and the payments or other distributions to be made under the Plan in respect of such Claim, claims of any nature whatsoever that arose before the Petition Date that the Debtors may have against the holder of such Claim or Interest. Notwithstanding the foregoing or anything to the contrary elsewhere in the Plan, and except for the releases by the Reorganizing Debtors, Newco, Liberty, Alameda, Eagleridge Office

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Park, LLC, JSO Land, LLC, Wheatland Heritage Oaks, LLC, the Alameda Estate, and the Alameda Liquidating Trust as provided in Section 6.2.4 of the Plan, nothing in this Plan or the Confirmation Order shall prejudice or affect (1) any rights of any Person to assert Claims, including Administrative Claims, against the Debtors, the Reorganized Debtors, the Liquidating Debtors, the Estates, or any transferee thereof, including all trusts established pursuant to the Plan, by way of offset, recoupment, or counterclaim to the extent permitted by applicable law; and/or (2) any defense to any Causes of Action and Defenses or any other claims asserted by the Debtors, the Reorganized Debtors, the Liquidating Debtors, the Estates, or any transferee thereof, including the trusts established pursuant to the Plan.

7.8.      Taxes. Pursuant to Section 346(f) of the Bankruptcy Code, the Reorganized Debtors, the Alameda Liquidating Trust, the Liberty Liquidating Trust or the Litigation Trust, as applicable, shall be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. The Reorganized Debtors, the Alameda Liquidating Trust, the Liberty Liquidating Trust or the Litigation Trustee, as applicable, shall be authorized to take all actions necessary to comply with applicable withholding and recording requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim that has received a distribution of Cash shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation, on account of such distribution. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

7.9.      De Minimis Distributions. If any interim distribution under the Plan to the holder of an Allowed Claim would be less than $100.00, the Reorganized Debtors, the Alameda Liquidating Trust, the Liberty Liquidating Trust or the Litigation Trust, as applicable, may withhold such distribution until a final distribution is made to such holder. If any final distribution under the Plan to the holder of an Allowed Claim would be less than $25.00, the Reorganized Debtors, the Alameda Liquidating Trust, the Liberty Liquidating Trust or the Litigation Trust, as applicable, may

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cancel such distribution. Any unclaimed distributions pursuant to this Section 7.9 shall be treated as unclaimed property under Section 7.6 of the Plan.

7.10.    Special Provisions Relating to Claims Objections. The Reorganizing Debtors agree that the Claims of any creditor of Alameda, including the claims of South Edge Agent and South Edge, that are asserted against a Reorganizing Debtor upon a guarantee or similar theory will not be challenged based solely upon a theory that the Claim should be reduced in amount due to the receipt of distributions by such creditor from the Alameda Estate. For the avoidance of doubt, however, all other rights of the Reorganizing Debtors to challenge such claims are expressly reserved. The Reorganized Debtors (and their successors in interest), on the one hand, and the Alameda Estate (and its successor in interest), on the other hand, shall agree upon a cooperative protocol for objecting to, and resolving Claims that have, or may be asserted against the Alameda Estate, on the hand, and one or more of the Reorganizing Debtors’ Estates, on the other hand, which are identical, or substantially identical, or which arise out of the same set of operative facts. With respect to claims against the Alameda Estate, the Debtors shall consult with the Alameda Committee regarding such claims, and the Alameda Committee shall take the lead in any objections it or the Debtors determine are required to such Claims.

ARTICLE 8.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1.      Assumption. On the Effective Date, pursuant to Section 1123(b)(2) of the Bankruptcy Code, the Reorganized Debtors or the Liquidating Debtors, as applicable, will assume the executory contracts and unexpired leases of the Debtors that: (a) have been expressly identified in the Plan Supplement for assumption (together with any additions, deletions, modifications or other revisions to such exhibit as may be made by the Proponents prior to the Effective Date), and (b) are specified in this Article 8 of the Plan. Each executory contract and unexpired lease listed in the Plan Supplement shall include any modifications, amendments and supplements to such agreement, whether or not listed in the Plan Supplement.

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8.2.      Rejection. Except as set forth in this Article 8 of the Plan, on the Effective Date, pursuant to Section 1123(b)(2) of the Bankruptcy Code, the Reorganized Debtors or the Liquidating Debtors, as applicable, will reject any and all executory contracts and unexpired leases of the Debtors otherwise not identified in Section 8.1, including, without limitation, those executory contracts and unexpired leases expressly identified for rejection in the Plan Supplement (together with any additions, deletions, modifications or other revisions to such exhibit as may be made by the Proponents prior to the Effective Date). Any Person asserting any Claim for damages arising from the rejection of an executory contract or unexpired lease of the Debtors under this Plan shall file such Claim on or before the Rejection Claim Bar Date, or be forever barred from: (a) asserting such Claim against the Reorganized Debtors, the Liquidating Debtors, the Debtors or the Estate Assets, and (b) sharing in any distribution under the Plan.

8.3.      Assumption Obligations. The Reorganized Debtors or the Liquidating Debtors, as applicable, shall satisfy all Assumption Obligations, if any, by making a Cash payment in the manner provided in Section 2.2 of the Plan or as otherwise permitted by Section 365(b)(1)(B) of the Bankruptcy Code, equal to the amount specified in the Plan Supplement, unless an objection to such proposed amount is filed with the Bankruptcy Court and served on counsel to the Debtors on or prior to the date set by the Bankruptcy Court for filing objections to Confirmation of the Plan and the Bankruptcy Court, after notice and hearing, determines that the applicable Debtor is obligated to pay a different amount under Section 365 of the Bankruptcy Code, in which case, the applicable Debtor shall have the right within ten (10) days after such determination to seek an order of the Bankruptcy Court rejecting such executory contract or unexpired lease. Any Person that fails to object to the Assumption Obligation specified in the Plan Supplement on or prior to the date set by the Bankruptcy Court for filing objections to Confirmation of the Plan and/or other subsequent dates(s) set by the Bankruptcy Court, as applicable, shall be forever barred from: (a) asserting any other, additional or different amount on account of such obligation against the Reorganized Debtors, the Debtors or the Estate Assets, and (b) sharing in any other, additional or different distribution under the Plan on account of such obligation.

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8.4.      Effect of Confirmation Order. The Confirmation Order shall constitute an order of the Bankruptcy Court: (i) approving, as of the Effective Date, the assumption or rejection by the Reorganized Debtors, Liberty or Alameda, as the case may be, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of all executory contracts and unexpired leases identified under this Article 8 of the Plan; and (ii) that any provisions of a limited liability company agreement or operating agreement of a limited liability company or similar entity which purports to restrict the transfer of the economic interest in such entity to one of its members which is one of the Debtors herein, or its assignee, is invalidated as an “ipso facto” clause under Section 365(e) of the Bankruptcy Code, to the extent that Section 365 applies. The contracts and leases identified in this Plan will be assumed or rejected, respectively, only to the extent that such contracts or leases constitute pre-petition executory contracts or unexpired leases of the Debtors, and the identification of such agreements under this Plan does not constitute an admission with respect to the characterization of such agreements or the existence of any unperformed obligations, defaults, or damages thereunder. This Plan does not affect any executory contracts or unexpired leases that: (a) have been assumed, rejected or terminated prior to the Confirmation Date, or (b) are the subject of a pending motion to assume, reject or terminate as of the Confirmation Date.

8.5.      Post-Petition Agreements. Unless inconsistent with the provisions of the Plan, all contracts, leases and other agreements entered into or restated by the Debtors on or after their respective Petition Dates, or previously assumed by any of the Debtors prior to the Confirmation Date (or the subject of a pending motion to assume by either of the Debtors as of the Confirmation Date that is granted by the Bankruptcy Court), which have not expired or been terminated in accordance with their terms, shall be performed by the Debtors in the ordinary course of business and shall survive and remain in full force and effect following the Effective Date.

8.6.      Insurance of Debtors. Except as set forth in the Plan Supplement, any insurance policy acquired for the benefit of the Debtors (or any officers and directors of any

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of the Debtors) before or after the Petition Date shall remain in full force and effect after the Effective Date according to its terms.

8.7.      Employee Benefit Programs. Except as set forth in the Plan Supplement, all Employee Benefit Programs shall be treated as “executory contracts” and shall be assumed by the Reorganized Debtors pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code by operation of the Plan. The Debtors do not provide “retiree benefits” as that term is defined in Section 1114(a) of the Bankruptcy Code. Therefore, on and after the Effective Date, the Debtors will not pay retiree benefits.

8.8.      Employee Licensee Obligations. Except as set forth in the Plan Supplement, from and after the Effective Date, the Reorganized Debtors shall honor and satisfy any and all Employee Licensee Obligations, whenever they may come due, in the ordinary course of business, and shall indemnify and hold harmless any Employee Licensee in connection with any and all claims relating to the Employee Licenses.

8.9.      Reorganizing Debtor Warranty Claims. Except as set forth in the Plan Supplement, from and after the Effective Date, the Reorganized Debtors shall reject, and shall have no further responsibility to honor or satisfy, any Reorganizing Debtor Warranty Claims.

8.10.    Customer Deposits. Except as set forth in the Plan Supplement, from and after the Effective Date, the Reorganized Debtors shall be permitted and authorized to honor and apply all Customer Deposits against pending home purchases in the ordinary course of the Reorganized Debtors’ businesses.

8.11.    Assessment Bond Obligations. Except as set forth in the Plan Supplement, from and after the Effective Date, the Reorganized Debtors shall be permitted and authorized to honor and satisfy all Assessment Bond Obligations in the ordinary course of their businesses. Any and all liens securing any Assessment Bond Obligation shall be unaffected and shall remain on the land upon which they are imposed until paid, in accordance with applicable state law.

8.12.     Modifications to Plan Supplement.  The Debtors shall have the right, any time prior to the Effective Date, to make additions, deletions, modifications and/or other revisions to the identification of executory contracts and leases to be assumed or rejected by the Debtors; provided, however, that any party to such contract or lease or affected by such action shall be provided notice of such action and an opportunity to object, and if any objection is filed, such action will not be effective until such objection is resolved by final order of the Bankruptcy Court.

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ARTICLE 9.

CONDITIONS PRECEDENT

9.1.      Conditions to Confirmation. The following are conditions precedent to confirmation of this Plan:

a.  The Bankruptcy Court shall have entered a Final Order approving a Disclosure Statement with respect to this Plan in form and substance satisfactory to the Proponents; and

b. The Confirmation Order shall be in a form and substance reasonably acceptable to the Proponents.

9.2.      Conditions to Effectiveness. The following are conditions precedent to the occurrence of the Effective Date:

a. The Confirmation Date shall have occurred;

b. The Confirmation Order shall be a Final Order;

c.  No request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code has been made, or, if made, remains pending;

d. The Debtors (in consultation with the General Committee) shall have determined that sufficient Claims have become Allowed Claims so as to permit a distribution under the Plan;

e.  The Debtors (in consultation with the General Committee) shall have determined that all Disputed Claims and Estimated Claims have been sufficiently resolved or estimated so as to reserve for such Claims in accordance with Sections 7.4.4 and 7.4.5 of this Plan; and

f.  The Debtors shall have received any authorization, consent, regulatory approval, ruling, letter, opinion or other documents that may be necessary to implement this Plan or that is required by any law, regulation or order.

g.  The General Committee shall have confirmed to the Reorganizing Debtors that all directors of Newco identified by the General Committee pursuant to Section 6.1.2 of the Plan have either (i) agreed that the Plan may become effective based upon their satisfactory review of the corporate programs, documents and policies of the Reorganizing Debtors, or (ii) that such directors have withdrawn from consideration or otherwise been replaced by directors who have completed such a satisfactory review; and

h.  The General Committee shall have confirmed to the Reorganizing Debtors that the Litigation Trustee identified by the General Committee pursuant to Section 6.1.12(a) of the Plan has either (i) agreed that the Plan may become effective based upon the Litigation Trustee's satisfactory review of matters relevant to the commencement and operation of the Litigation Trust or (ii) that such party has been replaced by a Litigation Trustee that has completed such a satisfactory review.

9.3.      Waiver of Conditions. Conditions to Confirmation and the Effective Date may be waived, in whole or in part, by the Proponents at any time without notice, an order of

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the Bankruptcy Court, or any further action other than proceeding to Confirmation and consummation of the Plan.

ARTICLE 10.

EFFECTS OF CONFIRMATION

10.1.    Binding Effect. The rights afforded under the Plan and the treatment of all Claims and Interests under the Plan shall be the sole and exclusive remedy on account of such Claims against, and Interests in the Reorganizing Debtors, the Reorganized Debtors, the Liquidating Debtors, and the Estate Assets, including any interest accrued on such Claims from and after the pertinent Petition Date or interest which would have accrued but for the commencement of the Chapter 11 Cases. The distributions made pursuant to this Plan shall be in full and final satisfaction, settlement, release and discharge of the Allowed Claims on account of which such distributions are made. Confirmation of the Plan shall bind and govern the acts of the Reorganized Debtors, the Liquidating Debtors, and all holders of all Claims against, and Interests in the Debtors, whether or not: (i) a proof of Claim or proof of Interest is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (iii) the holder of a Claim or Interest has accepted the Plan.

10.2.    Property Revests Free and Clear. Upon the Effective Date, title to all remaining Estate Assets of the Reorganizing Debtors shall vest in the Reorganized Debtors for the purposes contemplated under the Plan and shall no longer constitute property of the Reorganizing Debtors’ Estates. Upon the Effective Date, title to all remaining Estate Assets of the Liquidating Debtors shall vest in the Liquidating Debtors for the purposes contemplated under the Plan and shall no longer constitute property of the Liquidating Debtors’ Estates. Except as otherwise provided in the Plan, upon the Effective Date, all Estate Assets shall be free and clear of all Claims and Interests, including Liens, charges or other encumbrances of Creditors of the Debtors.

10.3.    Discharge and Permanent Injunction. Except as otherwise set forth in the Plan, Confirmation of the Plan shall discharge the Reorganizing Debtors and the Reorganized

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Debtors from all Claims or other debts that arose at any time before the Effective Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim based on such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based on such debt is Allowed under Section 502 of the Bankruptcy Code; or (c) the holder of a Claim has accepted the Plan. As of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or any other right that is terminated under the Bankruptcy Code or the Plan are permanently enjoined, to the full extent provided under Section 524(a) of the Bankruptcy Code, from “the commencement or continuation of an action, the employment of process, or an act, to collect, recover or offset any such debt as a personal liability” of the Reorganizing Debtors, the Reorganized Debtors or the Liquidating Debtors, except as otherwise set forth in this Plan. Nothing contained in the foregoing discharge shall, to the full extent provided under Section 524(e) of the Bankruptcy Code, affect the liability of any other entity on, or the property of any other entity for, any debt of the Debtors that is discharged under the Plan.

10.4.    Limitation of Liability. The Reorganizing Debtors, the Reorganized Debtors, the Liquidating Debtors and each of their respective Agents shall have all of the benefits and protections afforded under Section 1125(e) of the Bankruptcy Code and applicable law.

10.5.    Exoneration and Reliance. The Reorganizing Debtors, the Reorganized Debtors, the Liquidating Debtors, the General Committee, the Alameda Committee, the South Edge Agent, South Edge, Newco and each of their respective Agents, shall not be liable, other than for gross negligence, willful misconduct, acts taken in violation of an Order of the Bankruptcy Court entered in the Chapter 11 Cases, or under section 549 of the Bankruptcy Code, to any holder of a Claim or Interest or any other entity with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time after the Relief Date in connection with the Chapter 11 Cases or the negotiation, formulation, development, proposal, disclosure, Confirmation or implementation of the Plan. The Reorganizing Debtors, the Reorganized Debtors, the Liquidating Debtors, the General Committee, the Alameda Committee, the South Edge Agent, South Edge, Newco and each of their respective Agents may reasonably rely upon the opinions of their respective counsel, accountants, and other experts and

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professionals and such reliance, if reasonable, shall conclusively establish good faith and the absence of gross negligence or willful misconduct; provided however, that a determination that such reliance is unreasonable shall not, by itself, constitute a determination or finding of bad faith, gross negligence or willful misconduct, and provided further that nothing in this Section shall be deemed an allowance of the Claims of the South Edge Agent or South Edge or a waiver of any objections or counterclaims thereto.

ARTICLE 11.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases after the Effective Date to the extent legally permissible, including, without limitation, jurisdiction to:

a.  Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims;

b. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or the Plan;

c.  Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party and to hear, determine and, if necessary, liquidate, any Claims arising from, or cure amounts related to, such assumption or rejection;

d. Ensure that distributions to holders of Allowed Claims are accomplished in accordance with the Plan;

e.  Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications or motions involving any Debtor that may be pending on the Effective Date;

f.  Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

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g. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person’s obligations incurred in connection with the Plan;

h. Modify the Plan before or after the Effective Date under Section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan and the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

i.  Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

j.  Determine any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

k. Hear and determine Reorganizing Debtor Retained Claims and/or Defenses commenced by the Debtors or the Reorganized Debtors to the extent the Bankruptcy Court otherwise has jurisdiction over such claims;

l.  Hear and determine any and all retained Claims commenced by the Debtors to the extent the Bankruptcy Court otherwise has jurisdiction over such claims;

m. Hear and determine Potential Insider Litigation commenced by the Reorganized Debtors to the extent the Bankruptcy Court otherwise has jurisdiction over such claims;

n. Enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided in the Plan; and

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o.	Enter an order closing the Chapter 11 Cases at the appropriate time.

ARTICLE 12.

AMENDMENT AND WITHDRAWAL OF PLAN

12.1.    Amendment of the Plan. At any time before the Confirmation Date, the Proponents may alter, amend, or modify the Plan, subject only to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. After the Confirmation Date, the Proponents may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, or as otherwise may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially and adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or applicable order of the Bankruptcy Court.

12.2.    Revocation or Withdrawal of the Plan. The Proponents reserve the right to revoke or withdraw this Plan. If the Plan is withdrawn or revoked, then the Plan shall be deemed null and void, and nothing contained in the Plan shall be deemed a waiver of any Claims by or against the Debtors or any other Person in any further proceedings involving the Debtors or an admission of any sort, and this Plan and any transaction contemplated by this Plan shall not be admitted into evidence in any proceeding.

ARTICLE 13.

MISCELLANEOUS

13.1.    Effectuating Documents; Further Transactions; Timing. The Reorganizing Debtors, the Reorganized Debtors, and the Liquidating Debtors shall be authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. All transactions required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

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13.2.    Exemption From Transfer Taxes. In accordance with Section 1146(c) of the Bankruptcy Code, the making, delivery, or recording of a deed or other instrument of transfer under this Plan shall not be subject to any stamp tax or similar tax and the appropriate state or local government officials or agents shall be directed to forego the collection of any such tax and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax.

13.3.    Governing Law. Except to the extent that the Bankruptcy Code or other federal law is controlling, the rights, duties and obligations of the Reorganizing Debtors, the Reorganized Debtors, the Liquidating Debtors and any other Person arising only under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without giving effect to California’s choice of law provisions.

13.4.    Modification of Payment Terms. The Reorganized Debtors and the Liquidating Debtors, as applicable, may modify the treatment of any Allowed Claim or Interest in any manner adverse only to the holder of such Claim or Interest at any time after the Effective Date upon the prior written consent of the Person whose Allowed Claim or Interest treatment is being adversely affected.

13.5.    Provisions Enforceable. The Confirmation Order shall constitute a judicial determination that each term and provision of this Plan is valid and enforceable in accordance with its terms.

13.6.    Quarterly Fees to the United States Trustee. All fees payable under 28 U.S.C. § 1930(a)(6) shall be paid by the Debtors in the amounts and at the times such fees may become due up to and including the Effective Date. Thereafter, the Reorganized Debtors and the Liquidating Debtors, as applicable, shall pay all fees payable under 28 U.S.C. § 1930(a)(6) until the Chapter 11 Cases are closed, dismissed or converted. Upon the Effective Date, the Reorganized Debtors and the Liquidating Debtors shall be relieved from the duty to make the reports and summaries required under Bankruptcy Rule 2015(a). Notwithstanding the foregoing, the Reorganized Debtors and the Liquidating Debtors shall file and serve the status reports required by Local Bankruptcy Rule 3020-1(b) at such times

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and for such period as may be set forth in the Confirmation Order. The status report shall be made, and the fees shall be payable, on a consolidated basis by the Reorganized Debtors, on the one hand, and the Liquidating Debtors, on the other hand.

13.7.    Timing of Payment. Whenever any payment or distribution to be made under the Plan is due on a day other than a Business Day, such payment or distribution may instead be made, without interest, on the immediately following Business Day.

13.8.    Notice of Confirmation. As soon as practicable following the Effective Date of the Plan, the Reorganized Debtors and the Liquidating Debtors shall file and serve a joint notice of the entry of the Confirmation Order in the manner required under Bankruptcy Rule 2002(f). The notice shall further identify the Effective Date and shall set forth the Administrative Claim Bar Date, the Professional Fees Bar Date, the Rejection Claims Bar Date and any other deadlines that may be established under the Plan or the Confirmation Order.

13.9.    Successors and Assigns. The Plan is binding upon and will inure to the benefit of the Reorganizing Debtors, the Reorganized Debtors, the Liquidating Debtors and each of their respective Agents, successors, and assigns, including, without limitation, any bankruptcy trustees or estate representatives.

13.10.  Notices. Except as otherwise provided in the Plan, any notice or other communication required or permitted under the Plan will be in writing and deemed to have been validly served, given, delivered, and received upon the earlier of: (a) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (b) the third calendar day after deposit in the United States mail, with proper first class postage prepaid. If such notice is made to the Debtors, it shall be addressed as follows:

Woodside Group, LLC, et al.

39 East Eagleridge Drive, Suite 102

North Salt Lake, UT 84054

Attention: Chief Executive Officer

Facsimile: 801-299-0550

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with copies to:

Jeremy V. Richards, Esq.

Pachulski Stang Ziehl & Jones LLP

10100 Santa Monica Boulevard, 11th Floor

Los Angeles, California 90067

Facsimile: 310-201-0760

13.10.1.   Notice to Claim and Interest Holders. Notices to Persons holding a Claim or Interest will be sent to the addresses set forth in such Person’s proof of Claim or Interest or, if none was filed, at the address set forth in the Schedules.

13.10.2.   Post-Effective Date Notices. Following the Effective Date, notices will only be served on the Reorganized Debtors, the Liquidating Debtors, the Office of the United States Trustee and those Persons who file with the Court and serve upon the Reorganized Debtors and the Liquidating Debtors a request, which includes such Person’s name, contact person, address, telephone number and facsimile number, that such Person receive notice of post-Effective Date matters. Persons who had previously filed with the Court requests for special notice of the proceedings and other filings in the Chapter 11 Cases will not receive notice of post-Effective Date matters unless such Persons file a new request in accordance with this Section 13.10.2.

13.11.  Incorporation by Reference. All exhibits, schedules and supplements to the Plan are incorporated and are made a part of the Plan as if set forth in full in the Plan.

13.12.  Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any reference to “day” or “days” shall mean calendar days, unless otherwise specified herein.

13.13.  Conflict of Terms. In the event of a conflict between the terms of this Plan and the Disclosure Statement, the terms of this Plan will control.

13.14.  Severability of Plan Provisions. If, prior to Confirmation, any non-material term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms. In addition, in the event that certain Debtors are excluded from the scope of the Plan or the Plan is determine to be invalid, void or unenforceable as to such Debtors, the remaining provisions of the Plan shall remain valid and enforceable against the remaining Debtors to the Plan.

13.15.  Securities Law Matters. It is an integral and essential element of the Plan that the issuance of the Restructured Equity and Restructured Debt pursuant to this Plan shall be exempt from registration under the Securities Act, pursuant to Section 1145 of the Bankruptcy Code and from registration under state securities laws. Any Restructured Equity and Restructured Debt issued to an “affiliate” of the Debtors within the meaning of the Securities Act or any Person the Debtors reasonably determine to be an “underwriter,” and which does not agree to resell such securities only in “ordinary trading transactions,” within the meaning of Section 1145(b)(1) of the Bankruptcy Code, shall be subject to such transfer restrictions and bear such legends as shall be appropriate to ensure compliance with the Securities Act. Nothing in this Plan is intended to preclude the Securities and Exchange Commission from exercising its police and regulatory powers relating to the Debtors or any other entity.

Dated: November 24, 2009	WOODSIDE GROUP, LLC AND ITS DEBTOR AFFILIATES
	By:	/s/ Leonard K. Arave
Leonard K. Arave Authorized Representative

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Respectfully submitted by, Pachulski Stang Ziehl & Jones LLP
By:	/s/ Jeremy V. Richards
Jeremy V. Richards Linda F. Cantor Maxim Litvak Attorneys for Debtors and Debtors in Possession

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

LIST OF EXHIBITS TO PLAN

Exhibit A:	List of Debtors
Exhibit B:	Newco Charter Documents
Exhibit C:	Non-Exclusive List of Reorganizing Debtor Retained Claims and/or Defenses
Exhibit D:	Form of Restructured Debt Documents

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

EXHIBIT A

LIST OF DEBTORS

Name	District	Relationship	Case No.	Date Filed
Liberty Holdings Group, LLC	Central District - Riverside	Affiliate	09-13484	2/26/2009
Alameda Investments, LLC	Central District - Riverside	Affiliate	09-10348	1/09/2009
Woodside Ceramista City, LLC	Central District - Riverside	Affiliate	08-28171	12/19/2008
Woodside Ceramista Village, LLC	Central District - Riverside	Affiliate	08-28168	12/19/2008
Woodside AMR 107, Inc.	Central District - Riverside	Affiliate	08-13394	3/31/2008
Woodside Portofino, Inc.	Central District - Riverside	Affiliate	08-13396	3/31/2008
BCD 99, LLC	Central District - Riverside	Affiliate	08-20690	8/20/2008
Foxboro 50’s, LLC	Central District - Riverside	Affiliate	08-20754	8/20/2008
Foxboro Coventry, LLC	Central District - Riverside	Affiliate	08-20755	8/20/2008
Foxboro Estates, LLC	Central District - Riverside	Affiliate	08-20756	8/20/2008
Foxboro Villages, LLC	Central District - Riverside	Affiliate	08-20757	8/20/2008
Ivywood Interior Design, LLC	Central District - Riverside	Affiliate	08-20758	8/20/2008
Menifee Woodside, LLC	Central District - Riverside	Affiliate	08-20714	8/20/2008
MHA 02, LLC	Central District - Riverside	Affiliate	08-20728	8/20/2008
Monterey Woodside, LLC	Central District - Riverside	Affiliate	08-20729	8/20/2008
MWG 00, LLC	Central District - Riverside	Affiliate	08-20730	8/20/2008
MWL 01, LLC	Central District - Riverside	Affiliate	08-20734	8/20/2008
Oquirrh Highlands Condominiums, LLC	Central District - Riverside	Affiliate	08-20759	8/20/2008
Pleasant Hill Investments, LC	Central District - Riverside	Affiliate	08-20686	8/20/2008
Pleasant Valley Investments, LLC	Central District - Riverside	Affiliate	08-20760	8/20/2008
Portola Development Company, LLC	Central District - Riverside	Affiliate	08-20762	8/20/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Portola Development, Arizona, LLC	Central District - Riverside	Affiliate	08-20763	8/20/2008
Portola Development, Utah, LLC	Central District - Riverside	Affiliate	08-20764	8/20/2008
Saratoga Land Development, LLC	Central District - Riverside	Affiliate	08-20765	8/20/2008
Sonora HOA Management, LLC	Central District - Riverside	Affiliate	08-20766	8/20/2008
Sterling 69, LLC	Central District - Riverside	Affiliate	08-20767	8/20/2008
TBB 03, LLC	Central District - Riverside	Affiliate	08-20711	8/20/2008
WDS GP, Inc.	Central District - Riverside	Affiliate	08-20768	8/20/2008
WDS Holdings, Inc.	Central District - Riverside	Affiliate	08-20688	8/20/2008
WGP Group, LLC	Central District - Riverside	Affiliate	08-20770	8/20/2008
Woodside 04N, LP	Central District - Riverside	Affiliate	08-20692	8/20/2008
Woodside 04S, LP	Central District - Riverside	Affiliate	08-20694	8/20/2008
Woodside 05N, LP	Central District - Riverside	Affiliate	08-20699	8/20/2008
Woodside 05S, LP	Central District - Riverside	Affiliate	08-20701	8/20/2008
Woodside 06N, LP	Central District - Riverside	Affiliate	08-20704	8/20/2008
Woodside 07N, LP	Central District - Riverside	Affiliate	08-20706	8/20/2008
Woodside 20/25, LLC	Central District - Riverside	Affiliate	08-20772	8/20/2008
Woodside Aberdeen, LLC	Central District - Riverside	Affiliate	08-20774	8/20/2008
Woodside Allerton, LLC	Central District - Riverside	Affiliate	08-20775	8/20/2008
Woodside Amberly, LLC	Central District - Riverside	Affiliate	08-20776	8/20/2008
Woodside Amelia Lakes, LLC	Central District - Riverside	Affiliate	08-20777	8/20/2008
Woodside AMR 91, LLC	Central District - Riverside	Affiliate	08-20744	8/20/2008
Woodside Autumn Ridge, LLC	Central District - Riverside	Affiliate	08-20735	8/20/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Woodside Avalon Park, LLC	Central District - Riverside	Affiliate	08-20778	8/20/2008
Woodside Avalon, LLC	Central District - Riverside	Affiliate	08-20779	8/20/2008
Woodside Ballantrae, LLC	Central District - Riverside	Affiliate	08-20780	8/20/2008
Woodside Bella Fresca, Inc.	Central District - Riverside	Affiliate	08-20782	8/20/2008
Woodside Berkeley, LLC	Central District - Riverside	Affiliate	08-20783	8/20/2008
Woodside Bilby Ranch, Inc.	Central District - Riverside	Affiliate	08-21072	8/22/2008
Woodside Blue Water Bay, LLC	Central District - Riverside	Affiliate	08-20784	8/20/2008
Woodside Bridges at Boulder Creek, LLC	Central District - Riverside	Affiliate	08-20785	8/20/2008
Woodside Brookstone, LLC	Central District - Riverside	Affiliate	08-20786	8/20/2008
Woodside Buffalo Ridge, LLC	Central District - Riverside	Affiliate	08-20788	8/21/2008
Woodside Cambria, LLC	Central District - Riverside	Affiliate	08-20789	8/21/2008
Woodside Canyon Creek, LLC	Central District - Riverside	Affiliate	08-20790	8/21/2008
Woodside Casa Palermo, LLC	Central District - Riverside	Affiliate	08-20791	8/21/2008
Woodside Castleton, LLC	Central District - Riverside	Affiliate	08-20792	8/21/2008
Woodside Cedar Creek, LLC	Central District - Riverside	Affiliate	08-20793	8/21/2008
Woodside Clarendon Hills, LLC	Central District - Riverside	Affiliate	08-20737	8/20/2008
Woodside Clearwater, LLC	Central District - Riverside	Affiliate	08-20794	8/21/2008
Woodside Colonial Charles SFD, LLC	Central District - Riverside	Affiliate	08-20795	8/21/2008
Woodside Colonial Charles Villas, LLC	Central District - Riverside	Affiliate	08-20796	8/21/2008
Woodside Communities – WDC, LLC	Central District - Riverside	Affiliate	08-20797	8/21/2008
Woodside Communities of North Florida, LLC	Central District - Riverside	Affiliate	08-20798	8/21/2008
Woodside Cortez Heights, LLC	Central District - Riverside	Affiliate	08-20799	8/21/2008
Woodside Daytona Land, LLC	Central District - Riverside	Affiliate	08-20800	8/21/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Woodside Eagle Marsh North, LLC	Central District - Riverside	Affiliate	08-20801	8/21/2008
Woodside Eagle Marsh South, LLC	Central District - Riverside	Affiliate	08-20802	8/21/2008
Woodside Encore at Sunset Ranch, LLC	Central District - Riverside	Affiliate	08-20803	8/21/2008
Woodside Exeter South, LLC	Central District - Riverside	Affiliate	08-20804	8/21/2008
Woodside Farmington Hollow Cottages, LLC	Central District - Riverside	Affiliate	08-20805	8/21/2008
Woodside Farmington Hollow Estates, LLC	Central District - Riverside	Affiliate	08-20806	8/21/2008
Woodside Farmington Meadows, LLC	Central District - Riverside	Affiliate	08-20807	8/21/2008
Woodside Fieldstone Ranch, LLC	Central District - Riverside	Affiliate	08-20808	8/21/2008
Woodside Fieldstone, LLC	Central District - Riverside	Affiliate	08-20809	8/21/2008
Woodside Finisterre, LLC	Central District - Riverside	Affiliate	08-20810	8/21/2008
Woodside Foothills Sunrise, LLC	Central District - Riverside	Affiliate	08-20811	8/21/2008
Woodside Foothills West, LLC	Central District - Riverside	Affiliate	08-20812	8/21/2008
Woodside Garden Gate, LLC	Central District - Riverside	Affiliate	08-20813	8/21/2008
Woodside Glenmere, Inc. (n/k/a Woodside GM, LLC)	Central District - Riverside	Affiliate	08-20736	8/20/2008
Woodside Grande Premier, LLC	Central District - Riverside	Affiliate	08-20814	8/21/2008
Woodside Greyhawk, LLC	Central District - Riverside	Affiliate	08-20815	8/21/2008
Woodside Group, LLC	Central District - Riverside	Affiliate	08-20682	8/21/2008
Woodside Grouse Pointe, LLC	Central District - Riverside	Affiliate	08-20816	8/21/2008
Woodside Hearthstone, LLC	Central District - Riverside	Affiliate	08-20817	8/21/2008
Woodside Heritage Lake 129, Inc.	Central District - Riverside	Affiliate	08-20818	8/21/2008
Woodside Heritage Lake 150, Inc.	Central District - Riverside	Affiliate	08-20820	8/21/2008
Woodside Heritage Lake 7200, Inc.	Central District - Riverside	Affiliate	08-20821	8/21/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Woodside Highland Ridge, LLC	Central District - Riverside	Affiliate	08-20825	8/21/2008
Woodside Homes Corporation	Central District - Riverside	Affiliate	08-20827	8/21/2008
Woodside Homes of Arizona, Inc.	Central District - Riverside	Affiliate	08-20830	8/21/2008
Woodside Homes of California, Inc.	Central District - Riverside	Affiliate	08-20832	8/21/2008
Woodside Homes of Central California, Inc.	Central District - Riverside	Affiliate	08-20834	8/21/2008
Woodside Homes of Florida, LLC	Central District - Riverside	Affiliate	08-20837	8/21/2008
Woodside Homes of Fresno, Inc.	Central District - Riverside	Affiliate	08-20840	8/21/2008
Woodside Homes of Minnesota, Inc.	Central District - Riverside	Affiliate	08-20842	8/21/2008
Woodside Homes of Nevada, Inc.	Central District - Riverside	Affiliate	08-20843	8/21/2008
Woodside Homes of Northern California, Inc.	Central District - Riverside	Affiliate	08-20844	8/21/2008
Woodside Homes of Reno, LLC	Central District - Riverside	Affiliate	08-20845	8/21/2008
Woodside Homes of South Texas, LLC	Central District - Riverside	Affiliate	08-20846	8/21/2008
Woodside Homes of Southeast Florida, LLC	Central District - Riverside	Affiliate	08-20847	8/21/2008
Woodside Homes of Southern California, LLC	Central District - Riverside	Affiliate	08-20742	8/20/2008
Woodside Homes Sales Corp.,	Central District - Riverside	Affiliate	08-20850	8/21/2008
Woodside Hunters Creek, LLC	Central District - Riverside	Affiliate	08-20852	8/21/2008
Woodside Jackrabbit Estates, LLC	Central District - Riverside	Affiliate	08-20855	8/21/2008
Woodside Karston Cove, LLC	Central District - Riverside	Affiliate	08-20861	8/21/2008
Woodside Kinder Ranch, LLC	Central District - Riverside	Affiliate	08-20864	8/21/2008
Woodside Knoll Creek, LLC	Central District - Riverside	Affiliate	08-20866	8/21/2008
Woodside Land Holdings, LLC	Central District - Riverside	Affiliate	08-20868	8/21/2008
Woodside Las Colinas, LLC	Central District - Riverside	Affiliate	08-20869	8/21/2008
Woodside Legacy Oaks, LLC	Central District - Riverside	Affiliate	08-20871	8/21/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Woodside Legacy, LLC	Central District - Riverside	Affiliate	08-20738	8/20/2008
Woodside Madison Colony, LLC	Central District - Riverside	Affiliate	08-20872	8/21/2008
Woodside Magma Ranch, LLC	Central District - Riverside	Affiliate	08-20874	8/21/2008
Woodside Majestic Oaks, LLC	Central District - Riverside	Affiliate	08-20875	8/21/2008
Woodside Meadows of Big Lake, LLC	Central District - Riverside	Affiliate	08-20877	8/21/2008
Woodside Menifee 105, Inc.	Central District - Riverside	Affiliate	08-20879	8/21/2008
Woodside Montecatini, Inc.	Central District - Riverside	Affiliate	08-21073	8/22/2008
Woodside Montrose, Inc.	Central District - Riverside	Affiliate	08-20881	8/21/2008
Woodside Murabella, LLC	Central District - Riverside	Affiliate	08-20882	8/21/2008
Woodside North MPLS, LLC	Central District - Riverside	Affiliate	08-20883	8/21/2008
Woodside Northridge, LLC	Central District - Riverside	Affiliate	08-20885	8/21/2008
Woodside Palmilla, LLC	Central District - Riverside	Affiliate	08-20886	8/21/2008
Woodside Palomar, LLC	Central District - Riverside	Affiliate	08-20893	8/21/2008
Woodside Park Paseo, LLC	Central District - Riverside	Affiliate	08-20895	8/21/2008
Woodside Parkview, LLC	Central District - Riverside	Affiliate	08-20899	8/21/2008
Woodside Paseo 5000, LLC	Central District - Riverside	Affiliate	08-20746	8/20/2008
Woodside Paseo 6000, LLC	Central District - Riverside	Affiliate	08-20748	8/20/2008
Woodside Paseo 7200, LLC	Central District - Riverside	Affiliate	08-20750	8/20/2008
Woodside Pebble Creek, LLC	Central District - Riverside	Affiliate	08-20901	8/21/2008
Woodside Preserve at Boulder Creek, LLC	Central District - Riverside	Affiliate	08-20905	8/21/2008
Woodside Provence, LLC	Central District - Riverside	Affiliate	08-20906	8/21/2008
Woodside Quail Crossing, LLC	Central District - Riverside	Affiliate	08-20909	8/21/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Woodside Rio Vista, LLC	Central District - Riverside	Affiliate	08-20912	8/21/2008
Woodside Riverwalk Preserve, LLC	Central District - Riverside	Affiliate	08-20915	8/21/2008
Woodside Rocking Horse, LLC	Central District - Riverside	Affiliate	08-20916	8/21/2008
Woodside Rockwell, LLC	Central District - Riverside	Affiliate	08-20923	8/21/2008
Woodside Rocky Pen, LLC	Central District - Riverside	Affiliate	08-20927	8/21/2008
Woodside Rogers Ranch, LLC	Central District - Riverside	Affiliate	08-20937	8/21/2008
Woodside Rosewood, LLC	Central District - Riverside	Affiliate	08-20939	8/22/2008
Woodside Royal Meadows, LLC	Central District - Riverside	Affiliate	08-20940	8/22/2008
Woodside S.O., LLC	Central District - Riverside	Affiliate	08-20941	8/22/2008
Woodside Scotland Heights, LLC	Central District - Riverside	Affiliate	08-20942	8/22/2008
Woodside Sienna, LLC	Central District - Riverside	Affiliate	08-20943	8/22/2008
Woodside Solano, LLC	Central District - Riverside	Affiliate	08-20944	8/22/2008
Woodside Somerset, LLC	Central District - Riverside	Affiliate	08-20945	8/22/2008
Woodside South Brook, LLC	Central District - Riverside	Affiliate	08-20946	8/22/2008
Woodside Southern Hills, LLC	Central District - Riverside	Affiliate	08-20947	8/22/2008
Woodside Southridge, LLC	Central District - Riverside	Affiliate	08-20948	8/22/2008
Woodside Springs at Boulder Creek, LLC	Central District - Riverside	Affiliate	08-20949	8/22/2008
Woodside Stonehaven, LLC	Central District - Riverside	Affiliate	08-20950	8/22/2008
Woodside Stoneybrook, LLC	Central District - Riverside	Affiliate	08-20951	8/22/2008
Woodside Summerwood, LLC	Central District - Riverside	Affiliate	08-20952	8/22/2008
Woodside Summit at Foothills Reserve, LLC	Central District - Riverside	Affiliate	08-20953	8/22/2008
Woodside Summit at Riverwalk, LLC	Central District - Riverside	Affiliate	08-20954	8/22/2008
Woodside Sunrise at Riverwalk, LLC	Central District - Riverside	Affiliate	08-20955	8/22/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Woodside Sunset Farms, LLC	Central District - Riverside	Affiliate	08-20956	8/22/2008
Woodside Talaverde, LLC	Central District - Riverside	Affiliate	08-20958	8/22/2008
Woodside Tampa Palms, LLC	Central District - Riverside	Affiliate	08-20959	8/22/2008
Woodside Tempe Village, LLC	Central District - Riverside	Affiliate	08-20960	8/22/2008
Woodside Texas Holdings, LLC	Central District - Riverside	Affiliate	08-20962	8/22/2008
Woodside Texas Land Holdings, LLC	Central District - Riverside	Affiliate	08-20963	8/22/2008
Woodside Thurnbeck, LLC	Central District - Riverside	Affiliate	08-20964	8/22/2008
Woodside Tierra Verde 301, LLC	Central District - Riverside	Affiliate	08-20965	8/22/2008
Woodside Timberlake, LLC	Central District - Riverside	Affiliate	08-20969	8/22/2008
Woodside Trails North at Horsemans Park, LLC	Central District - Riverside	Affiliate	08-20972	8/22/2008
Woodside Triana, LLC	Central District - Riverside	Affiliate	08-20975	8/22/2008
Woodside Trillium, LLC	Central District - Riverside	Affiliate	08-20979	8/22/2008
Woodside Trinity Oaks 55, LLC	Central District - Riverside	Affiliate	08-20985	8/22/2008
Woodside Trinity Oaks 65, LLC	Central District - Riverside	Affiliate	08-20981	8/22/2008
Woodside Tuscan Oaks, LLC	Central District - Riverside	Affiliate	08-20995	8/22/2008
Woodside Two Creeks 50, LLC	Central District - Riverside	Affiliate	08-21002	8/22/2008
Woodside Two Creeks 65, LLC	Central District - Riverside	Affiliate	08-21007	8/22/2008
Woodside Two Creeks Villas, LLC	Central District - Riverside	Affiliate	08-21008	8/22/2008
Woodside Valencia, LLC	Central District - Riverside	Affiliate	08-21012	8/22/2008
Woodside Via Valencia, LLC	Central District - Riverside	Affiliate	08-21013	8/22/2008
Woodside Via Ventura, LLC	Central District - Riverside	Affiliate	08-21016	8/22/2008
Woodside Vicinato, LLC	Central District - Riverside	Affiliate	08-21017	8/22/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Woodside Villa Palazzo, LLC	Central District - Riverside	Affiliate	08-21018	8/22/2008
Woodside Villa Palermo, LLC	Central District - Riverside	Affiliate	08-21022	8/22/2008
Woodside Vista Montana, LLC	Central District - Riverside	Affiliate	08-20751	8/20/2008
Woodside Walden, LLC	Central District - Riverside	Affiliate	08-21024	8/22/2008
Woodside Watson 308, LLC	Central District - Riverside	Affiliate	08-21030	8/22/2008
Woodside Weston Ranch, LLC	Central District - Riverside	Affiliate	08-20753	8/20/2008
Woodside Wildwood, LLC	Central District - Riverside	Affiliate	08-21035	8/22/2008
Woodside Willowbrook, LLC	Central District - Riverside	Affiliate	08-21036	8/22/2008
Woodside Wolf Creek 121, Inc.	Central District - Riverside	Affiliate	08-21068	8/22/2008
Woodside Wolf Creek 126, Inc.	Central District - Riverside	Affiliate	08-21069	8/22/2008
Woodside Wolf Creek 133, Inc.	Central District - Riverside	Affiliate	08-21070	8/22/2008
Woodside Wolf Creek 138, Inc.	Central District - Riverside	Affiliate	08-21071	8/22/2008
Woodside Wolf Creek 77, Inc.	Central District - Riverside	Affiliate	08-21074	8/22/2008

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

EXHIBIT B

NEWCO CHARTER DOCUMENTS

See Exhibit 99.T3B (Limited Liability Company Agreement of PH Holding LLC)

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

EXHIBIT C

NON-EXCLUSIVE LIST OF

REORGANIZING DEBTOR RETAINED CLAIMS AND/OR DEFENSES

This Exhibit is subject to all of the provisions of the Plan, including, without limitation Section 12.1, under which the Debtors reserved the right to alter, amend, or modify the Plan, including any Exhibits thereto, under Section 1127(a) of the Bankruptcy Code at any time prior to the Effective Date.

The following is a non-exclusive list of potential or actual Causes of Action and Defenses that the Debtors and/or the Reorganized Debtors have asserted or may potentially assert. The Debtors reserve their right to modify this list to amend such Causes of Action and Defenses or otherwise update this list, but disclaim any obligation to do so.

1. Examiner-Identified Litigation

The Debtors and/or the Reorganized Debtors expressly reserve the right to pursue any potential Causes of Action and Defenses, including Avoidance Actions, identified by Paul S. Aronzon, in his capacity as examiner appointed in the Reorganizing Debtors’ Chapter 11 Cases under Section 1104(d) of the Bankruptcy Code (the “Examiner”), either preliminarily, informally, or as may appear in the Statement of Investigation Conducted by Examiner Paul S. Aronzon, dated and filed with the Bankruptcy Court on December 15, 2008 (the “Examiner’s Report”), including any Causes of Action and Defenses stemming from or related to the facts outlined in the Examiner’s Report or the Motion of the Ad Hoc Group of Noteholders for Entry of an Order Directing the Appointment of a Chapter 11 Trustee, or, Alternatively, Directing Both (I) the Appointment of an Examiner for Certain Specified Purposes and (II) the Termination of the Debtors’ Exclusive Periods in Which to File and Confirm a Plan, filed on September 18, 2008, in the Bankruptcy Court. The Debtors and the General Committee are continuing to review such potential Causes of Action and Defenses and reserve the right to pursue such Causes of Action and Defenses against such parties, including those listed in Appendix 1 to this Exhibit.

2. Employee/Insider Litigation

The Debtors and/or Reorganized Debtors reserve the right to pursue any other Causes of Action and Defenses against the former officers, directors and shareholders of the Debtors to the extent the Reorganized Debtors discover potential causes of Action in addition to those set forth in Section 1 above. The Debtors and the General Committee are continuing to review such potential Causes of Action and Defenses and reserve the right to pursue such Causes of Action and Defenses against such parties.

3. Accounts Receivable Collection

The Debtors and/or the Reorganized Debtors reserve the right to assert any claims against parties who have not paid amounts due to the Debtors as set forth in the Debtors’ books and records. The Debtors and the General Committee are continuing to review such potential

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

Causes of Action and Defenses and reserve the right to pursue such Causes of Action and Defenses against such parties.

4. Avoidance Actions

The Debtors and/or the Reorganized Debtors reserve the right to pursue Avoidance Actions. The Debtors and the General Committee are continuing to review such potential Causes of Action and Defenses and reserve the right to pursue such Causes of Action and Defenses against such parties.

Among other Avoidance Actions, the Reorganized Debtors reserve all rights pertaining to the transfers of assets from the Reorganized Debtors to the Zions Non-Debtor Borrowers (as such term is defined in, and as such transfers are described in Section I.H.3 of the Disclosure Statement), including any and all rights of action against any subsequent transferee of the same (including Zions, as applicable).

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

EXHIBIT D

FORM OF RESTRUCTURED DEBT DOCUMENTS

See Exhibit 99.T3C (Indenture)

SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of December 31, 2009, among PH Holding LLC, a Delaware limited liability company (the “Company”), each of the domestic subsidiaries of the Company party hereto (collectively, the “Guarantors” and, together with the Company, each a “Grantor” and collectively, the “Grantors”) and Wells Fargo Bank, National Association, a banking corporation organized under the laws of the United States of America, as collateral agent (hereinafter, in such capacity, the “Collateral Agent”) for the holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims (as defined below) (collectively, the “Secured Parties”).

WHEREAS, the Second Amended Joint Plan of Reorganization of Woodside Group LLC and affiliated debtors (the “Plan”) was confirmed and became effective on [__________], 2009 in the United States Bankruptcy Court for the Central District of California, Riverside Division;

WHEREAS, pursuant to the Plan, the Company has acquired directly or indirectly all of the outstanding equity interests of Woodside Group, LLC and such affiliated debtors;

WHEREAS, the Grantors have entered into an Indenture dated as of December 31, 2009 (the “Indenture”) with the Collateral Agent, as trustee, to evidence and set forth the terms and conditions governing the indebtedness that is being issued by the Company to the holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims (as defined in the Plan) pursuant to the terms of the Plan;

WHEREAS, pursuant to the Indenture, the Grantors have agreed to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined below) to secure the Securities and all other obligations of the Company under the Indenture (collectively, the “Obligations”); and

WHEREAS, each Grantor wishes to grant a security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Indenture. The term "State", as used herein, means the State of New York. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “electronic document” applies in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on

Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

2.	Grant of Security Interest.

2.1.      Grant; Collateral Description. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, Capital Stock of each Subsidiary of the Company, securities and all other investment property, supporting obligations, cash and cash equivalents, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2.      Commercial Tort Claims. The Collateral Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Grantors’ compliance with §4.7.

2.3.      Non-Transferable Collateral. (a) The grant of the security interest contained in §2.1 shall not extend to, and the term “Collateral” shall not include, any directly held investment property, or any general intangibles, now or hereafter held or owned by any Grantor, to the extent, in each case, that (i) a security interest may not be granted by such Grantor in such directly held investment property or general intangibles as a matter of law, or under the terms of the governing document applicable thereto, without the consent of one or more applicable parties thereto and (ii) such consent has not been obtained.

(b)       The grant of the security interest contained in §2.1 shall extend to, and the term “Collateral” shall include, (i) any and all proceeds of such directly held investment property or general intangibles to the extent that the proceeds are not themselves directly held investment property or general intangibles subject to §2.3(a) and (ii) upon any such applicable party or parties’ consent with respect to any otherwise excluded directly held investment property or general intangibles being obtained, thereafter such directly held investment property or general intangibles.

(c)       The provisions of §2.3(a) shall not apply to (i) directly held investment property or general intangibles to the extent that the restriction on the

Grantor granting a security interest therein is not effective under applicable law or (ii) payment intangibles.

3.         Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all personal property of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.         Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Grantor agrees, in each case at such Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on such Grantor’s other obligations contained in this Agreement:

4.1.      Promissory Notes and Tangible Chattel Paper. If such Grantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

4.2.      Deposit Accounts. For each deposit account that such Grantor, now or at any time hereafter, opens or maintains, such Grantor shall, at the Collateral Agent’s request and option, pursuant to an agreement (each, a “Control Agreement”) in form and substance satisfactory to the Collateral Agent, either (a) cause the depositary bank to agree to comply without further consent of such Grantor, at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with such Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with such Grantor that, except with respect to the Pre-Funded Interest Deposit Account (as defined below), the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Plan, the Indenture, the Securities or the Security Documents (collectively, the “Transaction Documents”), an Event of Default would occur. Notwithstanding the foregoing, even if no Event of Default has occurred and is continuing, with respect to any deposit account as to which the Collateral Agent receives a notice of termination of the related Control Agreement, the Collateral Agent shall have the right to withhold any withdrawal rights from such Grantor and withdraw and direct the deposit of such funds into another deposit account if such Grantor does not arrange for a satisfactory replacement deposit account and Control Agreement at least five days before the termination of such Control Agreement. In the case of the deposit account holding the Pre-Funded Interest (the “Pre-Funded Interest Deposit Account”), the Company shall have no rights to withdraw funds from or give instructions with respect to such deposit account and the Company shall cause the depositary bank to agree to comply without further consent of the Company, at any time, solely with instructions from the Trustee to such depositary bank directing the disposition of funds from time to time credited to the Pre-Funded Interest Deposit Account. The provisions of this paragraph shall not apply to (i) a deposit account for which the Collateral Agent is the depositary bank and is in automatic control, and (ii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s salaried employees.

4.3.      Investment Property. If such Grantor shall, now or at any time hereafter, hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by such Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply without further consent of such Grantor or such nominee, at any time with instructions from the Collateral Agent as to such securities, or (b) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by such Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Grantor or such nominee, at any time with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with such Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with such Grantor that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

4.4.      Collateral in the Possession of a Bailee. If any Collateral is, now or at any time hereafter, in the possession of a bailee, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with such Grantor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to the bailee.

4.5.      Electronic Chattel Paper, Electronic Documents and Transferable Records. If such Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper, electronic document or transferable record.  The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.      Letter-of-Credit Rights. If such Grantor is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit will be maintained by the Collateral Agent in a non-interest bearing cash collateral account securing the Obligations (or, during any time that an Event of Default exists, may be applied by the Collateral Agent to the Obligations in such order and manner, not inconsistent with the Indenture, as may be determined by the Collateral Agent).

4.7.      Commercial Tort Claims. If such Grantor shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Grantor shall immediately notify the Collateral Agent in a writing signed by such Grantor of the particulars thereof and grant to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

4.8.      Other Actions as to any and all Collateral. Such Grantor further agrees, upon the request of the Collateral Agent and at the Collateral Agent’s option, to take any and all other actions as the Collateral Agent may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that such Grantor’s signature thereon is required therefor, (b) causing the Collateral Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Collateral Agent, including any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Collateral Agent and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Collateral Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.         Stock Pledge Agreement. Concurrently herewith the Company and certain Guarantors are executing and delivering to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, a pledge agreement pursuant to which the Company and such Guarantors are pledging to the Collateral Agent all of the equity interests held by the Company and such Guarantors. Such pledges shall be governed by the terms of such pledge agreement and not by the terms of this Agreement.

6.         Representations and Warranties Concerning Grantors’ Legal Status. Each Grantor represents and warrants to the Secured Parties and the Collateral Agent as follows: (a) such Grantor’s exact legal name is that indicated on the signature page hereof and (b) such Grantor is an organization of the type, and is organized in the jurisdiction, as set forth in Schedule A attached hereto.

7.         Covenants Concerning Grantors’ Legal Status. Each Grantor covenants with the Secured Parties and the Collateral Agent as follows: (a) without providing at least thirty (30) days prior written notice to the Collateral Agent, such Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Grantor does not have an organizational identification number and later obtains one, such Grantor will forthwith notify the Collateral Agent of such organizational identification number, and (c) such Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

8.         Representations and Warranties Concerning Collateral, Etc. Each Grantor further represents and warrants to the Secured Parties and the Collateral Agent as follows: (a) such Grantor is the owner of the Collateral, free from any right or claim of any person or any adverse lien, except for the security interest created by this Agreement and other Liens permitted by the Indenture, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in §9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) such Grantor holds no commercial tort claim except as indicated on Schedule B attached hereto and (e) such Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

9.         Covenants Concerning Collateral, Etc. Each Grantor further covenants with the Secured Parties and the Collateral Agent as follows: (a) the Collateral, to the extent not delivered to the Collateral Agent pursuant to §4, will be kept at its current locations and such Grantor will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Collateral Agent, (b) except for the security interest herein granted and

Liens permitted by the Indenture, such Grantor shall be the owner of the Collateral free from any right or claim of any other person or any lien, and such Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Collateral Agent or any of the Secured Parties, (c) such Grantor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, other than the Collateral Agent except for Liens permitted by the Indenture, (d) such Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) such Grantor will permit the Collateral Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) such Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (g) such Grantor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) such Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except as permitted by Section 8.21 of the Indenture.

10.	Insurance.

10.1.    Maintenance of Insurance. Each Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that such Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Collateral Agent. In addition, all such insurance shall be payable to the Collateral Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Secured Parties and the Collateral Agent. Without limiting the foregoing, each Grantor will (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Grantor; business interruption insurance; and product liability insurance.

10.2.    Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than [$250,000], be disbursed to the applicable Grantor for direct application by such Grantor solely to the repair or replacement of such Grantor's property so damaged or destroyed and (b) in all other circumstances, be held by the Collateral Agent as cash collateral for the Obligations. The Collateral Agent shall maintain such proceeds in a non-interest bearing account as cash collateral for the Obligations (or, during any time that an Event of Default exists, may be applied by the Collateral Agent to the Obligations in such order and manner, not inconsistent with the Indenture, as may be determined by the Collateral Agent). The Collateral Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Collateral Agent may reasonably prescribe, for direct application by the applicable Grantor solely to the repair or replacement of such Grantor's property so damaged or destroyed.

10.3.    Continuation of Insurance. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Collateral Agent. In the event of failure by any Grantor to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to the Company. Each Grantor shall furnish the Collateral Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

11.	Collateral Protection Expenses; Preservation of Collateral.

11.1.    Expenses Incurred by Collateral Agent. In the Collateral Agent’s discretion, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if any Grantor fails to do so. Each Grantor agrees to reimburse the Collateral Agent on demand for all expenditures so made. The Collateral Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

11.2.    Collateral Agent's Obligations and Duties. Anything herein to the contrary notwithstanding, each Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times. The Collateral Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

12.       Securities and Deposits. The Collateral Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations, in such order and manner, not inconsistent with the Indenture, as may be determined by the Collateral Agent. Whether or not any Obligations are due, the Collateral Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Collateral Agent or any Secured Party to any Grantor may at any time be applied to or set off against any of the Obligations.

13.       Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request and option of the Collateral Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Collateral Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent's agent therefor, and the Collateral Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Grantor as trustee for the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, without commingling the same with other funds of such Grantor and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Collateral Agent to the Obligations, in such order and manner, not inconsistent with the Indenture, as may be determined by the Collateral Agent, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.	Power of Attorney.

14.1.    Appointment and Powers of Collateral Agent. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Collateral

Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(a)       upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Grantor might do, including (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)       to the extent that such Grantor’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without such Grantor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Grantor's name such financing statements and amendments thereto and continuation statements which may require such Grantor's signature.

14.2.    Ratification by Grantors. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3.    No Duty on Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for the Collateral Agent's own gross negligence or willful misconduct.

15.       Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, without any other notice to or demand upon any Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as the applicable Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Collateral Agent may in its discretion require the Grantors to assemble all or any part of the Collateral at such location or locations within the jurisdictions of the Grantors’ principal offices or at such other locations as the Collateral Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to the Company at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent's rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16.       Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this §16 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §16. Without limitation upon the foregoing, nothing contained in this §16 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §16.

17.       No Waiver by Collateral Agent, etc. The Collateral Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Collateral Agent with the consent of the Majority Holders (or the consent of such greater number of Holders as may be required by Section 7.2 of the Indenture for the action that is being taken). No delay or omission on the part of the Collateral Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.

18.       Suretyship Waivers by Grantors. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §11.2. Each Grantor further waives any and all other suretyship defenses.

19.       Marshaling. Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Secured Party hereunder and of the Collateral Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20.       Proceeds of Dispositions; Expenses. Each Grantor shall pay to the Collateral Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Collateral Agent in protecting, preserving or enforcing the Collateral Agent's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order and manner, not inconsistent with the Indenture, as the Collateral Agent may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, each Grantor shall remain liable for any deficiency.

21.       Overdue Amounts. Until paid, all amounts due and payable by each Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Indenture.

22.       Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Grantor agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Grantor by mail at the address specified for the Company in the first paragraph of the Indenture. Each Grantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

23.       Waiver of Jury Trial. EACH GRANTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Grantor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Grantor (a) certifies that neither the Collateral Agent or any Secured Party nor any representative, agent or attorney of the Collateral Agent or any Secured Party has represented, expressly or otherwise, that the Collateral Agent or any Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Indenture and the other Transaction Documents to which the Collateral Agent or any Secured Party is a party, the Collateral Agent and the Secured Parties are relying upon, among other things, the waivers and certifications contained in this §23.

24.       Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Grantor acknowledges receipt of a copy of this Agreement.

[Reminder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound, each Grantor has caused this Agreement to be duly executed as of the date first above written.

COMPANY:

PH HOLDING LLC

By:_____________________________ Name: Joel Shine Title: President

State of California             )

County of                           )

On December ___, 2009, before me, ______________________, _________________________, personally appeared Joel Shine, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on th instrument the person, or the entity on behalf of which the person acted, executed the instrument.

I certified under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _________________________________     (Seal)

GUARANTORS:

PLEASANT HILL INVESTMENTS, LC

WOODSIDE GROUP, LLC

By:_____________________________

Name:  Joel Shine

Title:    President

State of California             )

County of                           )

On December ___, 2009, before me, ______________________, ___________________________, personally appeared Joel Shine, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on th instrument the person, or the entity on behalf of which the person acted, executed the instrument.

I certified under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _________________________________     (Seal)

BCD 99, LLC
FOXBORO 50’S, LLC
FOXBORO COVENTRY, LLC
FOXBORO ESTATES, LLC
FOXBORO VILLAGES, LLC
IVYWOOD INTERIOR DESIGN, LLC
MENIFEE WOODSIDE, LLC
MHA 02, LLC
MONTEREY WOODSIDE, LLC
MWG 00, LLC
MWL 01, LLC
OQUIRRH HIGHLANDS CONDOMINIUMS, LLC
PLEASANT VALLEY INVESTMENTS, LC
PORTOLA DEVELOPMENT COMPANY, LC
PORTOLA DEVELOPMENT, ARIZONA, LLC
PORTOLA DEVELOPMENT, UTAH, LC
SARATOGA LAND DEVELOPMENT, LLC
SONORA HOA MANAGEMENT, LLC
STERLING 69, LLC
TBB 03, LLC
WDS GP, INC.
WDS HOLDINGS, INC.
WGP GROUP, LLC
WOODSIDE PORTOFINO, INC.
WOODSIDE 20/25, LLC
WOODSIDE ABERDEEN, LLC
WOODSIDE ALLERTON, LLC
WOODSIDE AMBERLY, LLC
WOODSIDE AMELIA LAKES, LLC
WOODSIDE AMR 107, INC.
WOODSIDE AMR 91, LLC
WOODSIDE AUTUMN RIDGE, LLC
WOODSIDE AVALON PARK, LLC
WOODSIDE AVALON, LLC
WOODSIDE BALLANTRAE, LLC
WOODSIDE BELLA FRESCA, INC.
WOODSIDE BERKELEY, LLC
WOODSIDE BILBY RANCH, INC.
WOODSIDE BLUE WATER BAY, LLC
WOODSIDE BRIDGES AT BOULDER CREEK, LLC

WOODSIDE BROOKSTONE, LLC
WOODSIDE BUFFALO RIDGE, LLC
WOODSIDE CAMBRIA, LLC
WOODSIDE CANYON CREEK, LLC
WOODSIDE CASA PALERMO, LLC
WOODSIDE CASTLETON, LLC
WOODSIDE CEDAR CREEK, LLC
WOODSIDE CERAMISTA CITY, LLC
WOODSIDE CERAMISTA ESTATE, LLC
WOODSIDE CERAMISTA VILLAGE, LLC
WOODSIDE CLARENDON HILLS, LLC
WOODSIDE CLEARWATER, LLC
WOODSIDE COLONIAL CHARLES SFD, LLC
WOODSIDE COLONIAL CHARLES VILLAS, LLC
WOODSIDE COMMUNITIES - WDC, LLC
WOODSIDE COMMUNITIES OF NORTH FLORIDA, L.L.C.
WOODSIDE CORTEZ HEIGHTS, LLC
WOODSIDE DAYTONA LAND, LLC
WOODSIDE EAGLE MARSH NORTH, LLC
WOODSIDE EAGLE MARSH SOUTH, LLC
WOODSIDE ENCORE AT SUNSET RANCH, LLC
WOODSIDE EXETER SOUTH, LLC
WOODSIDE FARMINGTON HOLLOW COTTAGES, LLC
WOODSIDE FARMINGTON HOLLOW ESTATES, LLC
WOODSIDE FARMINGTON MEADOWS, LLC
WOODSIDE FIELDSTONE RANCH, LLC
WOODSIDE FIELDSTONE, LLC
WOODSIDE FINISTERRE, LLC
WOODSIDE FOOTHILLS SUNRISE, LLC
WOODSIDE FOOTHILLS WEST, LLC
WOODSIDE GARDEN GATE, LLC
WOODSIDE GM, LLC
WOODSIDE GRANDE PREMIER, LLC
WOODSIDE GREYHAWK, LLC
WOODSIDE GROUSE POINTE, LLC
WOODSIDE HEARTHSTONE, LLC
WOODSIDE HERITAGE LAKE 129, INC.

WOODSIDE HERITAGE LAKE 150, INC.
WOODSIDE HERITAGE LAKE 7200, INC.
WOODSIDE HIGHLAND RIDGE, LLC
WOODSIDE HOMES CORPORATION
WOODSIDE HOMES OF ARIZONA, INC.
WOODSIDE HOMES OF CALIFORNIA, INC.
WOODSIDE HOMES OF CENTRAL CALIFORNIA, INC.
WOODSIDE HOMES OF FLORIDA, LLC
WOODSIDE HOMES OF FRESNO, INC.
WOODSIDE HOMES OF MINNESOTA, INC.
WOODSIDE HOMES OF NEVADA, INC.
WOODSIDE HOMES OF NORTHERN CALIFORNIA, INC.
WOODSIDE HOMES OF RENO, LLC
WOODSIDE HOMES OF SOUTH TEXAS, LLC
WOODSIDE HOMES OF SOUTHEAST FLORIDA, LLC
WOODSIDE HOMES OF SOUTHERN CALIFORNIA, LLC
WOODSIDE HOMES SALES CORPORATION
WOODSIDE HUNTERS CREEK, LLC
WOODSIDE JACKRABBIT ESTATES, LLC
WOODSIDE KARSTON COVE, LLC
WOODSIDE KINDER RANCH, LLC
WOODSIDE KNOLL CREEK, LLC
WOODSIDE LAND HOLDINGS, LLC
WOODSIDE LAS COLINAS, LLC
WOODSIDE LEGACY, LLC
WOODSIDE LEGACY OAKS, LLC
WOODSIDE MADISON COLONY, LLC
WOODSIDE MAGMA RANCH, LLC
WOODSIDE MAJESTIC OAKS, LLC
WOODSIDE MEADOWS OF BIG LAKE, LLC
WOODSIDE MENIFEE 105, INC.
WOODSIDE MONTECATINI, INC.
WOODSIDE MONTROSE, INC.
WOODSIDE MURABELLA, LLC
WOODSIDE NORTH MPLS, LLC
WOODSIDE NORTHRIDGE, LLC
WOODSIDE PALMILLA, LLC
WOODSIDE PALOMAR, LLC
WOODSIDE PARK PASEO, LLC

WOODSIDE PARKVIEW, LLC
WOODSIDE PASEO 5000, LLC
WOODSIDE PASEO 6000, LLC
WOODSIDE PASEO 7200, LLC
WOODSIDE PEBBLE CREEK, LLC
WOODSIDE PRESERVE AT BOULDER CREEK, LLC
WOODSIDE PROVENCE, LLC
WOODSIDE QUAIL CROSSING, LLC
WOODSIDE RIO VISTA, LLC
WOODSIDE RIVERWALK PRESERVE, LLC
WOODSIDE ROCKING HORSE, LLC
WOODSIDE ROCKWELL, LLC
WOODSIDE ROCKY PEN, LLC
WOODSIDE ROGERS RANCH, LLC
WOODSIDE ROSEWOOD, LLC
WOODSIDE ROYAL MEADOWS, LLC
WOODSIDE S.O., LLC
WOODSIDE SCOTLAND HEIGHTS, LLC
WOODSIDE SIENNA, LLC
WOODSIDE SOLANO, LLC
WOODSIDE SOMERSET, LLC
WOODSIDE SOUTH BROOK, LLC
WOODSIDE SOUTHERN HILLS, LLC
WOODSIDE SOUTHRIDGE, LLC
WOODSIDE SPRINGS AT BOULDER CREEK, LLC
WOODSIDE STONEHAVEN, LLC
WOODSIDE STONEYBROOK, LLC
WOODSIDE SUMMERWOOD, LLC
WOODSIDE SUMMIT AT FOOTHILLS RESERVE, LLC
WOODSIDE SUMMIT AT RIVERWALK, LLC
WOODSIDE SUNRISE AT RIVERWALK, LLC
WOODSIDE SUNSET FARMS, LLC
WOODSIDE TALAVERDE, LLC
WOODSIDE TAMPA PALMS, LLC
WOODSIDE TEMPE VILLAGE, LLC
WOODSIDE TEXAS HOLDINGS, LLC
WOODSIDE TEXAS LAND HOLDINGS, LLC
WOODSIDE THURNBECK, LLC
WOODSIDE TIERRA VERDE 301, LLC
WOODSIDE TIMBERLAKE, LLC

WOODSIDE TRAILS NORTH AT HORSEMANS PARK, LLC
WOODSIDE TRIANA, LLC
WOODSIDE TRILLIUM, LLC
WOODSIDE TRINITY OAKS 55, LLC
WOODSIDE TRINITY OAKS, 65, LLC
WOODSIDE TUSCAN OAKS, LLC
WOODSIDE TWO CREEKS 50, LLC
WOODSIDE TWO CREEKS 65, LLC
WOODSIDE TWO CREEKS VILLAS, LLC
WOODSIDE VALENCIA, LLC
WOODSIDE VIA VALENCIA, LLC
WOODSIDE VIA VENTURA, LLC
WOODSIDE VICINATO, LLC
WOODSIDE VILLA PALAZZO, LLC
WOODSIDE VILLA PALERMO, LLC
WOODSIDE VISTA MONTANA, LLC
WOODSIDE WALDEN, LLC
WOODSIDE WATSON 308, LLC
WOODSIDE WESTON RANCH, LLC
WOODSIDE WILDWOOD, LLC
WOODSIDE WILLOWBROOK, LLC
WOODSIDE WOLF CREEK 121, INC.
WOODSIDE WOLF CREEK 126, INC.
WOODSIDE WOLF CREEK 133, INC.
WOODSIDE WOLF CREEK 138, INC.
WOODSIDE WOLF CREEK 77, INC.

By:________________________________
Name: Joel Shine
Title: Vice President

State of California	)
County of	)

On December __, 2009, before me, ____________________, __________________, personally appeared Joel Shine, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

WOODSIDE 04N, LP
WOODSIDE 04S, LP
WOODSIDE 05N, LP
WOODSIDE 05S, LP
WOODSIDE 06N, LP
WOODSIDE 07N, LP
By: WDS GP, Inc., its General Partner

By:________________________________
Name: Joel Shine
Title: Vice President

[Signature Page to Security Agreement]

A/73046078.10/3007791-0000330152

State of California	)
County of	)

On December __, 2009, before me, _________________, _______________, personally appeared Joel Shine, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

[Signature Page to Security Agreement]

A/73046078.10/3007791-0000330152

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: __________________________

Name:

Title:

[Signature Page to Security Agreement]

A/73046078.10/3007791-0000330152

                                                   Schedule A

Type of Organization and Jurisdiction of Grantors

GRANTORS	TYPE OF ORGANIZATION	JURISDICTION
PH Holding LLC	limited liability company	Delaware
BCD 99, LLC	limited liability company	California
Foxboro 50’s, LLC	limited liability company	Utah
Foxboro Coventry, LLC	limited liability company	Utah
Foxboro Estates, LLC	limited liability company	Utah
Foxboro Villages, LLC	limited liability company	Utah
Ivywood Interior Design, LLC	limited liability company	Utah
Menifee Woodside, LLC	limited liability company	California
MHA 02, LLC	limited liability company	California
Monterey Woodside, LLC	limited liability company	California
MWG 00, LLC	limited liability company	California
MWL 01, LLC	limited liability company	California
Oquirrh Highlands Condominiums, LLC	limited liability company	Utah
Pleasant Hill Investments, LC	limited liability company	Nevada
Pleasant Valley Investments, LC	limited liability company	Nevada
Portola Development Company, LC	limited liability company	Nevada
Portola Development, Arizona, LLC	limited liability company	Arizona
Portola Development, Utah, LC	limited liability company	Utah
Saratoga Land Development, LLC	limited liability company	Minnesota

Schedule A-1

Sonora HOA Management, LLC	limited liability company	Utah
Sterling 69, LLC	limited liability company	Nevada
TBB 03, LLC	limited liability company	California
WDS GP, Inc.	corporation	California
WDS Holdings, Inc.	corporation	Nevada
WGP Group, LLC	limited liability company	Utah
Woodside Portofino, Inc.	corporation	California
Woodside 04N, LP	limited partnership	California
Woodside 04S, LP	limited partnership	California
Woodside 05N, LP	limited partnership	California
Woodside 05S, LP	limited partnership	California
Woodside 06N, LP	limited partnership	California
Woodside 07N, LP	limited partnership	California
Woodside 20/25, LLC	limited liability company	Arizona
Woodside Aberdeen, LLC	limited liability company	Florida
Woodside Allerton, LLC	limited liability company	Nevada
Woodside Amberly, LLC	limited liability company	Utah
Woodside Amelia Lakes, LLC	limited liability company	Florida
Woodside AMR 107, Inc.	corporation	California
Woodside AMR 91, LLC	limited liability company	California
Woodside Autumn Ridge, LLC	limited liability company	California
Woodside Avalon Park, LLC	limited liability company	Arizona
Woodside Avalon, LLC	limited liability company	Texas
Woodside Ballantrae, LLC	limited liability company	Delaware
Woodside Bella Fresca, Inc.	corporation	Delaware
Woodside Berkeley, LLC	limited liability company	Utah
Woodside Bilby Ranch, Inc.	corporation	Delaware
Woodside Blue Water Bay, LLC	limited liability company	Florida

Schedule A-2

Woodside Bridges at Boulder Creek, LLC	limited liability company	Nevada
Woodside Brookstone, LLC	limited liability company	Nevada
Woodside Buffalo Ridge, LLC	limited liability company	Minnesota
Woodside Cambria, LLC	limited liability company	Utah
Woodside Canyon Creek, LLC	limited liability company	Nevada
Woodside Casa Palermo, LLC	limited liability company	Nevada
Woodside Castleton, LLC	limited liability company	Utah
Woodside Cedar Creek, LLC	limited liability company	Minnesota
Woodside Ceramista City, LLC	limited liability company	Nevada
Woodside Ceramista Estate, LLC	limited liability company	Nevada
Woodside Ceramista Village, LLC	limited liability company	Nevada
Woodside Clarendon Hills, LLC	limited liability company	California
Woodside Clearwater, LLC	limited liability company	Minnesota
Woodside Colonial Charles SFD, LLC	limited liability company	Virginia
Woodside Colonial Charles Villas, LLC	limited liability company	Virginia
Woodside Communities - WDC, LLC	limited liability company	Virginia
Woodside Communities of North Florida, L.L.C.	limited liability company	Florida
Woodside Cortez Heights, LLC	limited liability company	Nevada
Woodside Daytona Land, LLC	limited liability company	Florida
Woodside Eagle Marsh North, LLC	limited liability company	Florida
Woodside Eagle Marsh South, LLC	limited liability company	Florida

Schedule A-3

Woodside Encore at Sunset Ranch, LLC	limited liability company	Arizona
Woodside Exeter South, LLC	limited liability company	Utah
Woodside Farmington Hollow Cottages, LLC	limited liability company	Utah
Woodside Farmington Hollow Estates, LLC	limited liability company	Utah
Woodside Farmington Meadows, LLC	limited liability company	Utah
Woodside Fieldstone Ranch, LLC	limited liability company	Florida
Woodside Fieldstone, LLC	limited liability company	Minnesota
Woodside Finisterre, LLC	limited liability company	Nevada
Woodside Foothills Sunrise, LLC	limited liability company	Arizona
Woodside Foothills West, LLC	limited liability company	Arizona
Woodside Garden Gate, LLC	limited liability company	Minnesota
Woodside GM, LLC	limited liability company	California
Woodside Grande Premier, LLC	limited liability company	Nevada
Woodside Greyhawk, LLC	limited liability company	Florida
Woodside Group, LLC	limited liability company	Nevada
Woodside Grouse Pointe, LLC	limited liability company	Virginia
Woodside Hearthstone, LLC	limited liability company	Nevada
Woodside Heritage Lake 129, Inc.	corporation	California
Woodside Heritage Lake 150, Inc.	corporation	California
Woodside Heritage Lake 7200, Inc.	corporation	California
Woodside Highland Ridge, LLC	limited liability company	Arizona
Woodside Homes Corporation	corporation	Utah

Schedule A-4

Woodside Homes of Arizona, Inc.	corporation	Arizona
Woodside Homes of California, Inc.	corporation	California
Woodside Homes of Central California, Inc.	corporation	Delaware
Woodside Homes of Florida, LLC	limited liability company	Florida
Woodside Homes of Fresno, Inc.	corporation	California
Woodside Homes of Minnesota, Inc.	corporation	Delaware
Woodside Homes of Nevada, Inc.	corporation	Nevada
Woodside Homes of Northern California, Inc.	corporation	Delaware
Woodside Homes of Reno, LLC	limited liability company	Nevada
Woodside Homes of South Texas, LLC	limited liability company	Utah
Woodside Homes of Southeast Florida, LLC	limited liability company	Florida
Woodside Homes of Southern California, LLC	limited liability company	California
Woodside Homes Sales Corporation	corporation	Arizona
Woodside Hunters Creek, LLC	limited liability company	Utah
Woodside Jackrabbit Estates, LLC	limited liability company	Arizona
Woodside Karston Cove, LLC	limited liability company	Minnesota
Woodside Kinder Ranch, LLC	limited liability company	Texas
Woodside Knoll Creek, LLC	limited liability company	Minnesota
Woodside Land Holdings, LLC	limited liability company	Florida
Woodside Las Colinas, LLC	limited liability company	Nevada
Woodside Legacy, LLC	limited liability company	California
Woodside Legacy Oaks, LLC	limited liability company	Texas

Schedule A-5

Woodside Madison Colony, LLC	limited liability company	Nevada
Woodside Magma Ranch, LLC	limited liability company	Arizona
Woodside Majestic Oaks, LLC	limited liability company	Florida
Woodside Meadows of Big Lake, LLC	limited liability company	Minnesota
Woodside Menifee 105, Inc.	corporation	California
Woodside Montecatini, Inc.	corporation	Delaware
Woodside Montrose, Inc.	corporation	California
Woodside Murabella, LLC	limited liability company	Florida
Woodside North MPLS, LLC	limited liability company	Minnesota
Woodside Northridge, LLC	limited liability company	Minnesota
Woodside Palmilla, LLC	limited liability company	Nevada
Woodside Palomar, LLC	limited liability company	Nevada
Woodside Park Paseo, LLC	limited liability company	Nevada
Woodside Parkview, LLC	limited liability company	Minnesota
Woodside Paseo 5000, LLC	limited liability company	California
Woodside Paseo 6000, LLC	limited liability company	California
Woodside Paseo 7200, LLC	limited liability company	California
Woodside Pebble Creek, LLC	limited liability company	Nevada
Woodside Preserve at Boulder Creek, LLC	limited liability company	Nevada
Woodside Provence, LLC	limited liability company	Nevada
Woodside Quail Crossing, LLC	limited liability company	Utah
Woodside Rio Vista, LLC	limited liability company	Nevada
Woodside Riverwalk Preserve, LLC	limited liability company	Utah

Schedule A-6

Woodside Rocking Horse, LLC	limited liability company	Florida
Woodside Rockwell, LLC	limited liability company	Texas
Woodside Rocky Pen, LLC	limited liability company	Virginia
Woodside Rogers Ranch, LLC	limited liability company	Texas
Woodside Rosewood, LLC	limited liability company	Utah
Woodside Royal Meadows, LLC	limited liability company	Minnesota
Woodside S.O., LLC	limited liability company	Florida
Woodside Scotland Heights, LLC	limited liability company	Maryland
Woodside Sienna, LLC	limited liability company	Florida
Woodside Solano, LLC	limited liability company	Nevada
Woodside Somerset, LLC	limited liability company	Nevada
Woodside South Brook, LLC	limited liability company	Minnesota
Woodside Southern Hills, LLC	limited liability company	Arizona
Woodside Southridge, LLC	limited liability company	Minnesota
Woodside Springs at Boulder Creek, LLC	limited liability company	Nevada
Woodside Stonehaven, LLC	limited liability company	Utah
Woodside Stoneybrook, LLC	limited liability company	Florida
Woodside Summerwood, LLC	limited liability company	Texas
Woodside Summit at Foothills Reserve, LLC	limited liability company	Delaware
Woodside Summit at Riverwalk, LLC	limited liability company	Nevada
Woodside Sunrise at Riverwalk, LLC	limited liability company	Nevada

Schedule A-7

Woodside Sunset Farms, LLC	limited liability company	Utah
Woodside Talaverde, LLC	limited liability company	Nevada
Woodside Tampa Palms, LLC	limited liability company	Florida
Woodside Tempe Village, LLC	limited liability company	Arizona
Woodside Texas Holdings, LLC	limited liability company	Utah
Woodside Texas Land Holdings, LLC	limited liability company	Utah
Woodside Thurnbeck, LLC	limited liability company	Minnesota
Woodside Tierra Verde 301, LLC	limited liability company	Arizona
Woodside Timberlake, LLC	limited liability company	Florida
Woodside Trails North at Horsemans Park, LLC	limited liability company	Delaware
Woodside Triana, LLC	limited liability company	Arizona
Woodside Trillium, LLC	limited liability company	Florida
Woodside Trinity Oaks 55, LLC	limited liability company	Texas
Woodside Trinity Oaks 65, LLC	limited liability company	Texas
Woodside Tuscan Oaks, LLC	limited liability company	Texas
Woodside Two Creeks 50, LLC	limited liability company	Texas
Woodside Two Creeks 65, LLC	limited liability company	Texas
Woodside Two Creeks Villas, LLC	limited liability company	Texas
Woodside Valencia, LLC	limited liability company	Florida
Woodside Via Valencia, LLC	limited liability company	Nevada
Woodside Via Ventura, LLC	limited liability company	Nevada
Woodside Vicinato, LLC	limited liability company	Nevada

Schedule A-8

Woodside Villa Palazzo, LLC	limited liability company	Nevada
Woodside Villa Palermo, LLC	limited liability company	Delaware
Woodside Vista Montana, LLC	limited liability company	California
Woodside Walden, LLC	limited liability company	Arizona
Woodside Watson 308, LLC	limited liability company	Arizona
Woodside Weston Ranch, LLC	limited liability company	California
Woodside Wildwood, LLC	limited liability company	Utah
Woodside Willowbrook, LLC	limited liability company	Minnesota
Woodside Wolf Creek 121, Inc.	corporation	California
Woodside Wolf Creek 126, Inc.	corporation	California
Woodside Wolf Creek 133, Inc.	corporation	California
Woodside Wolf Creek 138, Inc.	corporation	California
Woodside Wolf Creek 77, Inc.	corporation	California

Schedule A-9

Schedule B

Commercial Tort Claims

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is made as of December 31, 2009, by and among PH HOLDING LLC, a Delaware limited liability company (the “Company”), Woodside Group, LLC, a Nevada limited liability company (“Woodside”), WDS Holdings, Inc., a Nevada corporation (“WDS Holdings”), Pleasant Valley Investments, LLC, a Nevada limited liability company (“Pleasant Valley”), WDS GP, Inc., a California corporation (“WDS GP”), and WGP Group, LLC, a Utah limited liability company (“WPG Group”, and together with the Company, Woodside, WDS Holdings, Pleasant Valley and WDS GP, collectively, the “Pledgors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as collateral agent (hereinafter, in such capacity, the “Collateral Agent”) for the holders of Securities (as defined below) (collectively, the “Secured Parties”).

WHEREAS, the Pledgors have entered into an Indenture dated as of December 31, 2009 (the “Indenture”), by and among the Company, the Guarantors (as defined therein) and the Collateral Agent, as Trustee, pursuant to which the Company issued securities (the “Securities”) to the Secured Parties upon the terms set forth therein;

WHEREAS, each Pledgor is the legal and beneficial owner of the percentage of the outstanding Equity Interests of the Persons listed on Annex A hereto as set forth on such Annex A (such Persons collectively referred to herein as the “Listed Companies”);

WHEREAS, pursuant to the Indenture, the Pledgors have agreed to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, a pledge agreement in substantially the form hereof; and

WHEREAS, each Pledgor wishes to grant pledges and security interests in favor of the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, as herein provided.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Pledge of Equity Interests, etc.

1.1.  Pledge of Equity Interests. Each Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, all of the Equity Interests of every class of the Listed Companies which are held by such Pledgor, as more fully described on Annex A hereto, to be held by the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, subject to the terms and conditions hereinafter set forth. The certificates and other instruments evidencing such Pledged Equity Interests, accompanied by stock powers or other appropriate instruments of transfer or assignment thereof duly executed in blank by the appropriate Pledgors, have been delivered to the Collateral Agent.

1.2.  Additional Pledged Equity Interests. In case any Pledgor shall acquire any additional Equity Interests of any Listed Company, any other direct or indirect Subsidiary of any Pledgor or any Person which is the successor of any Listed Company or Subsidiary, or any securities exchangeable for or convertible into Equity Interests of any class of any Listed Company or Subsidiary, by purchase, stock dividend, stock split or otherwise, then such shares or other securities shall be subject to the pledge, assignment and security interest granted to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, under this Agreement and such Pledgor shall deliver to the Collateral Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed in blank by such Pledgor. Each Pledgor agrees that the Collateral Agent may from time to time attach as Annex A hereto an updated list of the Equity Interests at the time pledged with the Collateral Agent hereunder.

1.3.  Pledge of Cash Collateral Account.  Each Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

1.4. Consent and Waiver of Certain Bylaws, Partnership Agreement and Operating Agreement Provisions. Each Pledgor irrevocably (a) consents to the pledge by each other Pledgor of the other Equity Interests of each Listed Company and Subsidiary of such Pledgor held by such other Pledgor, (b) waives any and all provisions of the bylaws, partnership agreements and operating agreements of each Listed Company and Subsidiary of such Pledgor (as applicable) that (i) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral (as such term is hereinafter defined) or any enforcement action which may be taken in respect of any such Lien, or (ii) otherwise conflict with the terms of this Agreement, (c) agrees that any restriction or condition contained in any bylaws, partnership agreement or operating agreement does not apply to the exercise of remedies by the Collateral Agent and the other Secured Parties under this Agreement or the Indenture, (d) agrees that the Collateral Agent (or any transferee of the Collateral Agent or of the Collateral Agent’s transferee; each referred to herein as a “Transferee”) is entitled to become a shareholder, partner or member of such Listed Company or Subsidiary (as applicable) (with the corresponding right to vote, receive distributions, and exercise all other rights and privileges of a shareholder, partner or member of such Listed Company or Subsidiary (as applicable)) upon the Collateral Agent’s exercise of its remedies under this Agreement and the Indenture and that, in connection therewith, upon the exercise of the remedies provided in this Agreement by the Collateral Agent and the assertion of its right to become the owner of the Pledged Equity Interests hereunder, the Collateral Agent (or any Transferee) shall become a shareholder, partner or member of such Listed Company or Subsidiary (as applicable) and shall acquire all of the rights, title and interests of a shareholder, partner or member of such Listed Company or Subsidiary (as applicable) without any further action on the part of such Listed Company or Subsidiary, any of the other shareholders, partners or members, or any other Person or Persons, (e) agrees that neither the withdrawal of the Pledgor, nor the admission of the Collateral Agent (or any Transferee) as a shareholder, partner or member of such Listed Company or Subsidiary shall cause the dissolution of such Listed Company or Subsidiary, (f) agrees that it will not enter into any subsequent amendments to or modifications of the applicable bylaws, partnership agreement or operating agreement that would directly or indirectly operate to prohibit the pledge of the Pledged Equity Interests, restrict the transfer or pledge of the Pledged Equity Interests, limit the Collateral Agent’s (or any Transferee’s) ability to become a shareholder, partner or member of such Listed Company or Subsidiary or otherwise impede the Collateral Agent’s ability to fully realize all of the benefits of the Pledged Equity Interests as set forth in this Agreement, and (g) expressly waives as against the Collateral Agent (and any Transferee) (i) any right such Pledgor may have following a default by the applicable Pledgor under the applicable bylaws, partnership agreement or operating agreement, (ii) any right such Pledgor may have to purchase all or any portion of the Pledged Equity Interests, whether pursuant to any right of first refusal or otherwise, and (iii) any consequences under the applicable bylaws, partnership agreement or operating agreement following the filing by or against the applicable Pledgor of a petition in bankruptcy; provided, however, that the Collateral Agent acknowledges that the foregoing provisions are subject to the terms of any applicable consent delivered by a Listed Company or any holder of an Equity Interest of a Listed Company.

2.  Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Indenture. Terms used herein and not defined in the Indenture or otherwise defined herein that are defined in the Uniform Commercial Code as in effect in the State of New York (the “Uniform Commercial Code”) have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

Applicable Law means all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Cash Collateral has the meaning set forth in §4.

Cash Collateral Account has the meaning set forth in §4.

Equity Interests means the following:

(a)       in the case of a corporation, shares of capital stock;

(b)       in the case of an association or business entity, any and all shares or other units of equity ownership, interests, participations, rights or other equivalents (however designated);

(c)       in the case of a limited liability company, membership interests or other limited liability company interests;

(d)       in the case of a partnership, partnership interests (whether general or limited);

(e)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity; and

(f)	any warrants or options exchangeable for or into any of the foregoing.

Governmental Authority means any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Obligations means the Securities and all other obligations of the Company under the Indenture.

Organic Documents means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Pledged Collateral means the property at any time pledged to the Collateral Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral. The term does not include any income, increases or proceeds received by any Pledgor to the extent expressly permitted by §7.

Pledged Equity Interests means the Equity Interests identified on Annex A hereto and all of each Pledgor’s present and future right, title and interest in and to any Equity Interest of any Listed Company or any other Subsidiary of such Pledgor now owned or hereafter obtained by such Pledgor.

Securities Act has the meaning set forth in §8.3.

Time Deposits has the meaning set forth in §4.

Transaction Documents has the meaning set forth in §7.

3.  Security for Obligations. This Agreement and the security interest in and pledge of the Pledged Collateral hereunder are made with and granted to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, as security for the payment and performance in full of all the Obligations. This Agreement is being executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provision thereof. In the event of any conflict between the provisions of this Agreement and the provisions of the Indenture, the provisions of the Indenture shall govern.

4.  . Distributions under Section 5.5.2(c) above to the holders of Allowed Alameda Bond Indemnity Claims shall be limited to a share of the Alameda Unsecured Distribution, as set forth in Section 5.6 of the Plan.Liquidation, Recapitalization, etc.

4.1.  Distributions Paid to Collateral Agent. Any sums or other property paid or distributed upon or with respect to any of the Pledged Equity Interests, whether by dividend or redemption, in connection with any distribution of capital or profits of such Pledgor, or upon the liquidation or dissolution of the issuer thereof or otherwise shall, except to the limited extent provided in §7, be paid over and delivered to the Collateral Agent to be held by the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Pledged Equity Interests or any property shall be distributed upon or with respect to any of the Pledged Equity Interests, the property so distributed shall be delivered to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, to be held by it as security for the Obligations. Except to the limited extent provided in §7, all sums of money and property paid or distributed in respect of the Pledged Equity Interests, whether as a dividend or distribution of capital or profits or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by any Pledgor shall, until paid or delivered to the Collateral Agent, be held in trust for the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, as security for the payment and performance in full of all of the Obligations.

4.2.  Cash Collateral Account. All sums of money that are delivered to the Collateral Agent pursuant to this §4 shall be deposited into an interest bearing account in the name of the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, as customer with a depositary bank satisfactory to the Collateral Agent (any such account, whether maintained with the Collateral Agent or in the Collateral Agent’s name as customer being herein referred to as the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Collateral Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”), that are satisfactory to the Collateral Agent after consultation with the Pledgors, provided, that, in each such case, arrangements satisfactory to the Collateral Agent are made and are in place to perfect and to ensure the first priority of the Collateral Agent’s security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the “Cash Collateral”.

4.3.  Pledgors’ Rights to Cash Collateral, etc. Except as otherwise expressly provided in §16, no Pledgor shall have the right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Collateral Agent to part with the Collateral Agent’s possession of any instruments or other writings evidencing any Time Deposits.

5.  Warranty of Title; Authority. Each Pledgor hereby represents and warrants that: (a) such Pledgor has good and marketable title to, and is the sole record and beneficial owner of,

the Pledged Equity Interests described in §1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement and subject to the terms of any applicable consent delivered by a Listed Company or any holder of an Equity Interest of a Listed Company, (b) all of the Pledged Equity Interests described in §1 are validly issued, fully paid and non-assessable, (c) such Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Pledged Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Pledged Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of such Pledgor’s or any relevant issuer’s charter documents, certificate of partnership, partnership agreement, operating agreement, by-laws or other governing documents, as the case may be, or of any judgment, decree or order of any tribunal or of any agreement or instrument to which such Pledgor or any relevant issuer is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and (d) the information set forth in Annex A hereto relating to the Pledged Equity Interests is true, correct and complete in all respects. Each Pledgor covenants that it will defend the rights of the Collateral Agent and security interest of the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, in such Pledged Equity Interests against the claims and demands of all other persons whomsoever. Each Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Pledged Collateral hereafter pledged or in which a security interest is granted to the Collateral Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Collateral Agent.

6.  Uncertificated Equity Interests. Each Pledgor hereby represents and warrants that (a) none of the limited liability company interests or partnership interests of any Pledgor is evidenced by any certificate issued by any Listed Company, and (b) none of the limited liability company interests or partnership interests of any Pledgor issued by any Listed Company is a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Listed Company is organized; provided, however, that in either such case, in the event any such limited liability company interests or partnership interests are evidenced by certificates or are securities governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Listed Company is organized, such certificates or securities shall be delivered to the Collateral Agent, together with stock powers or other appropriate instruments of assignment thereof duly executed in blank by such Pledgor.

7.  Dividends, Voting, etc., Prior to Maturity. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive all cash dividends paid in respect of the Pledged Equity Interests, to vote the Pledged Equity Interests and to give consents, waivers and ratifications in respect of the Pledged Equity Interests; provided, however, that no vote shall be cast or consent, waiver or ratification given by any Pledgor if such vote, consent, waiver or ratification could reasonably be expected to result in a reduction of the value of any of the Pledged Collateral or have an adverse effect on the validity, perfection or enforceability of any of the Liens of the Collateral Agent on the Pledged Collateral or would be inconsistent with or result in any violation of any of the provisions of the Plan, the Indenture, the Securities or the Security Documents (collectively, the “Transaction Documents”). All such rights of the Pledgors to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgors to vote and give consents, waivers and ratifications with respect to the Pledged Equity Interests shall, at the Collateral Agent’s option, as evidenced by the Collateral Agent’s notifying the Pledgors of such election, cease in case an Event of Default shall have occurred and be continuing.

8.  Remedies.

8.1.  In General. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Collateral Agent deems expedient:

(a)       if the Collateral Agent so elects and gives notice of such election to the Pledgors, the Collateral Agent may vote any or all shares of the Pledged Equity Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Collateral Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Pledged Equity Interests and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to do so);

(b)       the Collateral Agent may demand, sue for, collect or make any compromise or settlement the Collateral Agent deems suitable in respect of any Pledged Collateral;

(c)       the Collateral Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Collateral Agent thinks expedient, all without demand for performance by any Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

(d)       the Collateral Agent may cause all or any part of the Pledged Equity Interests held by it to be transferred into its name or the name of its nominee or nominees; and

(e)       the Collateral Agent may set off or otherwise apply or credit against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account.

8.2.  Sale of Pledged Collateral. In the event of any sale or other disposition of the Pledged Collateral as provided in clause (c) of §8.1 and to the extent that any notice thereof is required to be given by law, the Collateral Agent shall give to the applicable Pledgor at least five (5) Business Days’ prior authenticated notice of the time and place of any public sale or other disposition of the Pledged Collateral or of the time after which any private sale or any other intended disposition is to be made (in case of Pledgors other than the Company, such notice to be addressed to the Pledgor in care of the Company at the Company’s address). Each Pledgor hereby acknowledges that five (5) Business Days’ prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Collateral Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by each Pledgor, to the fullest extent permitted by law). The Collateral Agent may buy or otherwise acquire any part or all of the Pledged Collateral at any public sale or other disposition and if any part or all of the Pledged Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Collateral Agent may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Collateral Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Collateral Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations. Only after such applications, and after payment by the Collateral Agent of any amount required by §9-608(a)(1)(C) or §9-615(a)(3) of the Uniform Commercial Code, need the Collateral Agent account to the applicable Pledgor for any surplus.

8.3.  Private Sales. Each Pledgor recognizes that the Collateral Agent may be unable to effect a public sale or other disposition of the Pledged Equity Interests by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Collateral Agent agrees that any sale of the Pledged Equity Interests shall be made in a commercially reasonable manner.

8.4.  Pledgors’ Agreements, etc. Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably requested by the Collateral Agent to make any sales of any portion or all of the Pledged Equity Interests pursuant to this §8 valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgors’ joint and several expense (but not, for the avoidance of doubt, any such act or thing that would be required to be done by the Collateral Agent in order to comply with such laws, regulations, orders, writs, injunctions, decrees or awards). Each Pledgor further agrees that a breach of any of the covenants contained in this §8 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this §8 shall be specifically enforceable against each Pledgor by the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

9.  Marshalling. Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future security for (including but not limited to this Agreement and the Pledged Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Collateral Agent’s rights hereunder and of the Secured Parties and the Collateral Agent in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may each Pledgor hereby irrevocably waives the benefits of all such laws.

10.  Pledgors’ Obligations Not Affected. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Collateral Agent or any Secured Party of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of any Transaction Document or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not any Pledgor shall have notice or knowledge of any of the foregoing, each Pledgor hereby generally waiving all suretyship defenses to the extent applicable.

11.  Transfer, etc., by Pledgors. Without the prior written consent of the Collateral Agent, no Pledgor will sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Pledged Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

12.  Further Assurances. Each Pledgor will do all such acts, and will furnish to the Collateral Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Collateral Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Collateral Agent hereunder, all without any cost or expense to the Collateral Agent. Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Pledged Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor. Each Pledgor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Pledgor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Each Pledgor will not permit to be effected any amendment or modification of any Organic Document of any of the Listed Companies or Subsidiaries which would (or would be reasonably likely to) adversely affect the rights or remedies of the Collateral Agent or any Secured Party hereunder or the value of the Pledged Collateral.

13.  Collateral Agent’s Exoneration. Under no circumstances shall the Collateral Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Pledged Collateral and (b) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Collateral Agent nor any Secured Party shall be required to take any action of any kind to collect, preserve or protect its or any Pledgor’s rights in the Pledged Collateral or against other parties thereto. The Collateral Agent’s prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

14.  No Waiver, etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Collateral Agent and the Pledgors. No act, failure or delay by the Collateral Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. Each Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Indenture).

15.  Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in the Indenture. Each Pledgor (other than the Company) appoints the Company as its agent for giving and receiving notices and for giving consents and approvals with respect to this Agreement and any amendment thereof or waiver thereunder. Any notice given to or by the Company will be deemed to also be notice to or from each other Pledgor, and any consent, waiver or approval by the Company on behalf of the Pledgors will be deemed to be consent, waiver or approval by each of the Pledgors.

16.  Termination. Upon final payment and performance in full of the Obligations, this Agreement shall terminate and the Collateral Agent shall, at the Pledgors’ request and expense, return such Pledged Collateral in the possession or control of the Collateral Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Collateral Agent hereunder.

17.  Overdue Amounts. Until paid, all amounts due and payable by any Pledgor hereunder shall be a debt secured by the Pledged Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Indenture.

18.  Governing Law; Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS). EACH PLEDGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AGREEMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PLEDGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Collateral Agent or any Secured Party to bring proceedings against any Pledgor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Collateral Agent of any judgment or order obtained in any forum or jurisdiction.

19.  Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, each Pledgor waives THE RIGHT TO TRIAL BY JURY (WHICH COLLATERAL AGENT HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO THIS AGREEMENT, OBLIGATIONS OR COLLATERAL. Except as prohibited by law, each Pledgor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Pledgor acknowledges that the foregoing waivers are a material inducement to Collateral Agent and entering into this Agreement and that Collateral Agent and Secured Parties are relying upon the foregoing in their dealings with Pledgors. Each Pledgor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

20.  Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Pledgor and its respective successors and assigns, and shall inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Pledgor acknowledges receipt of a copy of this Agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, intending to be legally bound, the Pledgors and the Collateral Agent have caused this Agreement to be executed as of the date first above written.

      PH HOLDING LLC

      By:______________________________

Name: Joel Shine

Title:   President

      WOODSIDE GROUP, LLC

       By:______________________________

Name: Joel Shine

Title:   President

      WDS HOLDINGS, INC.

       By:______________________________

Name: Joel Shine

Title:   Vice President

      PLEASANT VALLEY INVESTMENTS, LC

       By:______________________________

Name: Joel Shine

Title:   Vice President

      WDS GP, INC.

       By:______________________________

Name: Joel Shine

Title:   Vice President

      WGP GROUP, LLC

       By:______________________________

Name: Joel Shine

Title:   Vice President

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

By:_________________________________________

Name:

Title:

The undersigned Listed Companies hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of §§4.1, 7 and 8 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Collateral Agent and the Pledgors in carrying out such provisions, subject, in each case, to any applicable consent to pledge executed and delivered to the Collateral Agent by such Listed Company or any holder of an Equity Interest in such Listed Company.

      PLEASANT HILL INVESTMENTS, LC

      By:________________________________

Name: Joel Shine

Title:   President

BCD 99, LLC
FOXBORO 50’S, LLC
FOXBORO COVENTRY, LLC
FOXBORO ESTATES, LLC
FOXBORO VILLAGES, LLC
IVYWOOD INTERIOR DESIGN, LLC
MENIFEE WOODSIDE, LLC
MHA 02, LLC
MONTEREY WOODSIDE, LLC
MWG 00, LLC
MWL 01, LLC
OQUIRRH HIGHLANDS CONDOMINIUMS, LLC
PORTOLA DEVELOPMENT COMPANY, LLC
PORTOLA DEVELOPMENT,ARIZONA, LLC
PORTOLA DEVELOPMENT, UTAH, LC
SARATOGA LAND DEVELOPMENT, LLC
SONORA HOA MANAGEMENT, LLC
STERLING 69, LLC
TBB 03, LLC
WOODSIDE PORTOFINO, INC.
WOODSIDE 20/25, LLC
WOODSIDE ABERDEEN, LLC
WOODSIDE ALLERTON, LLC
WOODSIDE AMBERLY, LLC
WOODSIDE AMELIA LAKES, LLC
WOODSIDE AMR 107, INC.
WOODSIDE AMR 91, LLC
WOODSIDE AUTUMN RIDGE, LLC
WOODSIDE AVALON PARK, LLC
WOODSIDE AVALON, LLC
WOODSIDE BALLANTRAE, LLC
WOODSIDE BELLA FRESCA, INC.
WOODSIDE BERKELEY, LLC

WOODSIDE BILBY RANCH, INC.
WOODSIDE BLUE WATER BAY, LLC
WOODSIDE BRIDGES AT BOULDER CREEK, LLC
WOODSIDE BROOKSTONE, LLC
WOODSIDE BUFFALO RIDGE, LLC
WOODSIDE CAMBRIA, LLC
WOODSIDE CANYON CREEK, LLC
WOODSIDE CASA PALERMO, LLC
WOODSIDE CASTLETON, LLC
WOODSIDE CEDAR CREEK, LLC
WOODSIDE CERAMISTA CITY, LLC
WOODSIDE CERAMISTA ESTATE, LLC
WOODSIDE CERAMISTA VILLAGE, LLC
WOODSIDE CLARENDON HILLS, LLC
WOODSIDE CLEARWATER, LLC
WOODSIDE COLONIAL CHARLES SFD, LLC
WOODSIDE COLONIAL CHARLES VILLAS, LLC
WOODSIDE COMMUNITIES - WDC, LLC
WOODSIDE COMMUNITIES OF NORTH FLORIDA, L.L.C.
WOODSIDE CORTEZ HEIGHTS, LLC
WOODSIDE DAYTONA LAND, LLC
WOODSIDE EAGLE MARSH NORTH, LLC
WOODSIDE EAGLE MARSH SOUTH, LLC
WOODSIDE ENCORE AT SUNSET RANCH, LLC

WOODSIDE EXETER SOUTH, LLC
WOODSIDE FARMINGTON HOLLOW COTTAGES, LLC
WOODSIDE FARMINGTON HOLLOW ESTATES, LLC
WOODSIDE FARMINGTON MEADOWS, LLC
WOODSIDE FIELDSTONE RANCH, LLC
WOODSIDE FIELDSTONE, LLC
WOODSIDE FINISTERRE, LLC
WOODSIDE FOOTHILLS SUNRISE, LLC
WOODSIDE FOOTHILLS WEST, LLC
WOODSIDE GARDEN GATE, LLC
WOODSIDE GM, LLC
WOODSIDE GRANDE PREMIER, LLC
WOODSIDE GREYHAWK, LLC
WOODSIDE GROUSE POINTE, LLC
WOODSIDE HEARTHSTONE, LLC
WOODSIDE HERITAGE LAKE 129, INC.
WOODSIDE HERITAGE LAKE 150, INC.
WOODSIDE HERITAGE LAKE 7200, INC.
WOODSIDE HIGHLAND RIDGE, LLC
WOODSIDE HOMES CORPORATION
WOODSIDE HOMES OF ARIZONA, INC.
WOODSIDE HOMES OF CALIFORNIA, INC.
WOODSIDE HOMES OF CENTRAL CALIFORNIA, INC.

WOODSIDE HOMES OF FLORIDA, LLC
WOODSIDE HOMES OF FRESNO, INC.
WOODSIDE HOMES OF MINNESOTA, INC.
WOODSIDE HOMES OF NEVADA, INC.
WOODSIDE HOMES OF NORTHERN CALIFORNIA, INC.
WOODSIDE HOMES OF RENO, LLC
WOODSIDE HOMES OF SOUTH TEXAS, LLC
WOODSIDE HOMES OF SOUTHEAST FLORIDA, LLC
WOODSIDE HOMES OF SOUTHERN CALIFORNIA, LLC
WOODSIDE HOMES SALES CORPORATION
WOODSIDE HUNTERS CREEK, LLC
WOODSIDE JACKRABBIT ESTATES, LLC
WOODSIDE KARSTON COVE, LLC
WOODSIDE KINDER RANCH, LLC
WOODSIDE KNOLL CREEK, LLC
WOODSIDE LAND HOLDINGS, LLC
WOODSIDE LAS COLINAS, LLC
WOODSIDE LEGACY, LLC
WOODSIDE LEGACY OAKS, LLC
WOODSIDE MADISON COLONY, LLC
WOODSIDE MAGMA RANCH, LLC
WOODSIDE MAJESTIC OAKS, LLC

WOODSIDE MEADOWS OF BIG LAKE, LLC
WOODSIDE MENIFEE 105, INC.
WOODSIDE MONTECATINI, INC.
WOODSIDE MONTROSE, INC.
WOODSIDE MURABELLA, LLC
WOODSIDE NORTH MPLS, LLC
WOODSIDE NORTHRIDGE, LLC
WOODSIDE PALMILLA, LLC
WOODSIDE PALOMAR, LLC
WOODSIDE PARK PASEO, LLC
WOODSIDE PARKVIEW, LLC
WOODSIDE PASEO 5000, LLC
WOODSIDE PASEO 6000, LLC
WOODSIDE PASEO 7200, LLC
WOODSIDE PEBBLE CREEK, LLC
WOODSIDE PRESERVE AT BOULDER CREEK, LLC
WOODSIDE PROVENCE, LLC
WOODSIDE QUAIL CROSSING, LLC
WOODSIDE RIO VISTA, LLC
WOODSIDE RIVERWALK PRESERVE, LLC
WOODSIDE ROCKING HORSE, LLC
WOODSIDE ROCKWELL, LLC
WOODSIDE ROCKY PEN, LLC
WOODSIDE ROGERS RANCH, LLC
WOODSIDE ROSEWOOD, LLC
WOODSIDE ROYAL MEADOWS, LLC
WOODSIDE S.O., LLC
WOODSIDE SCOTLAND HEIGHTS, LLC
WOODSIDE SIENNA, LLC
WOODSIDE SOLANO, LLC
WOODSIDE SOMERSET, LLC
WOODSIDE SOUTH BROOK, LLC

WOODSIDE SOUTHERN HILLS, LLC
WOODSIDE SOUTHRIDGE, LLC
WOODSIDE SPRINGS AT BOULDER CREEK, LLC
WOODSIDE STONEHAVEN, LLC
WOODSIDE STONEYBROOK, LLC
WOODSIDE SUMMERWOOD, LLC
WOODSIDE SUMMIT AT FOOTHILLS RESERVE, LLC
WOODSIDE SUMMIT AT RIVERWALK, LLC
WOODSIDE SUNRISE AT RIVERWALK, LLC
WOODSIDE SUNSET FARMS, LLC
WOODSIDE TALAVERDE, LLC
WOODSIDE TAMPA PALMS, LLC
WOODSIDE TEMPE VILLAGE, LLC
WOODSIDE TEXAS HOLDINGS, LLC
WOODSIDE TEXAS LAND HOLDINGS, LLC
WOODSIDE THURNBECK, LLC
WOODSIDE TIERRA VERDE 301, LLC
WOODSIDE TIMBERLAKE, LLC
WOODSIDE TRAILS NORTH AT HORSEMANS PARK, LLC
WOODSIDE TRIANA, LLC
WOODSIDE TRILLIUM, LLC
WOODSIDE TRINITY OAKS 55, LLC
WOODSIDE TRINITY OAKS, 65, LLC
WOODSIDE TUSCAN OAKS, LLC
WOODSIDE TWO CREEKS 50, LLC
WOODSIDE TWO CREEKS 65, LLC
WOODSIDE TWO CREEKS VILLAS, LLC
WOODSIDE VALENCIA, LLC
WOODSIDE VIA VALENCIA, LLC
WOODSIDE VIA VENTURA, LLC
WOODSIDE VICINATO, LLC
WOODSIDE VILLA PALAZZO, LLC
WOODSIDE VILLA PALERMO, LLC
WOODSIDE VISTA MONTANA, LLC
WOODSIDE WALDEN, LLC
WOODSIDE WATSON 308, LLC
WOODSIDE WESTON RANCH, LLC
WOODSIDE WILDWOOD, LLC
WOODSIDE WILLOWBROOK, LLC
WOODSIDE WOLF CREEK 121, INC.
WOODSIDE WOLF CREEK 126, INC.
WOODSIDE WOLF CREEK 133, INC.
WOODSIDE WOLF CREEK 138, INC.
WOODSIDE WOLF CREEK 77, INC.

By:________________________________
Name: Joel Shine
Title: Vice President

WOODSIDE 04N, LP
WOODSIDE 04S, LP
WOODSIDE 05N, LP
WOODSIDE 05S, LP
WOODSIDE 06N, LP
WOODSIDE 07N, LP
By: WDS GP, Inc., its General Partner

By:________________________________
Name: Joel Shine
Title: Vice President

ANNEX A TO PLEDGE AGREEMENT

None of the issuers has any authorized, issued or outstanding Equity Interests of any class or any commitments to issue any Equity Interests of any class or any securities convertible into or exchangeable for any Equity Interests of any class except as otherwise stated in this Annex A.

PLEDGED SHARES:

Listed Company	Pledgor	Number and Class of Shares Pledged	% of Total Outstanding Shares	Certificate No.(s)
WDS GP, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
WDS Holdings, Inc.	Woodside Group, LLC	10 shares of common stock	100%	1
Woodside Bella Fresca, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside AMR 107, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Bilby Ranch, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Heritage Lake 129, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Heritage Lake 150, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Heritage Lake 7200, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes Corporation	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes of Arizona, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes of California, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes of Central California, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes of Fresno, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes of Minnesota, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes of Nevada, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes of Northern California, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Homes Sales Corporation	WDS Holdings, Inc.	10 shares of common stock	100%	1

Woodside Menifee 105, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Montecatini, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Montrose, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Portofino, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Wolf Creek 121, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Wolf Creek 126, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Wolf Creek 133, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Wolf Creek 138, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1
Woodside Wolf Creek 77, Inc.	WDS Holdings, Inc.	10 shares of common stock	100%	1

OTHER PLEDGED EQUITY INTERESTS:

Listed Company	Pledgor	Nature of Pledged Equity Interest
BCD 99, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Foxboro 50’s, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Foxboro Coventry, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Foxboro Estates, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Foxboro Villages, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Ivywood Interior Design, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Liberty Holdings Group, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Menifee Woodside, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
MHA 02, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

MWG 00, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
MWL 01, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Monterey Woodside, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Oquirrh Highlands Condominiums, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Pleasant Hill Investments, LC	PH Holding LLC	100% of the issued and outstanding membership interests
Pleasant Valley Investments, LC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Portola Development Company, LC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Portola Development, Arizona, LLC	Woodside Group, LLC	99% of the issued and outstanding membership interests
Portola Development, Arizona, LLC	Pleasant Valley Investments, LLC	1% of the issued and outstanding membership interests
Portola Development, Utah, LC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Saratoga Land Development, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Sonora HOA Management, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Sterling 69, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
TBB 03, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
WGP Group, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside 04N, LP	Woodside Group, LLC	99% of the issued and outstanding partnership interests
Woodside 04N, LP	WDS GP, Inc.	1% of the issued and outstanding partnership interests
Woodside 04S, LP	Woodside Group, LLC	99% of the issued and outstanding partnership interests
Woodside 04S, LP	WDS GP, Inc.	1% of the issued and outstanding partnership interests
Woodside 05N, LP	Woodside Group, LLC	99% of the issued and outstanding partnership interests
Woodside 05N, LP	WDS GP, Inc.	1% of the issued and outstanding partnership interests
Woodside 05S, LP	Woodside Group, LLC	99% of the issued and outstanding partnership interests

Woodside 05S, LP	WDS GP, Inc.	1% of the issued and outstanding partnership interests
Woodside 06N, LP	Woodside Group, LLC	99% of the issued and outstanding partnership interests
Woodside 06N, LP	WDS GP, Inc.	1% of the issued and outstanding partnership interests
Woodside 07N, LP	Woodside Group, LLC	99% of the issued and outstanding partnership interests
Woodside 07N, LP	WDS GP, Inc.	1% of the issued and outstanding partnership interests
Woodside 20/25, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Aberdeen, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Allerton, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Amberly, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Amelia Lakes, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside AMR 91, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Autumn Ridge, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Avalon, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Avalon Park, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Ballantrae, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Berkeley, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Blue Water Bay, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Bridges at Boulder Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Brookstone, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Buffalo Ridge, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Cambria, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

Woodside Canyon Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Casa Palermo, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Castleton, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Cedar Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Ceramista City, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Ceramista Estate, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Ceramista Village, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Clarendon Hills, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Clearwater, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Colonial Charles SFD, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Colonial Charles Villas, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Communities - WDC, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Communities of North Florida, L.L.C.	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Cortez Heights, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Daytona Land, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Eagle Marsh North, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Eagle Marsh South, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Encore at Sunset Ranch, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Exeter South, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Farmington Hollow Cottages, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Farmington Hollow Estates, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Farmington Meadows, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Fieldstone, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

Woodside Fieldstone Ranch, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Finisterre, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Foothills Sunrise, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Foothills West, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Garden Gate, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside GM, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Grande Premier, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Greyhawk, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Group, LLC	PH Holding LLC	100% of the issued and outstanding membership interests
Woodside Grouse Pointe, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Hearthstone, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Highland Ridge, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Homes of Florida, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Homes of Reno, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Homes of Southeast Florida, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Homes of Southern California, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Homes of South Texas, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Hunters Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Jackrabbit Estates, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Karsten Cove, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Kinder Ranch, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

Woodside Knoll Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Land Holdings, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Las Colinas, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Legacy, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Legacy Oaks, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Madison Colony, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Majestic Oaks, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Magma Ranch, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Meadows of Big Lake, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Murabella, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside North MPLS, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Northridge, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Palmilla, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Palomar, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Park Paseo, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Parkview, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Paseo 5000, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Paseo 6000, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Paseo 7200, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Pebble Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Preserve at Boulder Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Provence, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

Woodside Quail Crossing, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Rio Vista, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Riverwalk Preserve, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Rocking Horse, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Rocky Pen, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Rockwell, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Rogers Ranch, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Rosewood, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Royal Meadows, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Scotland Heights, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Sienna, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside S.O., LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Solano, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Somerset, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside South Brook, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Southern Hills, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Southridge, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Springs at Boulder Creek, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Stonehaven, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Stoneybrook, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Summerwood, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

Woodside Summit at Foothills Reserve, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Summit at Riverwalk, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Sunrise at Riverwalk, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Sunset Farms, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Talaverde, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Tampa Palms, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Tempe Village, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Texas Holdings, LLC	WGP Group, LLC	100% of the issued and outstanding membership interests
Woodside Texas Land Holdings, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Thurnbeck, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Tierra Verde 301, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Timberlake, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Trails North at Horsemans Park, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Triana, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Trillium, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Trinity Oaks 55, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Trinity Oaks 65, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Tuscan Oaks, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Two Creeks 50, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Two Creeks 65, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Two Creeks Villas, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Valencia, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

Woodside Via Valencia, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Via Ventura, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Vicinato, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Villa Palazzo, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Villa Palermo, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Vista Montana, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Walden, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Watson 308, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Weston Ranch, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Wildwood, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests
Woodside Willowbrook, LLC	Woodside Group, LLC	100% of the issued and outstanding membership interests

DEPOSIT ACCOUNT CONTROL AGREEMENT

Blocked Account Control

Agreement (“Shifting Control”) l JPMORGAN CHASE BANK, N.A.

V1.1_10_29_07

AGREEMENT dated as of	[_____]	2009,	by and among	PH Holding LLC	(“Company”),
Wells Fargo Bank, National Association, as Collateral Agent (“Collateral Agent”)			and JPMorgan Chase Bank, N.A. (“Depositary”).

The parties hereto refer to Account Nos.	[__________] [__________]	in the name of Company maintained at Depositary (the
“Account” and hereby agree as follows:

1.

Company and Collateral Agent notify Depositary that by separate agreement Company has granted Collateral Agent a security interest in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified.

2.

Prior to the Effective Time (as defined below) Depositary shall honor all withdrawal, payment, transfer or other fund disposition or other instructions which the Company is entitled to give under the Account Documentation (as hereinafter defined) (collectively, “instructions”) received from the Company (but not those from Collateral Agent) concerning the Account. On and after the Effective Time (and without Company’s consent), Depositary shall honor all instructions received from Collateral Agent (but not those from Company) concerning the Account and Company shall have no right or ability to access or withdraw or transfer funds from the Account.

For the purposes hereof, the “Effective Time” shall be the opening of business on the second business day next succeeding the business day on which a notice purporting to be signed by Collateral Agent in substantially the same form as Exhibit A, attached hereto, with a copy of this Agreement attached thereto (a “Shifting Control Notice”), is actually received by any of the individual employees of Depositary to whom the notice is required hereunder to be addressed or any employee succeeding such employees duties and responsibilities; provided, however, that if any such notice is so received after 12:00 noon, New York City time, on any business day, the “Effective Time” shall be the opening of business on the third business day next succeeding the business day on which such receipt occurs; and, provided further, that a “business day” is any day other than a Saturday, Sunday or other day on which Depositary is or is authorized or required by law to be closed.

Notwithstanding the foregoing: (i) all transactions involving or resulting in a transaction involving the Account duly commenced by Depositary or any affiliate prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) Depositary and/or any affiliate may (at its discretion and without any obligation to do so) (x) cease honoring Company’s instructions and/or commence honoring solely Collateral Agent’s instructions concerning the Account at any time or from time to time after it becomes aware that Collateral Agent has sent to it a Shifting Control Notice but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Shifting Control Notice to be received by it for purposes of the foregoing paragraph prior to the specified individual’s actual receipt if otherwise actually received by Depositary (or if such Shifting Control Notice contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as Exhibit A or does not attach an appropriate copy of this Agreement), with no liability whatsoever to Company or any other party for doing so.

3.

This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions on or after the Effective Time, Collateral Agent shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Collateral Agent. Collateral Agent may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Collateral Agent executing such Account Documentation or other documentation as Depositary may require in connection therewith).

4.

Depositary agrees not to exercise or claim any right of offset, banker’s lien or other lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Account or transactions therein, (ii) overdrafts in the Account or (iii) Depositary’s charges, fees and expenses with respect to the Account or the services provided hereunder.

5.

Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Shifting Control Notice), instruction or request purportedly furnished to it by Company or Collateral Agent in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Collateral Agent (including without limitation the sending of a Shifting Control Notice), Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

6.

Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at Company's direction or instruction. Collateral Agent hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) on or after the Effective Time in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding related thereto, (ii) at Collateral Agent’s direction or instruction (including without limitation Depositary’s honoring of a Shifting Control Notice) or (iii) due to any claim by Collateral Agent of an interest in the Account or the funds on deposit therein.

7.

Depositary may terminate this Agreement (a) in its discretion upon the sending of at least thirty (30) days' advance written notice to the other parties hereto or (b) because of a material breach by Company or Collateral Agent of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) days advance written notice to the other parties hereto. Collateral Agent may terminate this Agreement in its discretion upon the sending of at least three (3) days advance written notice to the other parties hereto. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. Prior to any termination of this Agreement by Depositary pursuant to this paragraph 7, Depositary shall take, at Company’s sole cost and expense, all reasonable actions necessary to facilitate the transfer of any funds in the Account to the institution designated in writing by the Collateral Agent. The provisions of paragraphs 5 and 6 above shall survive any such termination.

8.

Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect. Payment will be effected by a direct debit to the Account.

9.

This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York.  Regardless of any other provision of this Agreement, the State of New York shall be deemed to be the "bank's jurisdiction" (within the meaning of Section 9-304 of the UCC) of the Depositary with respect to the Account.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.  All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PH HOLDING LLC		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	Date:	By:	Date:

Name:		Name:
Title:		Title:
Address for Notices:

Fax No.:		Fax No.:

JPMORGAN CHASE BANK, N.A.		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:		By:	Date
Name:		Name:
Title:		Title:

Fax No.:

LBX_W_V1.0_072005	Page 2 of 4

Address For Notices:               JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.:  [__________]

Address For Notices:       JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

Address For Notices:       JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

Address For Notices:       JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

Address For Notices:       Global TS Contracts & Documentation

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

LBX_W_V1.0_072005	Page 3 of 4

Exhibit A l SHIFTING CONTROL NOTICE

Date
JPMorgan Chase Bank, N.A.
Address

Attention

Re: Blocked Account Control Agreement dated as of	MM/DD,	2009,	(the “Agreement”) by and among
Wells Fargo Bank, National Association, as Collateral Agent, [__________]	and JPMorgan Chase Bank, N.A.

Ladies and Gentlemen:

This constitutes a Shifting Control Notice as referred to in paragraph 2 of the Agreement, a copy of which is attached hereto.

Wells Fargo Bank, National Association, as Collateral Agent
By:	Date:

Name:
Title:

LBX_W_V1.0_072005	Page 4 of 4

INTEREST RESERVE DEPOSIT ACCOUNT CONTROL AGREEMENT

Blocked Account Control

Agreement (Pre-Funded Interest Account) l JPMORGAN CHASE BANK, N.A.

V1.1_10_29_07

AGREEMENT dated as of	[_____]	2009,	by and among	PH Holding LLC	(“Company”),
Wells Fargo Bank, National Association, as Trustee (“Trustee”) and Collateral Agent (“Collateral Agent”)			and JPMorgan Chase Bank, N.A. (“Depositary”).

The parties hereto refer to Account Nos.	[__________] [__________]	in the name of Company maintained at Depositary (the
“Account” and hereby agree as follows:

1.

Company and Collateral Agent notify Depositary that by separate agreement Company has granted Collateral Agent a security interest in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified.

2.

Depositary shall honor all instructions received from Trustee (but not those from Company) concerning the Account and Company shall have no right or ability to access or withdraw or transfer funds from the Account.

3.

This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions, Trustee shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Trustee. Trustee may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company, Collateral Agent and/or Trustee executing such Account Documentation or other documentation as Depositary may require in connection therewith).

4.

Depositary agrees not to exercise or claim any right of offset, banker’s lien or other lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Account or transactions therein, (ii) overdrafts in the Account or (iii) Depositary’s charges, fees and expenses with respect to the Account or the services provided hereunder.

5.

Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by Trustee in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Trustee, Collateral Agent, Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

6.

Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at Company's direction or instruction. Collateral Agent and Trustee hereby agree to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding related thereto, (ii) at Trustee’s direction or instruction or (iii) due to any claim by Collateral Agent or Trustee of an interest in the Account or the funds on deposit therein.

7.

Depositary may terminate this Agreement (a) in its discretion upon the sending of at least thirty (30) days' advance written notice to the other parties hereto or (b) because of a material breach by Company, Collateral Agent or Trustee of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) days advance written notice to the other parties hereto. Each of Collateral Agent and Trustee may terminate this Agreement in its discretion upon the sending of at least three (3) days advance written notice to the other parties hereto. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. Prior to any termination of this Agreement by Depositary pursuant to this paragraph 7, Depositary shall take, at Company’s sole cost and expense, all reasonable actions necessary to facilitate the transfer of any funds in the Account to the institution designated in writing by the Trustee. The provisions of paragraphs 5 and 6 above shall survive any such termination.

8.

Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect. Payment will be effected by a direct debit to the Account.

9.

This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York.  Regardless of any other provision of this Agreement, the State of New York shall be deemed to be the "bank's jurisdiction" (within the meaning of Section 9-304 of the UCC) of the Depositary with respect to the Account.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.  All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PH HOLDING LLC		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:	Date:	By:	Date:

Name:		Name:
Title:		Title:
Address for Notices:

Fax No.:		Fax No.:

JPMORGAN CHASE BANK, N.A.		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:		By:	Date
Name:		Name:
Title:		Title:

Fax No.:

LBX_W_V1.0_072005	Page 2 of 3

Address For Notices:               JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.:  [__________]

Address For Notices:       JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

Address For Notices:       JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

Address For Notices:       JPMorgan Chase Bank, N.A.

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

Address For Notices:       Global TS Contracts & Documentation

[__________]

[__________]

Attention: [__________]

Fax No.: [__________]

LBX_W_V1.0_072005	Page 3 of 3